     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 1998
                                         REGISTRATION NO. [                    ]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                                RBX CORPORATION
                              RUBATEX CORPORATION
                      GROENDYK MANUFACTURING COMPANY, INC.
                    HOOVER-HANES RUBBER CUSTOM MIXING CORP.
                       MIDWEST RUBBER CUSTOM MIXING CORP.
                                  OLETEX INC.
                        UNIVERSAL POLYMER & RUBBER INC.
                            UNIVERSAL RUBBER COMPANY
                               WALTEX CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                 3069                                94-3231901
             DELAWARE                                 3069                                54-1563245
             DELAWARE                                 3069                                54-1563246
             DELAWARE                                 3069                                58-1916475
             DELAWARE                                 3069                                34-1662710
             DELAWARE                                 3069                                36-3978227
             DELAWARE                                 3069                                34-1662276
             DELAWARE                                 3069                                58-1916233
             DELAWARE                                 3069                                54-1563248
  (State or other jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer Identification
  incorporation or organization)           Classification Code Number)                      Number)

                             5221 VALLEY PARK DRIVE
                               ROANOKE, VA 24019
                           TELEPHONE: (540) 561-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      ------------------------------------

                                JOHN C. CANTLIN
                                RBX CORPORATION
                             5221 VALLEY PARK DRIVE
                               ROANOKE, VA 24019
                           TELEPHONE: (540) 561-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                 JACK M. FEDER
                                KIRKLAND & ELLIS
                             655 15TH STREET, N.W.
                             WASHINGTON, D.C. 20005
                           TELEPHONE: (202) 879-5100
                      ------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM          PROPOSED MAXIMUM
          TITLE OF EACH CLASS               AMOUNT TO BE            OFFERING PRICE              AGGREGATE           AMOUNT OF
    OF SECURITIES TO BE REGISTERED           REGISTERED              PER UNIT(1)            OFFERING PRICE(1)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Series B 12% Senior Secured Notes due
  2003.................................     $100,000,000       $1,000 principal amount         $100,000,000          $29,500
Guarantees of Series B 12% Senior
  Secured Notes due 2003...............     $100,000,000                 (2)                       (2)                 None
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).
(2) No further fee is payable pursuant to Rule 457(n).

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                   SUBJECT TO COMPLETION, DATED APRIL 9, 1998
PROSPECTUS
               , 1998

                                RBX CORPORATION
      OFFER TO EXCHANGE ITS 12% SERIES B SENIOR SECURED NOTES DUE 2003 FOR

   ANY AND ALL OF ITS OUTSTANDING 12% SERIES A SENIOR SECURED NOTES DUE 2003
                                                                        LOGO

                                                                          (R)

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                                    , 1998, UNLESS EXTENDED

     RBX Corporation, a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 12% Series B Senior Secured Notes due 2003 (the "New Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 12% Series A Senior Secured Notes due 2003 (the "Old Notes"), of which $100,000,000 principal amount is outstanding on the date hereof. The form and terms of the New Notes are the same as the form and term of the Old Notes (which they replace) except that the New Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Old Notes in certain circumstances relating to the timing of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture (the "Indenture") dated as of December 11, 1997 between the Company and State Street Bank and Trust Company, as trustee, governing the Notes. See "The Exchange Offer" and "Description of New Notes."

    Interest on the New Notes will be payable semi-annually on January 15 and July 15 of each year, commencing July 15, 1998. The New Notes will mature on January 15, 2003. The Company will not be required to make any mandatory redemption or sinking fund payment with respect to the New Notes prior to maturity. The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 1999, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption. In the event of a Change of Control (as defined), holders of the New Notes will have the right to require the Company to purchase their New Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

    The New Notes will be senior secured obligations of the Company and will rank senior in right of payment to all existing and future subordinated Indebtedness (as defined) of the Company, including the 11 1/4% Senior Subordinated Notes due 2005 (the "Senior Subordinated Notes") of the Company. The New Notes will be fully and unconditionally guaranteed (the "Subsidiary Guarantees") by all of the Company's wholly owned subsidiaries (the "Subsidiary Guarantors"). The Subsidiary Guarantees will be senior secured obligations of each of the Subsidiary Guarantors and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Subsidiary Guarantors, including the guarantees of the Senior Subordinated Notes. The New Notes and the Subsidiary Guarantees will rank pari passu in right of payment with borrowings under the Company's $25.0 million revolving credit agreement (the "New Credit Agreement"). The New Notes and the Subsidiary Guarantees will be secured by (i) a first priority lien on a substantial portion of the owned and leased manufacturing facilities and on substantially all of the equipment and general intangibles, including trademarks and patents, of the Company and the Subsidiary Guarantors (ii) a second priority lien on inventory, receivables and general intangibles (to the extent related to inventory and receivables) of the Company and its existing and future subsidiaries and (iii) a first priority lien on all of the capital stock of the Company's existing and future subsidiaries. As of December 31, 1997, the Company and the Subsidiary Guarantors had approximately $206.0 million of Indebtedness, of which $100.0 million would be subordinated to the New Notes and the Subsidiary Guarantees.

    The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time, on           , 1998,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Old Notes were issued on December 11, 1997 to the Initial Purchaser (as defined) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchaser subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement (as defined) entered into by the Company in connection with the original transfer of the Old Notes to the Initial Purchaser. See "The Exchange Offer."

    Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "The Exchange Offer -- Resale of the New Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

    SEE "RISK FACTORS," BEGINNING ON PAGE 15, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is                , 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     There has not previously been any public market for the Old Notes or the New Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. See "Risk Factors -- Lack of Established Public Trading Market; Absence of Trading Market for Old Notes Not Validly Tendered." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

     The New Notes will be available initially in book-entry form and the Company expects that the New Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Note (as defined), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note will be shown on, and transfer thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Note, New Notes in certificated form will be issued in exchange for the Global Note only under the limited circumstances set forth in the Indenture. See "Description of New
Notes -- Book-Entry, Delivery and Form."

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

     As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company to file periodic reports and other information with the Commission will be suspended if the New Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Company will nevertheless be required to continue to file reports with the Commission if the New Notes are listed on a national securities exchange. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. Under the Indenture, the Company shall file with the Trustee annual, quarterly and other reports within fifteen days after it files such reports with the Commission. Further, to the extent that annual, quarterly or other financial reports are furnished by the Company to stockholders generally it will mail such reports to holders of New Notes. The Company will furnish annual and quarterly financial reports to stockholders of the Company and will mail such reports to holders of New Notes pursuant to the Indenture, thus holders of New Notes will receive financial reports every quarter. Annual reports delivered to the Trustee and the holders of New Notes will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public or certified public accountant. The Company will also furnish such other reports as may be required by law.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     THIS OFFERING MEMORANDUM, INCLUDING THE "SUMMARY," "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" SECTIONS, CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "MAY," "INTEND," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. IN PARTICULAR, ANY STATEMENT, EXPRESS OR IMPLIED, CONCERNING FUTURE OPERATING RESULTS OR THE ABILITY TO GENERATE REVENUES, INCOME OR CASH FLOW TO SERVICE THE NOTES ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, THERE CAN BE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. ALL FORWARD-LOOKING STATEMENTS ARE EXPRESSLY QUALIFIED BY SUCH CAUTIONARY STATEMENTS.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Financial Statements (as defined), included elsewhere in this Prospectus. Market data used throughout this Prospectus were obtained from internal Company surveys and consultants' reports. The consultants' reports generally indicate that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. The Company has not independently verified this market data. Similarly, internal Company surveys, while believed by the Company to be reliable, have not been verified by any independent sources. Unless otherwise stated in this Prospectus or unless the context otherwise requires, references to the "Company" include the Company and each of its subsidiaries (and their respective predecessors, as the context may require).

                                  THE COMPANY

     The Company believes that it is the leading domestic manufacturer of closed cell rubber foam products, the second largest domestic custom mixer of rubber polymers and a major competitor in several niche markets, including cross-linked polyethylene foam. The Company's products are used in a wide range of applications, including athletic equipment, sports medicine wraps, neoprene wetsuits, hardware center products (do-it-yourself insulation, tubing, gardening and construction kneepads), other consumer products (computer mouse pads, beverage can insulators), insulation for refrigeration and air conditioning systems, automotive components and other industrial products. Management estimates that the Company's foam products operations (the "Foam Group") has approximately a 40% market share in the domestic market for closed cell rubber foam and related products and approximately a 26% market share in the domestic market for cross-linked polyethylene foam. The Company's custom rubber mixing operations (the "Mixing Group") mixes a variety of rubber polymers to serve a wide range of end-use markets. The Company combines purchases of raw materials for both the Foam Group and Mixing Group to obtain volume discounts from its suppliers. All of the Company's products begin with essentially the same manufacturing process: the blending of synthetic compounds in a mixer. The Mixing Group sells these compounds in uncured sheet or strip form to its customers. The Foam Group performs additional manufacturing steps, including curing, extruding, molding, fabrication and lamination, before selling its products to customers.

     The Foam Group, which contributed approximately 74% of the Company's sales for the year ended December 31, 1997, is the largest domestic manufacturer of closed cell rubber foam. Closed cell rubber foam is produced by the expansion of synthetic rubber polymers through the infusion of millions of gas-filled cells which are permanently sealed in the material. The closed cell structure is flexible, resilient and shuts out water, dust and air, which makes the material ideal for insulating, sealing, shock absorption and a variety of other uses. The Foam Group designs and manufactures customized foam products for more than 9,000 active customers. These products are sold in a variety of forms including sheets, tubes, buns, rolls and extruded and fabricated shapes. The Company has expertise in a number of different manufacturing processes and techniques, which the Company believes enables it to manufacture a wider variety of products than its competitors and to respond effectively to a broad range of customer requirements.

     The Mixing Group, which contributed approximately 26% of the Company's sales for the year ended December 31, 1997, is the second largest competitor in the fragmented, regional domestic custom rubber mixing industry. The Mixing Group mixes natural and synthetic rubbers with various additives and fillers for more than 250 active customers. The custom-mixed compounds are delivered to customers in sheets or strips of uncured rubber which the customers then process and fabricate into a variety of end-use products, including automobile tires and parts, industrial belts and hoses, agricultural tools and equipment and roofing materials. The Mixing Group's seven mixing lines enable it to custom mix many different compounds concurrently and to respond quickly to customers' requests, even for unusual formulations or small orders. These factors, combined with the Mixing Group's ability to maintain what the Company believes to be a high level of product quality, enable the Mixing Group to compete effectively on price, quality and service.

     The Company's eight wholly owned subsidiaries are Groendyk Manufacturing Company, Inc. ("Groendyk"), Hoover-Hanes Rubber Custom Mixing Corp. ("Hoover-Hanes"), Midwest Rubber Custom Mixing Corp. ("Midwest"), OleTex Inc. ("OleTex"), Rubatex Corporation ("Rubatex"), Universal Polymer & Rubber Inc. ("Universal Polymer"), Universal Rubber Company ("Universal Rubber") and Waltex Corporation ("Waltex").

     The Company's address is 5221 Valley Park Drive, Roanoke, Virginia 24019, and its phone number is (540) 561-6000.

                                 RECENT HISTORY

     The Company is a wholly owned subsidiary of RBX Group, Inc. ("RBX Group"). The Company and RBX Group were formed by American Industrial Partners (together with its affiliates, "AIP") to purchase RBX Investors, Inc. (the "Predecessor") and its subsidiaries in October 1995 (the "Acquisition"). AIP's operational plan for the Company included a cost reduction program consisting of strategic capital expenditures designed to increase operating efficiency and selected manufacturing and human resource changes. AIP identified in the Company an opportunity to streamline production and improve operating performance at certain of the Company's plants. In addition, the Company identified a significant opportunity to make strategic acquisitions, which would expand the Company's market share and capitalize on the operating leverage inherent in its fixed cost structure.

  Bedford Facility

     The Company's largest plant, in Bedford, Virginia, represented a primary profit improvement opportunity. At the time of the Acquisition, the 70 year old plant was in need of equipment upgrades and operating refinements which would reduce crew sizes, eliminate excess material handling, enhance work flow, reduce scrap rates and consolidate discreet operations into a smaller number of core manufacturing cells. Improvements in operating efficiency, quality and customer service were also necessary to reverse an erosion in Bedford's sales experienced from 1994 to 1996. In early 1996, in conjunction with the plan to address equipment and plant layout issues, management worked closely with the union representing the Bedford hourly employees to renegotiate certain terms of the existing labor contract regarding work rules in order to increase efficiency at the plant. These negotiations were completed successfully and the labor contract was extended to September 1999. As of December 31, 1997, the Company had invested $6.6 million in the Bedford facility since the Acquisition and intends to invest an additional $2.8 million to complete major capital projects which are currently underway. The Company expects to realize the full benefits of these improvements in 1998 and 1999. Since the Acquisition, the Bedford facility has improved on-time shipping performance, improved material yields in the production process and improved product quality significantly. In addition, productivity per employee has increased as the production process has been streamlined. As part of the Company's capital expenditure program, the Company has completed a major information systems upgrade which allows it to track, on a daily basis, vital cost, shipping and inventory data that was previously unavailable. While these changes were underway, Bedford's financial performance began and continues to improve. For the year ended December 31, 1997, gross profit at the Bedford facility increased by $5.1 million over the year ended December 31, 1996.

  Ensolite Acquisition

     In June 1996, the Company acquired certain assets and assumed certain liabilities of the Ensolite division ("Ensolite") of Uniroyal Technology Corporation ("Uniroyal") for an aggregate purchase price of $28.5 million including direct expenses (the "Ensolite Acquisition"). Ensolite, formerly a major competitor, manufactured certain types of closed cell rubber foam, including sheet foam products used for automotive applications, pool floats, wrestling mats and artificial turf underlay. The Company purchased certain manufacturing equipment from Uniroyal with the objective of moving the equipment to the Company's Conover, North Carolina plant, a modern but underutilized facility, and consolidating the Ensolite manufacturing operations with Conover's existing operations. Pursuant to a toll manufacturing agreement, Uniroyal continued to manufacture the Company's Ensolite product at Uniroyal's Mishawaka, Indiana plant from June 1996 until the end of 1996. In addition to the Ensolite purchase price, the Company invested $9.0 million in building additions and equipment upgrades at the Conover facility as part of the transfer of the Ensolite equipment. Movement of the Ensolite equipment to the Conover facility was completed in October 1997. The Conover plant experienced production difficulties related to the start-up of the Ensolite manufacturing equipment, including installing, upgrading and testing new production equipment, coordinating interim mixing at and delivery from several other facilities, hiring and training a substantial number of new employees, and mastering a number of new production formulations, which adversely affected Conover's financial performance in 1997. With the hiring of new employees and the installation of the equipment now completed, operational performance at the Conover facility is expected to improve. The Company believes that integration of the Ensolite operation will be complete by the end of the first half of 1998, at which time the Conover plant will be well-positioned to realize its full profit potential.

  Management Additions

     The Company has recently hired a significant number of new senior executives and operating personnel. In October 1996, the Company installed Frank Roland as President and CEO, and by September 1997, had added a new Chief Financial Officer, Vice President of Sales and Marketing, Vice President of Human Resources and Vice President of Information Systems. At the Conover facility, the Company has recently hired a new general manager, who had previously managed the Ensolite manufacturing facility for Uniroyal in Mishawaka. The Company has also hired a number of skilled employees at the plant level to upgrade its technical and manufacturing expertise and believes that these changes, combined with the operational changes underway, will allow the Company to achieve its profitability goals and growth plans.

                               BUSINESS STRATEGY

     The Company's strategy is to strengthen its leading market position and improve its financial performance by continuing to improve its overall operating efficiency. The Company expects that it will continue to grow through new product and application development resulting from the efforts of its direct sales force and from its strong technical and manufacturing capabilities. The Company will continue to focus on service to its customers, operating efficiency improvements and targeted capital expenditure programs. Specifically, the Company's strategy capitalizes upon the following:

     Upgraded Manufacturing Facilities and Information Systems. Since the Acquisition in October 1995, the Company has invested approximately $23.7 million in capital projects to modernize manufacturing methods and update facilities. Of that amount, approximately $9.0 million was spent in connection with the Ensolite Acquisition in building additions and equipment upgrades at the Conover facility. At Bedford, approximately $6.6 million has been spent to install new financial systems, bring mixing capabilities to state-of-the-art and modernize extrusion ovens to improve quality and reduce scrap. The Company believes that these capital investments will yield improved financial performance in the future.

     Focus on Operating Efficiency. The Company continues to concentrate on reducing operating costs, improving product quality and increasing customer satisfaction. The Company believes it can further improve operations and increase profitability and cash flow by focusing on opportunities that exist internally and through the continued integration of the Ensolite Acquisition. The acquisition of Ensolite, formerly a major competitor, is expected to improve the Company's margins by combining Ensolite's manufacturing and marketing functions with those of the Company's other operations. In addition, certain product line and administrative redundancies have been eliminated. The new management team continues to emphasize cost reduction programs which focus on improving production yields, increasing process automation, decreasing overtime and improving productivity per employee.

     Leading Market Position with a Diversified Product and Customer Base. Due to the Company's product design and manufacturing capabilities and its renewed focus on quality and service, the Company is a leading supplier in virtually every product category in which it competes. No competitor in the rubber foam market offers a product line as broad as that offered by the Company. Rubatex(R) is a well-recognized and respected brand name among builders and manufacturers nationwide. Additionally, the Company intends to capitalize on the strength of the recently-acquired ENSOLITE(R) brand name, which enjoys high customer recognition as a premium closed cell rubber foam product. The Company has more than 9,000 active customers serving a variety of markets, including construction, transportation, consumer and leisure (such as sporting goods, footwear, sports medicine and beverage can insulators). In 1997, no single customer accounted for more than 3% of the Company's total revenues, and the Company's top 50 customers comprised only 34% of its total revenues.

     Direct Sales Force. The Company's sales force serves as the primary contact with the vast majority of the Company's customers, in contrast to many of the Company's competitors who rely largely on independent sales agencies. Because of its close working relationship with customers, the Company can quickly customize product properties such as shock absorption, thermal and sound insulation, flexibility, tensile strength, color and texture to meet specific customer requests. Furthermore, the Company believes that its direct sales approach enables the Company to rapidly identify market trends in demand for its products, new applications for existing products and new markets and product opportunities. The cooperative efforts of the Company's sales, marketing and technical personnel enable the Company to develop rapidly new products in response to those market demands. For example, the Company has co-developed and produced new sports medicine applications with major sporting goods manufacturers, and the Company is presently working with a consortium of American wine producers to develop a new closure seal product for the wine industry.

     Strong Design and Manufacturing Capabilities. Because of the breadth of the Company's product lines and the variety of its end-use applications, the Company has an extensive knowledge base which it is able to apply to the development of new products in cooperation with its customers. The Company's expertise in material formulation, product design, die fabrication and diverse proprietary manufacturing techniques and processes enables it to manufacture a wider variety of products than any of its competitors and to respond effectively to a broader range of customer requirements. The Company extrudes sheets, rolls and tubes for end uses such as insulation, artificial turf underlay and numerous shapes for a variety of commercial and industrial applications and uses a proprietary multi-die extrusion process which reduces production time and increases efficiency. The Company also has various batch processes (some of which use mold and press technology) which are highly flexible and permit production of limited volumes of specialty products. The Company provides fabrication and lamination services for its customers, including high precision water jet cutting for intricate parts applications and fabric adhesion for specific lamination applications.

                          THE REFINANCING TRANSACTIONS

     The "Refinancing Transactions" refer collectively to issuance of the Old Notes and the repayment in full of the Company's obligations under the old Credit Agreement (the "Old Credit Agreement") which provided for an aggregate principal amount of loans of up to $106.0 million, including all fees and expenses (including underwriting discounts) incurred in connection therewith. The Refinancing Transactions increased the Company's operating and financial flexibility, extended its debt maturities and provided the Company with improved liquidity to meet its ongoing capital requirements, which consist primarily of amounts required for working capital and capital expenditures. Loans under the Old Credit Agreement consisted of term loans (the "Term Loan Facility") and a revolving credit facility (the "Existing Revolving Credit Facility"). The Term Loan Facility was comprised of a Tranche A Term Loan facility and Tranche B Term Loan facilities. The Company used the net proceeds from the issuance of the Old Notes to repay in full the Term Loan Facility and the Existing Revolving Credit Facility. See "Use of Proceeds."

                              THE INITIAL OFFERING

OLD NOTES..................  The Old Notes were sold by the Company on December
                             11, 1997 (the "Issue Date") to Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (the "Initial Purchasers") pursuant to a Purchase Agreement dated as of December 5, 1997. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

REGISTRATION RIGHTS
AGREEMENT..................  Pursuant to the Purchase Agreement, the Company and
                             the Initial Purchasers entered into a Registration Rights Agreement dated December 11, 1997 (the "Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

SECURITIES OFFERED.........  $100,000,000 aggregate principal amount of 12%
                             Series B Senior Secured Notes due 2003 (the "New Notes").

THE EXCHANGE OFFER.........  $1,000 principal amount of the New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $100,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the New Notes to holders on or promptly after the Expiration Date.

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes.

                             Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities.

                             The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

EXPIRATION DATE............  5:00 p.m., New York City time, on           , 1999
                             unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

ACCRUED INTEREST ON THE NEW
  NOTES AND THE OLD
  NOTES....................  Each New Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

PROCEDURES FOR TENDERING
  OLD NOTES................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof or transmit an Agent's Message (as defined) in connection with a book-entry transfer, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile or such Agent's Message, together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal or Agent's Message, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person (i) has any arrangement or understanding with any person to participate in the distribution of such New Notes, (ii) is engaging or intends to engage in the distribution of such New Notes or (iii) is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering."

UNTENDERED NOTES...........  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who do not tender their Old Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

CONSEQUENCES OF FAILURE TO
  EXCHANGE.................  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act,
                             (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange."

SHELF REGISTRATION
STATEMENT..................  If any holder of the Old Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                             Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has provided information regarding such holder and the distribution of such holder's Old Notes to the Company for use therein, the Company has agreed to register the Old Notes on a shelf registration statement (the "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company has agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of three years, to cover resales of the Old Notes held by any such holders.

SPECIAL PROCEDURES FOR
BENEFICIAL
  OWNERS...................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than twenty business days in order to provide for the transfer of registered ownership.

GUARANTEED DELIVERY
  PROCEDURES...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for bookentry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF NOTES AND
  DELIVERY OF NEW NOTES....  The Company will accept for exchange any and all
                             Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange."

FEDERAL INCOME TAX
  CONSEQUENCES.............  The exchange pursuant to the Exchange Offer should not be a taxable event for Federal income tax purposes. See "Certain Federal Income Tax Consequences."

USE OF PROCEEDS............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT.............  State Street Bank and Trust Company.

                                 THE NEW NOTES

GENERAL....................  The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the New Notes bear a Series B designation, (ii) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of New Notes." The Old Notes and the New Notes are referred to herein collectively as the "Notes."

SECURITIES OFFERED.........  $100 million aggregate principal amount of 12%
                             Series B Senior Secured Notes due 2003.

MATURITY DATE..............  January 15, 2003.

INTEREST PAYMENT...........  January 15 and July 15, commencing July 15, 1998.

OPTIONAL REDEMPTION........  The Company may redeem the New Notes, in whole or in part, at any time on or after July 15, 1999, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

MANDATORY REDEMPTION.......  None.

GUARANTEES.................  The New Notes will be guaranteed on a senior secured basis by each of the Subsidiary Guarantors.

RANKING AND SECURITY.......  The New Notes will be senior secured obligations of the Company and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Company, including the Senior Subordinated Notes. The Subsidiary Guarantees will be senior secured obligations of each of the Subsidiary Guarantors and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Subsidiary Guarantors, including the guarantees of the Senior Subordi-nated Notes. The New Notes and the Subsidiary Guarantees will rank pari passu in right of payment with borrowings under the New Credit Agreement. The New Notes and the Subsidiary Guarantees will be secured by (i) a first priority lien on a substantial portion of the owned and leased manufacturing facilities and substantially all of the equipment and general intangibles, including trademarks and patents, of the Company and the Subsidiary Guarantors, (ii) a second priority lien on inventory, receivables and general intangibles (to the extent related to inventory and receivables) of the Company and its existing and future subsidiaries and (iii) a first priority lien on all of the capital stock of the Company's existing and future subsidiaries (the "Collateral"). As of December 31, 1997, the Company and the Subsidiary Guarantors had approximately $206.0 million of Indebtedness, of which $100.0 million was subordinated to the Notes and the Subsidiary Guarantees.

CHANGE OF CONTROL..........  Upon a Change of Control, the Company will be required to make an offer to purchase all of the New Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

COVENANTS..................  The Indenture contains certain covenants which, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into transactions with affiliates or enter into certain mergers and consolidations. In addition, under certain circumstances, the Company is required to offer to purchase New Notes at a price equal to the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, with the proceeds of certain Asset Sales (as defined). See "Description of New Notes -- Certain Covenants."

     For a discussion of the Notes, see "Description of New Notes," and for a discussion of certain factors that should be considered in connection with an investment in the Notes, see "Risk Factors."

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following summary historical financial data were derived from the audited historical consolidated financial statements of the Company and the Predecessor. The historical consolidated financial data of the Predecessor as of and for each of the years ended December 31, 1993, and 1994, and for the nine and one-half month period ended October 16, 1995, were derived from the consolidated financial statements of the Predecessor and represent the results of operations of the Predecessor through the date of the Acquisition. The historical consolidated financial data of the Company as of and for the two and one-half month period ended December 31, 1995, and for the years ended December 31, 1996 and 1997, were derived from the consolidated financial statements of the Company and represent the results of operations of the Company subsequent to the Acquisition. The information contained in this table should be read in conjunction with the "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and accompanying notes thereto (the "Financial Statements") included elsewhere in this Prospectus.

                                                 PREDECESSOR                            COMPANY
                                      ----------------------------------   ----------------------------------
                                                            9 1/2 MONTHS   2 1/2 MONTHS
                                          YEARS ENDED          ENDED          ENDED           YEARS ENDED
                                         DECEMBER 31,       OCTOBER 16,    DECEMBER 31,      DECEMBER 31,
                                      -------------------   ------------   ------------   -------------------
                                        1993       1994         1995           1995         1996       1997
                                      --------   --------   ------------   ------------   --------   --------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales.........................  $175,777   $197,913     $220,321       $ 51,646     $275,715   $281,662
  Gross profit (1)..................    27,337     32,171       39,644          4,735       37,350     38,279
  Selling, general and
    administrative costs(1).........    17,313     18,478       21,112          5,193       30,474     28,265
  Operating income (loss)...........     8,486     13,317       16,878         (1,303)     (24,626)     5,503
  Interest Expense..................     3,381      3,334        6,878          3,867       18,685     20,285
  Net income (loss)(2)..............   (22,905)     5,652        6,021         (3,321)     (35,056)   (28,990)
BALANCE SHEET DATA:
  Net working capital...............    35,062     45,817           --         61,055       44,671     43,722
    Fixed assets, net...............    61,685     93,420           --         81,277       91,068     97,374
    Total assets....................   143,946    206,268           --        285,736      280,700    275,921
    Total debt......................    50,204     95,795           --        171,745      184,892    206,037
    Stockholder's equity............    26,827     33,383           --         40,574       20,313     (9,264)
OTHER DATA:
  Capital expenditures..............     3,390      5,817        6,323            823       11,818     15,582
  Depreciation......................     4,608      5,121        5,820          1,310        7,124      8,370
  Amortization of goodwill and other
    intangibles.....................       276        319          565            733        3,943      3,332
  Amortization of deferred financing
    fees............................       239        140          289            190          882        946
  Cash flows from (used in):
    Operating activities............    12,441      9,291        8,440          1,785        9,137     (2,398)
    Investing activities............    (3,305)   (54,660)      (7,291)      (199,838)     (33,829)   (16,698)
    Financing activities............    (9,849)    43,547       (1,916)       203,876       22,162     15,969
  Ratio of earnings to fixed
    charges(3)......................      2.4x       3.6x         2.3x             --           --         --
  Adjusted EBITDA(4)................    17,863     20,106       25,607          3,826       22,879     22,370
AS ADJUSTED DATA:
  Interest expense(5)...............                                                                   25,281
  Ratio of Adjusted EBITDA to
    interest expense................                                                                     0.88
  Ratio of senior debt to Adjusted
    EBITDA(6).......................                                                                     4.74
  Ratio of debt to Adjusted
    EBITDA..........................                                                                     9.21

---------------
(1) Certain amounts from 1993 through 1995 have been reclassified to conform to the 1996 and 1997 presentation.

(2) Net income (loss) for 1993, 1994, and 1997 includes extraordinary losses of $1.2 million, $0.4 million, and $1.8 million, respectively, for the early extinguishment of debt. Net loss in 1993 includes a $24.9 million loss from the cumulative effect of a change in accounting principle for the adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." Net loss for 1996 includes a loss on impairment of long-lived assets of $26.5 million and additional charges of $8.7 million in the aggregate, primarily relating to a reassessment of inventory carrying values and liabilities incurred in connection with severance and certain other personnel related costs.

(3) In computing the ratio of earnings to fixed charges, "earnings" represent income (loss) before income taxes, extraordinary items and changes in accounting principles plus "fixed charges." "Fixed charges" consist of interest expense, amortization of deferred financing fees and the portion of rental expenses representative of interest. For the two and one-half month period ended December 31, 1995, earnings were insufficient to cover fixed charges by $5.2 million. For the years ended December 31, 1996 and 1997, earnings were insufficient to cover fixed charges by $43.3 million and $14.8 million, respectively. On a pro forma basis reflecting the Refinancing Transactions, earnings were insufficient to cover fixed charges by $19.8 million for the year ended December 31, 1997.

(4) Adjusted EBITDA as used herein represents the sum of income before income taxes, extraordinary items and changes in accounting principles, interest expense, depreciation and amortization, adjusted to add back the amortization of purchase accounting write-ups of inventories and other non-cash items (all as defined in the New Credit Agreement) plus subordinated management fees. Pursuant to the terms of the New Credit Agreement, the Indenture and the Senior Subordinated Indenture (as defined), management fees are subordinated to payments owed under the New Credit Agreement, the Notes and Senior Subordinated Notes. Adjusted EBITDA, as presented above, may not be comparable to similarly titled measures of other companies unless such measures are calculated in substantially the same fashion. The Company believes that EBITDA, as one indicator of a company's liquidity, provides useful information, but does not represent cash available to service debt. EBITDA should not be considered in isolation or as a substitute for information presented by the Company's consolidated statement of operations prepared in accordance with generally accepted accounting principles. For example, EBITDA should not be considered an alternative to net income as an indicator of operating performance or an alternative to the use of cash flows as a measure of liquidity. Moreover, EBITDA does not reflect, as does cash flow from operations, the cash needed to support changes in working capital. See "Selected Historical Financial Data."

(5) Interest expense as adjusted to give effect to the Refinancing Transactions is set forth below.

       Interest expense on the Existing Credit Agreement...........  $(7,397)
       Interest expense on the Notes at 12%........................   12,000
       Amortization on existing deferred debt issue costs..........     (514)
       Amortization on new deferred debt issue costs...............      907
                                                                     -------
       Net adjustments to interest expense.........................    4,996
       Historical interest expense.................................   20,285
                                                                     -------
       Interest expense as adjusted................................  $25,281
                                                                     =======

(6) "Senior debt" represents total long-term indebtedness other than indebtedness under the Senior Subordinated Notes. See "Capitalization."

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors in addition to the other information set forth in this Prospectus before making an investment in the Notes offered hereby. The risk factors set forth below and elsewhere in this Prospectus should be read as accompanying "forward-looking statements" which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "plans," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The Company's actual results could differ materially from those anticipated in such forward looking statements.

LEVERAGE

     The Company is highly leveraged. At December 31, 1997, the Company's indebtedness was $206.0 million and its stockholder's equity was a deficit of $9.3 million. For the two and one-half month period ended December 31, 1995 and the years ended December 31, 1996 and 1997, the Company's earnings were insufficient to cover fixed charges by $5.2 million, $43.3 million and $14.8 million, respectively. On a pro forma basis reflecting the Refinancing Transactions, earnings were insufficient to cover fixed charges by $19.8 million for the year ended December 31, 1997.

     The level of the Company's indebtedness could have important consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, research and development or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in its markets and in economic conditions generally.

     The Company's ability to pay principal and interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control, as well as the availability of revolving credit borrowings under the New Credit Agreement or a successor facility. The Company anticipates that its operating cash flow, together with borrowings under the New Credit Agreement, will be sufficient to meet its operating expenses and to service its debt requirements as they become due. If the Company is unable to service its indebtedness, it will be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness (which could include the Notes), or seeking additional equity capital. There is no assurance that any of these remedies can be effected on satisfactory terms, if at all.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     The Indenture will restrict, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. In addition, the New Credit Agreement will contain other and more restrictive covenants and will prohibit the Company and its subsidiaries from prepaying other indebtedness. The New Credit Agreement also will require the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the New Credit Agreement or the Indenture. Upon the occurrence of an event of default under the New Credit Agreement, the lenders could elect to declare all amounts outstanding under the New Credit Agreement, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. All the inventory, accounts receivable and general intangibles (to the extent related to inventory and accounts receivables) and proceeds of the foregoing (including cash, which will be required to be maintained in a lockbox account over which the lenders under the New Credit Agreement have a first priority security interest) of the Company and its existing and future subsidiaries has been pledged as security under the New Credit Agreement. See "Description of New Credit Agreement" and "Description of New Notes -- Certain Covenants."

CERTAIN LIMITATIONS ON THE COLLATERAL AND THE SUBSIDIARY GUARANTEES

     The Notes will be obligations of the Company and will be guaranteed, jointly and severally, by the Subsidiary Guarantors. The Company will secure its obligations under the Notes by the pledge of certain of its assets, including the capital stock of each Subsidiary Guarantor, and each Subsidiary Guarantor will secure its obligation under the Subsidiary Guarantee by the pledge of certain of its assets. However, such Collateral will not include all of the assets of such entities and the Notes and the Subsidiary Guarantees will be secured only by a second lien on the accounts receivable and inventory of the Company and the Subsidiary Guarantors. The fact that the lenders under the New Credit Agreement have a first priority lien on the inventory, accounts receivable and general intangibles (to the extent related to inventory and accounts receivable) of the Company and the Subsidiary Guarantors could have a material adverse effect on the value of the Collateral. See "Description of New Notes -- Certain Definitions" and "Description of New Notes -- Ranking and Security."

     The value of the Collateral in the event of a liquidation will depend upon market and economic conditions, including the availability of buyers, and similar factors. Additionally, because the Collateral does not include all of the assets of the Company and the Subsidiary Guarantors, it may not be valued on a "going concern" basis. Accordingly, there can be no assurance that the proceeds of any sale of Collateral following an Event of Default (as defined) would be sufficient to satisfy amounts due on the Notes. If the proceeds of any sale of Collateral were not sufficient to repay amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of Collateral) would have only an unsecured claim against the remaining assets of the Company and the Subsidiary Guarantors. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Likewise, there is no assurance that the Collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. To the extent that liens, rights and easements granted to third parties encumber assets of the Company and the Subsidiary Guarantors, such parties may have or exercise rights or remedies with respect to the property subject to such liens that could adversely affect the value of the Collateral and the ability of the Trustee or the holders of the Notes to realize or foreclose upon such Collateral. The granting and perfecting of liens in certain leasehold interests and intangible rights (including intellectual property) may under certain laws require consents of third parties which cannot be obtained. The Company believes, however, that the failure to obtain such consents will not have a material adverse effect on the value of the Collateral in the aggregate.

     The collateral release provisions of the Indenture permit the release of Collateral without the substitution of additional collateral under certain circumstances. See "Description of New Notes -- Possession, Use and Release of Collateral."

     The Collateral includes certain leased real properties. The Liens upon such leased real property Collateral are subject to the terms of the applicable leases and the rights of landlords thereunder, including the right to terminate the leases in the event of a breach. If any such lease were terminated, the Company could lose possession of the leased properties, and the Liens in favor of the Trustee would be extinguished. In the event the Trustee receives notice of a default under any of the leases and has the right and opportunity to cure, the Trustee has no obligation under the Indenture to cure any such defaults, unless so instructed by holders of the outstanding Notes pursuant to the Indenture. Further, the leases contain restrictions on assignment which may affect the ability of the Trustee to sell or transfer the leasehold interests following a foreclosure.

     Because they will be secured in part by liens on real property located in California, the Notes and the applicable Subsidiary Guarantees may be subject to California's "one form of action rule" and "antideficiency laws," among other laws applicable to real property collateral. Section 726 of the California Code of Civil Procedure provides that "[t]here can be but one form of action for the recovery of any debt or the enforcement of any right secured by mortgage upon real property." Under judicial decisions applying such statute, a creditor secured by a mortgage or deed of trust (i) must first exhaust all of its real property collateral in California by judicial foreclosure if it wishes to preserve a claim against the debtor for a deficiency and

(ii) may be required to realize upon its real property collateral before it may exercise other remedies. If the secured creditor obtains a personal judgment on the debt before exhausting its real property collateral in California, the secured creditor may lose its lien on the real property located in California.

     The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture is likely to be significantly impaired by bankruptcy law if a bankruptcy case were to be commenced by or against the Company or any of the Subsidiary Guarantors before the Trustee is able to repossess and dispose of the Collateral and, in the case of Collateral that is real property, could be impaired by restrictions under state law. See "-- Certain Bankruptcy Considerations."

CERTAIN BANKRUPTCY CONSIDERATIONS

     The ability of holders of the Notes to realize upon the Collateral will be subject to certain bankruptcy law limitations in the event of a bankruptcy of the Company or any of the Subsidiary Guarantors. Under applicable federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but is intended in general to protect the value of the secured creditor's interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, the Company cannot predict whether payments under the Notes would be made following commencement of and during a bankruptcy case, whether or when the Trustee could foreclose upon or sell the Collateral or whether or to what extent holders of Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, holders of Notes would hold "undersecured claims." Applicable federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorney's fees for "undersecured claims" during a debtor's bankruptcy case.

FRAUDULENT CONVEYANCE CONSIDERATIONS

     Various fraudulent conveyance laws enacted for the protection of creditors may apply to the issuance of the Subsidiary Guarantees. To the extent that a court were to find that (x) a Subsidiary Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present or future creditor or such Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of its Subsidiary Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Subsidiary Guarantee in favor of other creditors of such Subsidiary Guarantor. Among other things, a legal challenge of any Subsidiary Guarantee may focus on the benefits, if any, realized by such Subsidiary Guarantor as a result of the Company's issuance of the Notes. The Subsidiary Guarantees will contain a savings clause, which generally will limit the obligation of any Subsidiary Guarantor under its Subsidiary Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligation not constituting a fraudulent conveyance. To the extent a Subsidiary Guarantee was avoided or limited as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of the Company. In that event, the claims of holders of the Notes against such Subsidiary Guarantor would be subject to the prior payment of all liabilities (including trade payables) of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portion of any Subsidiary Guarantee.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, is greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets is less than the amount that would be absolute and mature. Based upon financial and other information, the Company believes that the Subsidiary Guarantors are solvent and will continue to be solvent after issuing the Subsidiary Guarantees, will have sufficient capital for carrying on their business after such issuance and will be able to pay their debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with such beliefs. See "Description of New Notes -- Subsidiary Guarantees."

COMPETITION

     The Company faces competition across all of its product lines. Some of the Company's competitors may have greater financial and other resources than the Company and may consequently have more operating flexibility and a greater ability to expand production capacity and increase research and development expenditures. See "Business -- Competition."

ENVIRONMENTAL MATTERS

     The Company's operations are subject to federal, state and local environmental laws and regulations. As a result, the Company is involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. These include currently pending investigations at certain of the Company's plants and at sites at which the Company may have disposed of hazardous substances. Although management believes that the Company is not likely to incur material environmental costs and liabilities, there can be no assurance that the aggregate amount of future clean up costs and other environmental liabilities will not be material. See "Business -- Environmental Matters."

     The Notes and the Subsidiary Guarantees will be secured by liens on real property. Real property pledged as security to a lender may be subject to known and unknown environmental risks, and these risks may reduce or eliminate the value of such real property as Collateral. Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), in certain circumstances a secured lender may be held liable for the cost of remediating releases or threatened releases at the mortgaged property. There may be similar risks under various state laws and common law theories. The costs of environmental remediation are often substantial. In addition, a secured lender may be liable for other damages allegedly caused by the contamination under various federal and state laws, such as natural resource damage under CERCLA.

     The state of the law as to whether and under what circumstances the obligation to remediate or the liability to pay remediation costs or other damages could be imposed on a secured lender is currently unclear. Under CERCLA, for example, a lender may be liable as an "owner or operator" of a mortgaged property for remediation costs if such lender or its agents or employees have participated in the management of the operations of the mortgagor, even if the environmental damage was caused by a prior owner, current owner or operator other than the lender. However, CERCLA's definition of "owner or operator" excludes a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest (the "secured creditor exemption"). Generally, the secured creditor exemption protects a holder of a security interest to the extent that such holder is acting to protect its security interest in the facility or property. If a lender's activities begin to encroach upon actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated property, the lender may incur potential CERCLA liability in certain circumstances, including when it holds the property as an investment (including leasing the property to a third party), failing to market the property in a timely fashion or failing to properly address environmental conditions at the property.

CYCLICAL INDUSTRY CUSTOMER BASE

     Many of the end users of the Company's products typically experience cyclical fluctuations in revenues and earnings. Such downturns will from time to time adversely affect the demand for certain of the Company's products, and general recessionary or slow growth economic conditions would likely have an adverse effect on the Company's sales. Although the Company's management believes that the breadth of the Company's products and the diversity of its customer base should provide some protection against cyclical downturns in the business of certain of the Company's customers, no assurance can be given that the Company will not experience declining revenues in the future.

POTENTIAL INABILITY TO PURCHASE THE NOTES UPON CHANGE OF CONTROL

     Upon a Change of Control as defined in the Indenture (such as, for example, the acquisition of a majority of the outstanding voting stock of the Company by a third party), the Company is required to offer to purchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. The source of funds for any such purchase will be the Company's available cash or cash generated from operating or other sources, including borrowing, sales of assets, sales of equity or funds provided by a new controlling person. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered. In addition, the occurrence of a Change of Control would constitute an event of default under the New Credit Agreement, which would allow the lenders thereunder to accelerate the maturity of their loans and foreclose on their collateral (including cash in the Company's cash management accounts). See "Description of New Notes -- Change of Control."

LACK OF ESTABLISHED PUBLIC TRADING MARKET; ABSENCE OF TRADING MARKET FOR OLD NOTES NOT VALIDLY TENDERED

     The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for New Notes by holders who are entitled to participate in this Exchange Offer. The holders of Old Notes (other than any such holder that is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. The New Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the New Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers advised the Company that they currently intend to make a market in the New Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time.

     If a public trading market develops for the New Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

     Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal or transmission of an Agent's Message and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

CONTROL OF THE COMPANY BY AIP

     AIP owns a majority of the outstanding capital stock of RBX Group, which allows AIP to elect the directors of RBX Group and indirectly control the Company. See "Security Ownership" and "Certain Transactions."

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes in the Exchange Offer. The proceeds of $100,000,000 from the issuance of the Old Notes were used to consummate the Refinancing Transactions. In consideration for issuing the New Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the form and terms of the New Notes (which they replace), except as otherwise described herein. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase or decrease in the indebtedness of the Company. See "The Refinancing Transactions."

                                 CAPITALIZATION

     The following table sets forth the historical capitalization of the Company at December 31, 1997. This table should be read in conjunction with the Selected Historical Financial Data and the Financial Statements included elsewhere in this Prospectus.

                                                          AS OF DECEMBER 31, 1997
                                                          -----------------------
                                                          (DOLLARS IN THOUSANDS)
Long-term debt:
  Senior Secured Notes..................................         $100,000
  New Credit Agreement..................................            5,000(a)
  Senior Subordinated Notes.............................          100,000
  Other long-term debt..................................            1,037
                                                                 --------
          Total long-term debt..........................          206,037
Stockholders' equity....................................           (9,264)
                                                                 --------
          Total capitalization..........................         $196,773
                                                                 ========

---------------

(a) At December 31, 1997, the Company had $17.8 million of availability under the New Credit Agreement after a reduction of $2.2 million for letters of credit. See "Description of New Credit Agreement."

                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected historical financial data were derived from the audited historical consolidated financial statements of the Company and the Predecessor. The historical consolidated financial data of the Predecessor as of and for each of the years ended December 31, 1993, and 1994, and for the nine and one-half month period ended October 16, 1995 were derived from the consolidated financial statements of the Predecessor and represent the results of operations of the Predecessor through the date of the Acquisition. The historical consolidated financial data of the Company as of and for the two and one-half month period ended December 31, 1995, and for the years ended December 31, 1996 and 1997, were derived from the consolidated financial statements of the Company and represent the results of operations of the Company subsequent to the Acquisition. The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included elsewhere in this Prospectus.

                                                           PREDECESSOR                            COMPANY
                                                ----------------------------------   ----------------------------------
                                                                      9 1/2 MONTHS   2 1/2 MONTHS
                                                    YEARS ENDED          ENDED          ENDED           YEARS ENDED
                                                   DECEMBER 31,       OCTOBER 16,    DECEMBER 31,      DECEMBER 31,
                                                -------------------   ------------   ------------   -------------------
                                                  1993       1994         1995           1995         1996       1997
                                                --------   --------   ------------   ------------   --------   --------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales...................................  $175,777   $197,913     $220,321      $  51,646     $275,715   $281,662
  Gross profit(a).............................    27,337     32,171       39,644          4,735       37,350     38,279
  Selling, general and administrative
    costs(a)..................................    17,313     18,478       21,112          5,193       30,474     28,265
  Management fees.............................        --         --          418            180          995        986
  Operating income (loss).....................     8,486     13,317       16,878         (1,303)     (24,626)     5,503
  Interest Expense............................     3,381      3,334        6,878          3,867       18,685     20,285
  Net income (loss)(b)........................   (22,905)     5,652        6,021         (3,321)     (35,056)   (28,990)
BALANCE SHEET DATA:
  Net working capital.........................    35,062     45,817           --         61,055       44,671     43,722
  Fixed assets, net...........................    61,685     93,420           --         81,277       91,068     97,374
  Total assets................................   143,946    206,268           --        285,736      280,700    275,921
  Total debt..................................    50,204     95,795           --        171,745      184,892    206,037
  Stockholder's equity........................    26,827     33,383           --         40,574       20,313     (9,264)
OTHER DATA:
  Capital expenditures........................     3,390      5,817        6,323            823       11,818     15,582
  Depreciation................................     4,608      5,121        5,820          1,310        7,124      8,370
  Amortization of goodwill and other
    intangibles...............................       276        319          565            733        3,943      3,332
  Amortization of deferred financing fees.....       239        140          289            190          882        946
  Cash flows from (used in):
    Operating activities......................    12,441      9,291        8,440          1,785        9,137     (2,398)
    Investing activities......................    (3,305)   (54,660)      (7,291)      (199,838)     (33,829)   (16,698)
    Financing activities......................    (9,849)    43,547       (1,916)       203,876       22,162     15,969
  Ratio of earnings to fixed charges(c).......      2.4x       3.6x         2.3x             --           --         --
  Adjusted EBITDA(d)..........................    17,863     20,106       25,607          3,826       22,879     22,370

---------------

(a) Certain amounts from 1993 through 1995 have been reclassified to conform to the 1996 and 1997 presentation.

(b) Net income (loss) for 1993, 1994, and 1997 includes extraordinary losses of $1.2 million, $0.4 million, and $1.8 million, respectively, for the early extinguishment of debt. Net loss in 1993 includes a $24.9 million loss from the cumulative effect of a change in accounting principle for the adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." Net loss for 1996 includes a loss on impairment of long-lived assets of $26.5 million and additional charges of $8.7 million in the aggregate, primarily relating to a reassessment of inventory carrying values and liabilities incurred in connection with severance and certain other personnel related costs.

(c) In computing the ratio of earnings to fixed charges, "earnings" represent income (loss) before income taxes, extraordinary items and changes in accounting principles plus "fixed charges." "Fixed charges" consist of interest expense, amortization of deferred financing fees and the portion of rental expenses representative of interest. For the two and one-half month period ended December 31, 1995, earnings were insufficient to cover fixed charges by $5.2 million. For the years ended December 31, 1996 and 1997, earnings were insufficient to cover fixed charges by $43.3 million and $14.8 million, respectively. On a pro forma basis reflecting the Refinancing Transactions, earnings were insufficient to cover fixed charges by $19.8 million for the year ended December 31, 1997.

(d) Adjusted EBITDA as used herein represents the sum of income before income taxes, extraordinary items and changes in accounting principles, interest expense, depreciation and amortization, adjusted to add back the amortization of purchase accounting write-ups of inventories and other non-cash items (all as defined in the New Credit Agreement) plus subordinated management fees. Pursuant to the terms of the New Credit Agreement, the Indenture and the Senior Subordinated Indenture, management fees are subordinated to payments owed under the New Credit Agreement, the Notes and Senior Subordinated Notes. Adjusted EBITDA is calculated as follows:

                                                            PREDECESSOR                           COMPANY
                                                 ---------------------------------   ----------------------------------
                                                                      9 1/2 MONTHS   2 1/2 MONTHS
                                                    YEARS ENDED          ENDED          ENDED           YEARS ENDED
                                                    DECEMBER 31,      OCTOBER 16,    DECEMBER 31,      DECEMBER 31,
                                                 ------------------   ------------   ------------   -------------------
                                                   1993      1994         1995           1995         1996       1997
                                                 --------   -------   ------------   ------------   --------   --------
                                                                         (DOLLARS IN THOUSANDS)
    Net income (loss)..........................  $(22,905)  $ 5,652     $ 6,021        $(3,321)     $(35,056)  $(28,990)
    Income taxes (benefit).....................     1,981     3,865       3,979         (1,849)       (8,255)    12,422
    Extinguishment of debt.....................     1,176       466          --             --            --      1,786
    Effect of changes in accounting
      principle................................    24,853        --          --             --            --         --
    Interest expense...........................     3,381     3,334       6,878          3,867        18,685     20,285
    Depreciation...............................     4,608     5,121       5,820          1,310         7,124      8,370
    Amortization of intangibles................       276       319         565            733         3,943      3,332
    EBITDA.....................................    13,370    18,757      23,263            740       (13,559)    17,205
                                                 --------   -------     -------        -------      --------   --------
    Management fees expensed...................        --        --          --            180           995        986
    Management fees paid.......................        --        --          --             --        (1,060)    (1,015)
    Amortization of purchase accounting
      inventory adjustment.....................        --       230         817          2,671           140         --
    Unusual item...............................        --        --         620             --            --         --
    Noncash items as defined in the New Credit
      Agreement................................     3,793       619         489            235           805        906
    Special noncash items(1)...................        --        --          --             --        34,498      3,273
                                                 --------   -------     -------        -------      --------   --------
    EBITDA as defined in the New Credit
      Agreement................................    17,163    19,606      25,189          3,826        21,819     21,355
    Management fees subordinated to New Credit
      Agreement, Senior Secured Notes and
      Senior Subordinated Notes................       700       500         418             --         1,060      1,015
                                                 --------   -------     -------        -------      --------   --------
    Adjusted EBITDA............................  $ 17,863   $20,106     $25,607        $ 3,826      $ 22,879   $ 22,370
                                                 ========   =======     =======        =======      ========   ========

---------------

    (1) Special noncash items as allowed by the credit agreements.

    Adjusted EBITDA, as presented above, may not be comparable to similarly titled measures of other companies unless such measures are calculated in substantially the same fashion. The Company believes that EBITDA, as one indicator of a company's liquidity, provides useful information, but does not represent cash available to service debt. EBITDA should not be considered in isolation or as a substitute for information presented by the Company's consolidated statement of operations prepared in accordance with generally accepted accounting principles. For example, EBITDA should not be considered an alternative to net income as an indicator of operating performance or an alternative to the use of cash flow as a measure of liquidity. Moreover, EBITDA does not reflect, as does cash flow from operations, the cash needed to support changes in working capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following should be read in conjunction with "Selected Historical Financial Data" and the Financial Statements included elsewhere in this Prospectus.

INTRODUCTION

     The following discussion provides an assessment of the consolidated results of operations and liquidity and capital resources for the Company and the Predecessor. As further discussed in Note 2 to the Company's Financial Statements, the Company acquired the Predecessor in October 1995 and Ensolite in June 1996. These acquisitions were accounted for using the purchase method of accounting and accordingly, the operating results of the Company reflect the operations of the Predecessor and Ensolite subsequent to the dates of their respective acquisitions. Unless otherwise indicated, 1995 historical results represent the combined operating results of the Predecessor for the nine and one-half month period through the date of the Acquisition and the Company for the two and one-half month period subsequent to the Acquisition.

BASIS OF PRESENTATION

     The following table sets forth, for the periods shown, net sales, gross profit, selling, general and administrative costs ("SG&A"), operating income
(loss) and net income (loss) in millions of dollars and as a percentage of net sales:

                                                           YEARS ENDED DECEMBER 31,
                                     --------------------------------------------------------------------
                                            1995                     1996                     1997
                                     ------------------       ------------------       ------------------
Net sales..........................  $272.0       100.0%      $275.7       100.0%      $281.7       100.0%
Gross profit.......................    44.4        16.3         37.4        13.6         38.3        13.6
SG&A...............................    26.3         9.7         30.5        11.1         28.3        10.0
Operating income (loss)............    15.6         5.7        (24.6)       (8.9)         5.5         2.0
Net income (loss)..................     2.7         1.0        (35.1)      (12.7)       (29.0)      (10.3)

RESULTS OF OPERATIONS

  1997 compared to 1996

     Net Sales. Net sales increased to $281.7 million in 1997 from $275.7 million in 1996, an increase of $6.0 million or 2.2%.

     Net sales for the Foam Group increased to $208.0 million in 1997 from $204.5 million in 1996, an increase of $3.5 million or 1.7%. The increase in the Foam Group's net sales is attributable to a $4.5 million increase in net sales at Rubatex, primarily from the Bedford, Virginia plant, and increases totaling $1.2 million at Groendyk and OleTex. A decrease in sales at Universal Polymer of $2.2 million partially offset the gains experienced at the other companies comprising the Foam Group. Universal Polymer's sales decreased due to a softening in demand for certain of the Company's products as well as problems associated with the relocation of production from the Company's Dawsonville, Georgia plant to the Middlefield, Ohio plant which caused delays in shipping, lost sales and lost customers. Net sales for the Mixing Group increased to $83.1 million in 1997 compared to $78.4 million in 1996, an increase of $4.7 million ($2.5 million of which related to intercompany sales to Conover which are eliminated in consolidation) or 6%. These improvements are the result of strengthened demand in the Mixing Group's core markets in comparison to the conditions existing in 1996.

     Gross Profit. Gross profit increased to $38.3 million in 1997 from $37.4 million in 1996, an increase of $0.9 million or 2.4%. As a percentage of net sales, gross profit remained virtually unchanged between 1997 and 1996 at 13.6%.

     Efforts to improve operations and reduce costs at Rubatex's Bedford, Virginia plant yielded a $5.1 million improvement in gross profit at Bedford; however, the improvements at Bedford were more than offset by decreased gross profit at Rubatex's Conover, North Carolina plant. The decrease in gross profit at Conover is the result of start-up difficulties associated with the relocation of Ensolite production from Mishawaka, Indiana to the Conover, North Carolina facility. Such difficulties include: (i) excessive downtime due to technical difficulties encountered in connection with relocated as well as newly acquired machinery and equipment; (ii) excessive scrap due to a greater than expected learning curve associated with running Ensolite material at Conover; and (iii) training issues associated with the large number of new employees necessary to support Ensolite production. As a result of the problems at Conover, Foam Group gross profit decreased to $27.6 million in 1997 from $30.7 million in 1996, a decrease of $3.1 million or 10.1%.

     Management has undertaken steps which it believes will address these problems, including hiring a new plant manager who is familiar with the Ensolite production process and materials. Additionally, management is aggressively implementing proactive maintenance and monitoring programs to ensure the continuous operation of the machinery and equipment as well as promoting education and training programs to ensure that employees are able to carry out their duties while maintaining appropriate control of the manufacturing process.

     Gross profit at the Mixing Group increased to $10.5 million in 1997 from $7.9 million in 1996, an increase of $2.6 million. The improvement in the Mixing Group's gross profit resulted primarily from the increase in net sales; however, gross profit as a percentage of net sales also increased to 12.6% in 1997 from 10.1% in 1996. The Company's gross profit was also positively impacted by credits in the third quarter of 1997 of $1.7 million related to an employee healthcare cost rebate and certain royalties.

     SG&A. SG&A decreased to $28.3 million in 1997 from $30.5 million in 1996, a decrease of $2.2 million or 7.2%. As a percentage of net sales, SG&A decreased to 10.0% in 1997 from 11.1% in 1996. In 1996, SG&A included $3.4 million of fourth-quarter charges incurred in connection with severance and other personnel related costs and certain other items. Excluding these 1996 charges, SG&A was $27.1 million in 1996, indicating an increase during 1997 of $1.2 million or 4.4%. As a percentage of net sales, excluding the 1996 charges, SG&A increased slightly to 10.0% in 1997 from 9.8% in 1996.

     Operating Income (Loss). Operating income increased to $5.5 million in 1997 from an operating loss of $24.6 million in 1996. The operating loss recorded in 1996 included a loss on impairment of long-lived assets of $26.5 million related to the Bedford operations and additional fourth-quarter charges of $8.7 million related primarily to inventory write-offs and certain personnel related costs. Excluding the fourth-quarter charges, operating income decreased to $5.5 million in 1997 from $10.6 million in 1996, a decrease of $5.1 million. The decrease, which is attributable to the difficulties encountered at Conover, would have been greater except for the improvements in the Company's other operations which partially offset the effects of Conover.

     Net Loss. The net loss improved to $29.0 million in 1997 from $35.1 million in 1996, an improvement of $6.1 million or 17.4%. In addition to the factors discussed elsewhere herein, the net loss in 1997 was impacted by an increase in interest expense of $1.6 million and charges in the fourth quarter of $18.8 million to establish a full valuation allowance against the Company's deferred tax assets and $1.8 million to reflect an extraordinary loss on extinguishment of debt.

     During the fourth quarter of 1997, the Company reevaluated its deferred tax asset to determine the need for a valuation allowance given the Company's revised expectations with respect to future taxable income due primarily to the increased levels of interest associated with the additional indebtedness incurred in 1997 as well as the expiration dates of the Company's net operating loss carryforwards. As a result of the foregoing, a valuation allowance of $18.8 million was recorded in the fourth quarter of 1997. The Company periodically reviews this valuation allowance and makes required adjustments as appropriate.

  1996 compared to 1995

     Net Sales. Net sales increased to $275.7 million in 1996 from $272.0 million in 1995, an increase of $3.7 million or 1.4%. Ensolite added $13.9 million in net sales for 1996. Without Ensolite, net sales would have decreased by $10.2 million or 3.8%. Net sales for the Foam Group, excluding Ensolite, decreased to $190.6 million in 1996 from $192.8 million in 1995, a decrease of $2.2 million or 1.1%. The decline in net sales of the Foam Group is primarily attributable to a decrease in net sales of 6.2% at the Bedford, Virginia operations of Rubatex. Net sales for the Mixing Group decreased to $78.4 million in 1996 from $86.2 million in 1995, a decrease of $7.8 million or 9.0% due to a general economic slow down in their markets, resulting in lower sales volumes and lower price realizations. Additionally, the decline in net sales in 1996 for the Mixing Group reflects the loss of sales at a major tire manufacturer who began mixing with his own equipment in 1996.

     Gross Profit. Gross profit decreased to $37.4 million in 1996 from $44.4 million in 1995, a decrease of $7.0 million or 15.8%. As a percentage of net sales, gross profit decreased to 13.6% in 1996 from 16.3% in 1995. Ensolite added $3.2 million in gross profit for 1996. Without Ensolite, gross profit would have decreased by $10.2 million or 23.0%. Each of the Company's subsidiaries experienced decreases in gross profit except for OleTex which realized an improvement of 9.4%. Gross profit at Rubatex's Bedford, Virginia operations declined by $8.5 million or 83.3% of the overall decline in 1996 gross profit (excluding Ensolite). Decreases in gross profit resulted from lower sales volumes, downward pressure on margins due to competitive markets, and increased costs associated with addressing the quality problems at Bedford. Additionally, gross profit was impacted by a fourth-quarter charge of $4.9 million related to certain inventory adjustments. Gross profit in 1996 was also affected by $0.4 million of fourth-quarter charges for liabilities incurred in connection with severance and other personnel related costs and certain other items. Excluding the fourth-quarter charges and including Ensolite, gross profit decreased to $42.7 million, a decrease of $1.7 million or 3.8%.

     SG&A. SG&A increased to $30.5 million in 1996 from $26.3 million in 1995, an increase of $4.2 million or 16.0%. As a percentage of net sales, SG&A increased to 11.1% in 1996 from 9.7% in 1995. The increase in SG&A includes $3.4 million of fourth-quarter charges for liabilities incurred in connection with severance and other personnel related costs and certain other items. Excluding these charges, SG&A would have been $27.1 million or 9.8% of net sales in 1996, which represents an increase of $0.8 million or 3.0% over 1995.

     Operating Income (Loss). Operating income (loss) decreased to an operating loss of $24.6 million in 1996 from operating income of $15.6 million in 1995, a decrease of $40.2 million. In the fourth quarter of 1996, the Company recorded a loss on impairment of long-lived assets of $26.5 million related to the Bedford operations. Exclusive of the effects of all of the aforementioned fourth-quarter charges, operating income decreased to $10.6 million in 1996 from $15.6 million in 1995, a decrease of $5.0 million or 32.1%.

     Net Income (Loss). Net income (loss) decreased to a net loss of $35.1 million in 1996 from net income of $2.7 million in 1995, a decrease of $37.8 million. In addition to the effects of the matters referred to above, net income
(loss) was effected by an increase in interest expense of $8.0 million as a result of: (i) 1996 reflecting a full year of interest expense related to additional debt incurred in connection with the Acquisition; (ii) increased borrowings in connection with the Ensolite Acquisition; (iii) increased borrowings under the revolving credit agreement; and (iv) increased interest rates. An income tax benefit of $8.3 million in 1996 partially mitigates the net income effect of the lower profits, fourth-quarter charges and higher interest expense.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary source of liquidity is cash flow from operations and borrowings under the New Credit Agreement. Pursuant to its operating strategy, the Company maintains minimal or no cash balances and is substantially dependent upon, among other things, the availability of adequate working capital financing to support inventories and accounts receivable. The New Credit Agreement provides for a $25.0 million revolving credit facility, subject to a borrowing base formula, $2.2 million of which is used for an irrevocable standby letter of credit. As of December 31, 1997, borrowings against the revolving credit facility were $5.0 million and unused borrowing capacity was $17.8 million.

     The Company is highly leveraged. At December 31, 1997, the Company's indebtedness was $206.0 million and its stockholder's equity was a deficit of $9.3 million. For the two and one-half month period ended December 31, 1995 and the years ended December 31, 1996 and 1997, the Company's earnings were insufficient to cover fixed charges by $5.2 million, $43.3 million and $14.8 million, respectively. The problems at Conover had a negative impact on the Company's results of operations during 1997, particularly in the fourth quarter. If improvements in Conover's operating performance do not materialize during 1998, the Company may be required to take additional measures to ensure the availability of sufficient cash to sustain operations. Such measures may include, among other things, reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There is no assurance that any of these measures can be effected on satisfactory terms, if at all.

     Cash Flow From Operating Activities. Cash used in operating activities was $2.4 million in 1997 compared to cash provided of $9.1 million in 1996. Accounts receivable and inventory increased by a total of $5.5 million during 1997 compared to a decrease of $13.6 million in 1996. Cash flow from operating activities in 1997 also reflects cash of $1.3 million provided by an employee healthcare cost rebate of $0.8 million and cash royalties received of $0.5 million.

     Cash Flow From Investing Activities. Cash used in investing activities was $16.7 million in 1997 compared to $33.8 million in 1996. Cash used in connection with the acquisition of Ensolite totaled $23.5 million, $22.0 million of which was spent in 1996 with the remainder spent in 1997. Capital expenditures were $15.6 million in 1997 compared to $11.8 million in 1996. The Company intends to continue its strategy of investing in improved plant and equipment with planned capital expenditures of approximately $7.0 million in 1998. Such capital expenditures will be financed through cash from operations and borrowings under the New Credit Agreement. Expansion at Rubatex's Conover, North Carolina plant and relocation of Ensolite from Mishawaka, Indiana accounted for a substantial portion of the 1997 capital expenditures.

     Cash Flow From Financing Activities. Cash provided by financing activities was $16.0 million in 1997 compared to $22.2 million in 1996. In the fourth quarter of 1997, the Company issued $100.0 million in 12.0% Senior Secured Notes. The proceeds of the Senior Secured Notes were used to repay the outstanding indebtedness under the Old Credit Agreement, and pay issuance costs.

     During 1998, interest payments in connection with the Senior Secured Notes and Senior Subordinated Notes are required as follows: $5.6 million in April; $6.0 million in July; and $5.6 million in October. The Senior Secured Notes and the Senior Subordinated Notes mature as follows: $100 million in January 2003 and $100 million in October 2005.

     The Company believes that it will generate sufficient cash flow from operations, as supplemented by its available borrowings under the New Revolving Credit Facility, to meet required interest payments and meet working capital and capital expenditures requirements through December 31, 1998 and for the foreseeable future.

     Adjusted Earnings Before Interest, Taxes, Depreciation and
Amortization. Adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA"), decreased to $22.4 million in 1997 from $22.9 million in 1996, a decrease of $0.5 million or 2.2%.

     Management believes EBITDA is one indicator of a company's liquidity; however, EBITDA, as presented above, may not be comparable to similarly titled measures of other companies unless such measures are calculated in substantially the same fashion. The Company believes that EBITDA, as one indicator of a company's liquidity, provides useful information, but does not represent cash available to service debt. EBITDA should not be considered in isolation or as a substitute for the information presented in the Company's consolidated statement of operations prepared in accordance with generally accepted accounting principles. For example, EBITDA should not be considered an alternative to net income as an indicator of operating performance or an alternative to the use of cash flows as a measure of liquidity. Moreover, EBITDA does not reflect, as does cash flow from operations, the cash needed to support changes in working capital.

     The Company's indebtedness contains certain restrictions which, among other things, restrict its ability to incur additional indebtedness, issue preferred stock, incur liens, pay dividends, make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of its assets. In addition, the Company's indebtedness contains certain financial covenants including maintenance of a consolidated interest expense coverage ratio, a leverage ratio, and maintenance of a minimum level of earnings before interest, taxes, depreciation and amortization. The financial covenants to which the Company is subject which are contained in the New Credit Agreement become more restrictive during 1998. The Company was in compliance with all terms of its indebtedness at December 31, 1997.

YEAR 2000

     The arrival of the year 2000 poses a unique challenge to all enterprises which depend on computers, computer software and other equipment including machinery and equipment utilizing microprocessors in conducting their normal operations. As the year 2000 approaches, such systems may become unable to function properly or may even fail completely as the result of programming which recognizes dates using only two digits rather than four. Consequently, operations could be disrupted or temporarily halted if the deficiencies in such systems are not corrected in a timely manner.

     The Company is undertaking a comprehensive assessment and corrective action program designed to ensure that its essential systems will appropriately recognize the year 2000. Beginning in 1995, the Company started a project to replace substantially all of its primary business systems. Management estimates that this project will be completed by the end of the first quarter of 1999. Although the costs incurred in connection with this project would have been incurred regardless of the existence of year 2000 issues, the replacement project is expected to provide year 2000 compliance with respect to such systems. The Company estimates capital expenditures of approximately $3.3 million in connection with updating its primary business systems. Corrective action related to the Company's other essential systems and equipment is also expected to be completed by the end of the first quarter of 1999.

     The Company's assessment of the impact of year 2000 issues and the related timing associated with the completion of efforts intended to resolve year 2000 issues are based on management's estimates, which were developed utilizing certain assumptions with respect to future events. Based on these estimates and assumptions, management believes it will achieve year 2000 readiness in a timely manner for essential systems. However, actual circumstances could differ from those anticipated by management thereby altering the timetable for completion, the effectiveness of implementation and the related costs of year 2000 compliance programs.

IMPACT OF INFLATION

     The Company believes that inflation has not had a significant effect on its results of operations over the periods presented. Many of the Company's raw materials are petrochemical derivatives. Substantial increases in costs of such materials could adversely affect the operations of the Company, although the Company believes such cost increases could be passed onto customers in less than a one year period.

NEW ACCOUNTING STANDARDS

     In June, 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement becomes effective for the Company in 1998.

     Also in June, 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires public business enterprises to report financial and descriptive information about its reportable operating segments in annual financial statements and requires that those enterprises report selected information about reportable operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The statement becomes effective for the Company in 1998.

                                    BUSINESS

GENERAL

     The Company is the successor to the business of RBX Investors, Inc., which began operations in the 1930s. The Company believes that it is the leading domestic manufacturer of closed cell rubber foam products, the second largest domestic custom mixer of rubber polymers and a major competitor in several niche markets, including cross-linked polyethylene foam. The Company's products are used in a wide range of applications, including athletic equipment, sports medicine wraps, neoprene wetsuits, hardware center products (do-it-yourself insulation, tubing, gardening and construction kneepads), other consumer products (computer mouse pads, beverage can insulators), insulation for refrigeration and air conditioning systems, automotive components and other industrial products. Management estimates that the Company's Foam Group has approximately a 40% market share in the domestic market for closed cell rubber foam and related products and approximately a 26% market share in the domestic market for cross-linked polyethylene foam. The Company's Mixing Group mixes a variety of rubber polymers to serve a wide range of end-use markets. The Company combines purchases of raw materials for both the Foam Group and Mixing Group to obtain volume discounts from its suppliers. All of the Company's products begin with essentially the same manufacturing process: the blending of synthetic compounds in a mixer. The Mixing Group sells these compounds in uncured sheet or strip form to its customers. The Foam Group performs additional manufacturing steps, including curing, extruding, molding, fabrication and lamination, before selling its products to customers.

     The Foam Group, which contributed approximately 74% of the Company's sales for the year ended December 31, 1997, is the largest domestic manufacturer of closed cell rubber foam. Closed cell rubber foam is produced by the expansion of synthetic rubber polymers through the infusion of millions of gas-filled cells which are permanently sealed in the material. The closed cell structure is flexible, resilient and shuts out water, dust and air, which makes the material ideal for insulating, sealing, shock absorption and a variety of other uses. The Foam Group designs and manufactures customized foam products for more than 9,000 active customers. These products are sold in a variety of forms including sheets, tubes, buns, rolls and extruded and fabricated shapes. The Company has expertise in a number of different manufacturing processes and techniques, which the Company believes enables it to manufacture a wider variety of products than its competitors and to respond effectively to a broad range of customer requirements.

     The Mixing Group, which contributed approximately 26% of the Company's sales for the year ended December 31, 1997, is the second largest competitor in the fragmented, regional domestic custom rubber mixing industry. The Mixing Group mixes natural and synthetic rubbers with various additives and fillers for more than 250 active customers. The custom-mixed compounds are delivered to customers in sheets or strips of uncured rubber which the customers then process and fabricate into a variety of end-use products, including automobile tires and parts, industrial belts and hoses, agricultural tools and equipment and roofing materials. The Mixing Group's seven mixing lines enable it to custom mix many different compounds concurrently and to respond quickly to customers' requests, even for unusual formulations or small orders. These factors, combined with the Mixing Group's ability to maintain what the Company believes to be a high level of product quality, enable the Mixing Group to compete effectively on price, quality and service.

     The Company's address is 5221 Valley Park Drive, Roanoke, Virginia 24019, and its telephone number is (540) 561-6000.

RECENT HISTORY

     The Company is a wholly owned subsidiary of RBX Group. The Company and RBX Group were formed by AIP to purchase the Predecessor and its subsidiaries in October 1995. AIP's operational plan for the Company included a cost reduction program consisting of strategic capital expenditures designed to increase operating efficiency and selected manufacturing and human resource changes. AIP identified in the Company an opportunity to streamline production and improve operating performance at certain of the Company's plants. In addition, the Company identified a significant opportunity to make strategic acquisitions, which would expand the Company's market share and capitalize on the operating leverage inherent in its fixed cost structure.

  Bedford Facility

     The Company's largest plant, in Bedford, Virginia, represented a primary profit improvement opportunity. At the time of the Acquisition, the 70 year old plant was in need of equipment upgrades and operating refinements which would reduce crew sizes, eliminate excess material handling, enhance work flow, reduce scrap rates and consolidate discreet operations into a smaller number of core manufacturing cells. Improvements in operating efficiency, quality and customer service were also necessary to reverse an erosion in Bedford's sales experienced from 1994 to 1996. In early 1996, in conjunction with the plan to address equipment and plant layout issues, management worked closely with the union representing the Bedford hourly employees to renegotiate certain terms of the existing labor contract regarding work rules in order to increase efficiency at the plant. These negotiations were completed successfully and the labor contract was extended to September 1999. As of December 31, 1997, the Company had invested $6.6 million in the Bedford facility since the Acquisition and intends to invest an additional $2.8 million to complete major capital projects which are currently underway. The Company expects to realize the full benefits of these improvements in 1998 and 1999. Since the Acquisition, the Bedford facility has improved on-time shipping performance, improved material yields in the production process and improved product quality significantly. In addition, productivity per employee has increased as the production process has been streamlined. As part of the Company's capital expenditure program, the Company has completed a major information systems upgrade which allows it to track, on a daily basis, vital cost, shipping and inventory data that was previously unavailable. While these changes were underway, Bedford's financial performance began and continues to improve. For the year ended December 31, 1997, gross profit at the Bedford facility increased by $5.1 million over the year ended December 31, 1996.

  Ensolite Acquisition

     In June 1996, the Company acquired certain assets and assumed certain liabilities of the Ensolite division of Uniroyal for an aggregate purchase price of $28.5 million including direct expenses. Ensolite, formerly a major competitor, manufactured certain types of closed cell rubber foam, including sheet foam products used for automotive applications, pool floats, wrestling mats and artificial turf underlay. The Company purchased certain manufacturing equipment from Uniroyal with the objective of moving the equipment to the Company's Conover, North Carolina plant, a modern but underutilized facility, and consolidating the Ensolite manufacturing operations with Conover's existing operations. Pursuant to a toll manufacturing agreement, Uniroyal continued to manufacture the Company's Ensolite product at Uniroyal's Mishawaka, Indiana plant from June 1996 until the end of 1996. In addition to the Ensolite purchase price, the Company invested $9.0 million in building additions and equipment upgrades at the Conover facility as part of the transfer of the Ensolite equipment. Movement of the Ensolite equipment to the Conover facility was completed in October 1997. The Conover plant experienced production difficulties related to the start-up of the Ensolite manufacturing equipment, including installing, upgrading and testing new production equipment, coordinating interim mixing at and delivery from several other facilities, hiring and training a substantial number of new employees, and mastering a number of new production formulations, which adversely affected Conover's financial performance in 1997. With the hiring of new employees and the installation of the equipment now completed, operational performance at the Conover facility is expected to improve. The Company believes that integration of the Ensolite operation will be complete by the end of the first half of 1998, at which time the Conover plant will be well-positioned to realize its full profit potential.

  Management Additions

     The Company has recently hired a significant number of new senior executives and operating personnel. In October 1996, the Company installed Frank Roland as President and CEO, and by September 1997, had added a new Chief Financial Officer, Vice President of Sales and Marketing, Vice President of Human Resources and Vice President of Information Systems. At the Conover facility, the Company has recently hired a new general manager, who had previously managed the Ensolite manufacturing facility for Uniroyal in Mishawaka. The Company has also hired a number of skilled employees at the plant level to upgrade its technical and manufacturing expertise and believes that these changes, combined with operational changes underway, will allow the Company to achieve its profitability goals and growth plans.

BUSINESS STRATEGY

     The Company's strategy is to strengthen its leading market position and improve its financial performance by continuing to improve its overall operating efficiency. The Company expects that it will continue to grow through new product and application development resulting from the efforts of its direct sales force and from its strong technical and manufacturing capabilities. The Company will continue to focus on service to its customers, operating efficiency improvements and targeted capital expenditure programs. Specifically, the Company's strategy capitalizes upon the following:

     Upgraded Manufacturing Facilities and Information Systems. Since the Acquisition in October 1995, the Company has invested approximately $23.7 million in capital projects to modernize manufacturing methods and update facilities. Of that amount, approximately $9.0 million was spent in connection with the Ensolite Acquisition in building additions and equipment upgrades at the Conover facility. At Bedford, approximately $6.6 million has been spent to install new financial systems, bring mixing capabilities to state-of-the-art and modernize extrusion ovens to improve quality and reduce scrap. The Company believes that these capital investments will yield improved financial performance in the future.

     Focus on Operating Efficiency. The Company continues to concentrate on reducing operating costs, improving product quality and increasing customer satisfaction. The Company believes it can further improve operations and increase profitability and cash flow by focusing on opportunities that exist internally and through the continued integration of the Ensolite Acquisition. The acquisition of Ensolite, formerly a major competitor, is expected to improve the Company's margins by combining Ensolite's manufacturing and marketing functions with those of the Company's other operations. In addition, certain product line and administrative redundancies have been eliminated. The new management team continues to emphasize cost reduction programs which focus on improving production yields, increasing process automation, decreasing overtime and improving productivity per employee.

     Leading Market Position with a Diversified Product and Customer Base. Due to the Company's product design and manufacturing capabilities and its renewed focus on quality and service, the Company is a leading supplier in virtually every product category in which it competes. No competitor in the rubber foam market offers a product line as broad as that offered by the Company. Rubatex(R) is a well-recognized and respected brand name among builders and manufacturers nationwide. Additionally, the Company intends to capitalize on the strength of the recently-acquired ENSOLITE(R) brand name, which enjoys high customer recognition as a premium closed cell rubber foam product. The Company has more than 9,000 active customers serving a variety of markets, including construction, transportation, consumer and leisure (such as sporting goods, footwear, sports medicine and beverage can insulators). In 1997, no single customer accounted for more than 3% of the Company's total revenues, and the Company's top 50 customers comprised only 34% of its total revenues.

     Direct Sales Force. The Company's sales force serves as the primary contact with the vast majority of the Company's customers, in contrast to many of the Company's competitors who rely largely on independent sales agencies. Because of its close working relationship with customers, the Company can quickly customize product properties such as shock absorption, thermal and sound insulation, flexibility, tensile strength, color and texture to meet specific customer requests. Furthermore, the Company believes that its direct sales approach enables the Company to rapidly identify market trends in demand for its products, new applications for existing products and new markets and product opportunities. The cooperative efforts of the Company's sales, marketing and technical personnel enable the Company to develop rapidly new products in response to those market demands. For example, the Company has co-developed and produced new sports medicine applications with major sporting goods manufacturers, and the Company is presently working with a consortium of American wine producers to develop a new closure seal product for the wine industry.

     Strong Design and Manufacturing Capabilities. Because of the breadth of the Company's product lines and the variety of its end-use applications, the Company has an extensive knowledge base which it is able to apply to the development of new products in cooperation with its customers. The Company's expertise in material formulation, product design, die fabrication and diverse proprietary manufacturing techniques and processes enables it to manufacture a wider variety of products than any of its competitors and to respond effectively to a broader range of customer requirements. The Company extrudes sheets, rolls and tubes for end uses such as insulation, artificial turf underlay and numerous shapes for a variety of commercial and industrial applications and uses a proprietary multi-die extrusion process which reduces production time and increases efficiency. The Company also has various batch processes (some of which use mold and press technology) which are highly flexible and permit production of limited volumes of specialty products. The Company provides fabrication and lamination services for its customers, including high precision water jet cutting for intricate parts applications and fabric adhesion for specific lamination applications.

THE FOAM GROUP

  Products

     The Foam Group's products are formulated to provide specific performance characteristics based on their end-use applications. Closed cell rubber foam is elastic and impervious to gases and liquids, which makes it an ideal material for insulation, sealing, shock absorption and waterproofing. Products made with closed cell rubber foam include residential and industrial building insulation, plumbing insulation, automotive gaskets, home and hardware center products, such as grips, handles and foam cushions, and a broad range of consumer products such as wetsuits, ski masks, knee braces and other sports medicine applications, foam beverage can insulators and computer mouse pads. Cross-linked polyethylene foam, which has many of the same physical properties as closed cell rubber foam, is less elastic but relatively less expensive and is easily thermoformed. Polyethylene foam is used in such products as athletic mats, marine flotation buoys, ship fenders, shoe insoles and artificial turf underlay. Silicone rubber is flame resistant and possesses a number of exceptional physical and chemical properties which make it suitable for products which are exposed to extreme temperatures. The Company manufactures silicone-based products for a number of high-performance applications including commercial lighting, automobile gaskets, commercial aircraft, aerospace and electronics. The Company also produces a range of solid rubber products such as tarp straps, pipe gaskets and customized window glazings.

     Products sold in the most basic form include (i) extruded sheets and tubes, used for insulation in air conditioning, plumbing and refrigeration, and (ii) molded sheets which are sold to manufacturers who slit, cut, and fabricate the material into industrial and consumer products ranging from automotive gaskets to football padding to children's toys. The Company also produces extruded shapes of closed cell rubber which are sold in various lengths for specialized sealing or gasket applications that require unusual profiles. In addition, the Company performs value-added lamination and fabrication processes on its foam products for many of its customers. The Company can die-cut, thin-slit, apply adhesive and laminate fabric to the material to render it suitable for light manufacturing and assembly applications. The Company can also precision-cut intricate foam products using computer-aided high pressure water jet cutting technology. The following is a summary of the main product groups produced by the Foam Group and their principal end-use applications:

          PRODUCT                     MATERIAL                              PRINCIPAL APPLICATION
          -------                     --------                              ---------------------
Sheets/Rolls................  Rubber Foam                Artificial turf underlay, athletic mats, casual footwear,
                                                         life vests
                              Cross-linked Polyethylene  Artificial turf underlay, shoe insoles, athletic mats, toys, novelties, marine buoys, ship fenders, performance
                                                           packaging
                              Silicone Rubber            Commercial lighting gaskets, aerospace gaskets
Buns........................  Rubber Foam                Automotive gaskets and seals, shock absorbing devices
Extruded Insulation.........  Rubber Foam                Commercial and residential HVAC insulation
                              Polyethylene Foam          Do-it-yourself piping insulation
Extruded Shapes.............  Rubber Foam                Weather stripping, gaskets, drink cup holders
                              Rubber                     Commercial glazings
                              Silicone Rubber            Marine seals, appliance gaskets
Molded Products.............  Rubber                     Tarp straps, pipe gaskets
                              Silicone Rubber            Appliance gaskets, automotive parts
Laminated Sheets............  Rubber Foam/Fabric         Wetsuits, knee braces, elbow braces, medical braces, ski
                                                         masks
Fabricated Products.........  Rubber Foam                Closure seals, automotive parts, sports helmet padding

  Customers

     The Foam Group serves a wide array of industrial and consumer end-user markets. The Foam Group's base of over 9,000 active customers is comprised of a large group of core customers who rely on the Company for their ongoing needs and a smaller number of customers who approach the Company on a project-specific basis. The Foam Group is able to serve both types of customers because of its wide range of products, its design and production capabilities and its sales force which assesses the customers' requirements in order to develop products which meet their specifications. The size and diversity of the Foam Group's customer base reduces the Company's reliance on any individual customer or industry segment.

     The Company's products are sold to end product manufacturers, intermediate fabricators and distributors. End product manufacturers operate in a wide range of industrial and commercial segments that produce subassemblies and finished products. Fabricators slice and cut foam into shaped pieces and then sell them to other manufacturers. Distributors purchase tubes, sheets and buns for resale to smaller contractors.

  Industry

     The market for closed cell rubber foam and related products had estimated annual sales of approximately $450 million in 1997. Industry growth is expected to come from increased use of closed cell rubber foam in automotive sound and vibration insulation, new applications in sports and leisure markets and growth in the consumer and residential housing markets for HVAC insulation. The market includes rubber foams sold for thermal insulation and for processing into components or finished parts or products but does not include rubber foams manufactured by vertically integrated companies exclusively selling finished products. The overall market is comprised of several segments that are defined by the product's end use and this market continues to expand as new products and applications are developed. Some segments, such as insulation, represent a large share of the overall market and have a large number of customers and suppliers. A number of other segments represent niche product markets constituting a small share of the overall market and have relatively few customers and suppliers. The overall market includes a large number of customers from a variety of industries, and even established customers in the larger segments of this market generally represent only a small percentage of the market's total sales. The Company believes that it has approximately a 40% share of the overall market. The next six largest producers account for approximately 34% of this market, with a large number of smaller competitors comprising the remainder.

     The market for cross-linked polyethylene foam is believed to represent approximately a $75 million segment of the $5 billion market for plastic foams in general. Industry growth is expected to come largely from the continued development of new applications for cross-linked polyethylene foam. Management believes that it has the second largest share of this market with an estimated 26% share. Approximately 85% of the Company's 1997 plastic foam sales were for end-use markets such as automotive, construction, performance packaging, ship fenders and marine buoys.

THE MIXING GROUP

  Products

     The Company's Mixing Group mixes rubber polymers and chemical additives to customer specifications. The various ingredients of a custom formulation are carefully weighed into a mixer which blends the components and feeds the mixture onto a large mill. The milled rubber is then pulled off the mill in a wide ribbon, cooled, and then cut into rough sheets or strips of uncured compound. These sheets and strips are molded or extruded by the customer into a wide variety of products including automobile tires and parts, industrial belts and hoses, agricultural tools and equipment and roofing materials.

  Customers

     The Company's Mixing Group serves more than 250 active customers from a variety of industries. In most instances, the Company supplies the raw materials for a given customer formulation and charges the customer on a "cost-plus" basis, reflecting raw material costs plus a usage fee for time used on the mixing line.

In cases where a customer supplies the raw materials, the Mixing Group charges a "tolling" fee for providing the mixing service.

  Industry

     The domestic custom rubber mixing market is a fragmented $1.2 billion industry. This market includes custom mixers that mix rubber compounds for third parties but excludes vertically integrated manufacturers that mix rubber compounds for their own consumption. There are over 150 companies that mix rubber based on a customer's specifications or the mixer's own proprietary formulations. The Company estimates that it is the second largest domestic custom rubber mixer, with an estimated 7% share of the market. Due to transportation costs, competition in the custom mixing business is largely regional. For example, the Company generally does not deliver custom compounds beyond the range of a one-day truck run (approximately 500 miles).

     The critical elements in custom compounding are quality, service and efficiency. The accuracy of the mix is critical to ensure smooth processing through the customer's manufacturing equipment and the proper performance of the finished product. While price is important, customers choose suppliers who can provide rapid turnaround, maximize throughput and minimize waste while maintaining high quality standards.

     Since raw materials represent on average 76% of the manufactured cost of mixed compound, the product is priced on essentially a "cost-plus" basis. Most custom compounders effect price changes on 15 to 30 days' notice, effectively passing through raw material price increases and decreases almost as soon as they are issued by the primary chemical producers, thereby reducing the mixers' exposure to raw material price changes.

SALES, MARKETING AND DISTRIBUTION

     The Company relies on its direct sales force to market and sell the vast majority of its products. The Company's direct sales force maintains contact with the Company's customers, a large percentage of which are end product manufacturers. For products targeted to certain markets, the Company will use independent sales agencies which have the industry expertise necessary to market and sell the product effectively. For example, the Company relies on independent sales agencies with automotive expertise to sell foam products to automotive OEMs. For certain products that are manufactured in standard configurations, the Company will sell directly to distributors for resale to end users. For example, insulation tubing (which is manufactured in a number of standard sizes) is sold to the construction industry through distributors. Products are distributed either directly to customers or through distribution warehouses strategically located throughout the country.

CAPACITY

     Although actual utilization varies depending upon the product line and manufacturing location, the Foam Group's facilities generally are operating at approximately 80% of capacity, operating three shifts a day, five days a week, with occasional Saturday shifts. The Mixing Group's manufacturing facilities are operating at 80-85% of capacity, operating three shifts a day, generally five, and occasionally six, days a week.

COMPETITION

     The Company believes that it is a leading supplier in most of its principal product lines. The Company faces domestic and foreign competition across its product lines ranging from divisions of leading national and international manufacturers to small, regional competitors.

     The Company believes that it is the largest domestic manufacturer of rubber foam products. The Company believes that it is the second largest domestic supplier of cross-linked polyethylene foam with an estimated 26% market share. Based on management's estimates, the Voltek division of Sekesui America Corporation ("Voltek") is the largest domestic supplier of cross-linked polyethylene foam with an estimated market share of 55%. However, due to differences between the Company's and Voltek's products which make them suitable for different applications, management believes that the Company's customer base has limited overlap with that of Voltek.

     The Company, with a mixing capacity of approximately 165 million pounds per year, estimates that it is the second largest domestic custom rubber mixer, with an estimated 7% share of the market. The Company estimates that there are 150 domestic custom mixers, approximately 20 of which have annual capacity greater than 35 million pounds. Because transportation costs affect a custom mixer's ability to compete, competition tends to be focused regionally. The Company believes that the significant discounts it receives through Company wide raw material purchases, its proprietary formulations, emphasis on quality control and ability to provide rapid turnaround of unusual formulations and small orders enable it to compete effectively in mixing.

RAW MATERIALS

     The Company's key raw material inputs are synthetic polymers, specialty chemicals, carbon black, synthetic fabrics, natural rubber and polyethylene, which represented, respectively, 37%, 17%, 7%, 4%, 4%, and 3% of the Company's raw material purchases during 1997. Due to the volume of its raw material purchases, the Company receives substantial discounts and rebates from its suppliers. Raw material purchases accounted for approximately 50% of the cost of goods sold by the Foam Group and approximately 76% of the cost of goods sold by the Mixing Group in 1997. The Company purchases raw materials from a number of suppliers through short-term purchasing arrangements, and the Company believes that there are sufficient sources of supply for the foreseeable future.

     The Company expects that it will continue to experience raw material price fluctuations from time to time. Many of the raw materials used by the Company are petrochemical derivatives, which are subject to periodic price fluctuations. Historically, the Company has been able to pass along increased raw material costs to its customers. For the majority of its products, the Company's pricing strategy is flexible enough to permit cost increases to be passed through promptly.

TRADEMARKS AND PATENTS

     The Company has numerous trademarks and several patents effective in the United States and several trademarks effective in several foreign countries for varying lengths of time. Company trademarks include Rubatex(R) under which it markets particular products, Insul-Tube(R) and Therma-Cel(R) under which it markets certain insulation products, ENSOLITE(R) under which it markets certain rubber foam sheets/rolls, SeaTex(R) under which it markets wetsuit material and Comfortex(R) under which it markets sports/medical material. The Company also has a number of applications for trademarks pending in the United States and abroad. Management considers its various trademarks, trademark applications and patents to be valuable assets but believes that the loss of any one trademark or patent would not have a material adverse effect on the Company's operations.

ENVIRONMENTAL MATTERS

     The Company is subject to a wide variety of federal, state and local environmental laws and regulations ("Environmental Laws") which continue to be adopted and amended. These Environmental Laws regulate, among other things, air and water emissions and discharges at the Company's manufacturing facilities; the generation, storage, treatment, transportation and disposal of solid and hazardous waste by the Company, the release of hazardous substances, pollutants and contaminants into the environment at properties operated by the Company and at other sites; and, in some circumstances, the environmental condition of property prior to transfer or sale to the Company. Risks of significant environmental costs and liabilities are inherent in the operations and facilities of the Company, as well as other participants in the industry. The Company believes, however, that its current operations are in substantial compliance with Environmental Laws.

     The Company anticipates capital expenditures of approximately $1.7 million in the aggregate over the next three to five years relating to environmental matters. These expenditures include, among other things, making improvements in the Company's underground storage tank systems, designing and installing air emission control equipment and implementing spill control plans. As a result of internal evaluations and discussions with its advisors and consultants, the Company estimates that the cost of the Company's known potential environmental liabilities ranges from $1.8 million to $2.9 million. Based on the reasonably expected amount of such liabilities, the Company has established a reserve on its balance sheet for environmental liabilities, which as of December 31, 1997 was approximately $2.1 million. Management believes such amounts, under existing laws and regulations, are adequate to cover presently identified environmental liabilities, but no assurance can be given that such amounts will be adequate to cover the ultimate costs of these liabilities, or the cost of environmental liabilities that may arise or be identified in the future. Although management expects that any cash outlays with respect to such matters would be made over a number of years, the timing of any such expenditures cannot be determined.

     The Company has been named as a "potentially responsible party" at two federal "Superfund" sites and one other site where its wastes are alleged to have been disposed of. Based upon information known to the Company concerning the size of these sites, their years of operation, the number of past users and the characteristics of the Company's waste streams, management believes that the Company's proportionate share of the cost of the necessary investigation and eventual remedial work that may need to be performed at such sites will not be material. A "potentially responsible party" under applicable federal regulations would have joint and several liability for the total costs of any cleanup or other remediation. The Company does not presently have any cost sharing arrangements with any other potentially responsible parties. However, the Company has no reasonable basis to believe that any other potentially responsible party will be unable to make its pro rata contribution with respect to any cleanup or other remediation.

     During 1997, the North Carolina Department of Environment and Natural Resources asserted that the Company's Conover, North Carolina plant was in violation of the visible emissions requirement of that state's clean air act and assessed a minimal penalty. The Company is currently investigating the problem and has hired a consulting firm to identify potential methods of complying with the state's visible emissions requirements. The Company believes that add-on pollution control technology is available which would allow the Company to comply with such requirements. A report from the consultant is due in the second quarter of 1998.

     The Company's leased Barberton, Ohio facility was listed in the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") index with the designation "No Further Remedial Action Planned." However, such facility was delisted from the CERCLIS index on August 31, 1995, based on a follow-up site investigation that year by a United Stated Environment Protection Agency ("U.S. EPA") contractor. The property remains identified on the Ohio 1994 Master Sites List, with a designation of "medium priority." The Ohio EPA issued a complaint with respect to the Barberton facility in 1991 and, although such complaint remains open, the Company believes that all noted items have been corrected. Although some further investigation or cleanup of the site may be required, the Company does not expect that the costs of those activities would have a material adverse effect on the Company's financial condition, operations or liquidity. Any such costs would likely be incurred over several years.

EMPLOYEES AND EMPLOYEE RELATIONS

     At December 31, 1997, the Company employed 2,272 persons, of whom approximately 28% were salaried employees, and 72% were hourly employees. Approximately 75% of the Company's hourly employees are represented by labor unions pursuant to collective bargaining agreements that expire between January 1998 and August 2002. The Company believes its relations with both union and non-union employees are good.

SEASONAL NATURE OF BUSINESS

     The Company participates in a number of markets, some of which have slight seasonalities, but this wide market participation insulates against significant seasonal business fluctuations.

PROPERTIES

     In addition to its leased 24,000 square foot headquarters in Roanoke, Virginia, the Company operates eight manufacturing facilities, the majority of which are located in the southeastern United States. The Company also owns or leases warehouse facilities throughout the U.S. The size and location of the Company's significant facilities are summarized below:

                     LOCATION                        SIZE (SQ. FT.)   LEASED/OWNED
                     --------                        --------------   ------------
Manufacturing:
  Bedford, VA......................................     782,000           Owned
  Conover, NC......................................     275,000           Owned
  Middlefield, OH..................................     119,000           Owned
  Buchanan, VA.....................................      77,000           Owned
  Colt, AR.........................................     223,000          Leased(a)
  Barberton, OH....................................     197,000          Leased
  Tallapoosa, GA...................................     165,000          Leased(a)
  South Holland, IL................................     164,000          Leased
Warehouse:
  Conover, NC......................................      88,000          Leased
  Sante Fe Springs, CA.............................      44,000           Owned
  Decatur, GA......................................      37,000           Owned(b)
  Conover, NC......................................      36,000          Leased
  St. Louis, MO....................................      28,000          Leased
  Hickory, NC......................................      28,000          Leased
  Houston, TX......................................      22,000          Leased
  Kent, WA.........................................      14,000          Leased

---------------

        (a) Subject to a lease with nominal lease payments. The Company has the option to purchase this property for a nominal amount.

        (b) The Company no longer stores inventory at the Decatur, GA facility, which facility is currently being offered for sale.

LEGAL PROCEEDINGS

     From time to time, the Company is involved in various legal proceedings arising in the ordinary course of business. Management believes that none of the matters in which the Company is currently involved, either individually or in the aggregate, is expected to have a material adverse effect on the Company's business, financial condition or liquidity. See "-- Environmental Matters."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is the name, age as of December 31, 1997, and a brief account of the business experience of each person who is, or was at December 31, 1997, a director or executive officer of the Company.

                NAME                       AGE                            POSITION
                ----                       ---                            --------
Frank H. Roland......................      62       President, Chief Executive Officer and Director
John C. Cantlin......................      49       Vice President, Chief Financial Officer and Treasurer
Mark T. Dobbins......................      52       Vice President -- Human Resources
Timothy J. Bernlohr..................      38       Vice President -- Sales and Marketing
Alfred H. Turner.....................      57       Vice President -- Information Systems
Harry L. Schickling..................      59       Vice President -- Administration and Secretary
Tom H. Barrett.......................      67       Chairman of the Board and Director
W. Richard Bingham...................      62       Director
Theodore C. Rogers...................      63       Director
Lawrence W. Ward, Jr. ...............      45       Director
Robert J. Klein......................      33       Director
Steven W. Schaefer...................      60       Director

     Mr. Roland has been the President and Chief Executive Officer of the Company since October 1996. He became President of Rubatex in April 1995. The former President of Halstead Industries, Inc. ("Halstead"), Mr. Roland joined the Company in January 1995 upon the Company's acquisition of Halstead Corporation, a subsidiary of Halstead. Mr. Roland joined Halstead in May 1989 as Chief Financial Officer and Treasurer and was promoted to President in April 1992. Prior to his employment with Halstead, he served in various executive capacities with H. H. Roberston Co. and United Dominion Industries, Inc.

     Mr. Cantlin has been a Vice President of the Company since September 1997. Prior to joining the Company, Mr. Cantlin spent seven years as the Executive Vice President of Finance and Corporate Secretary of Stockham Valves, Inc. He also has ten years experience as Chief Financial Officer of several divisions of FMC Corporation.

     Mr. Dobbins has been a Vice President of the Company since November 1996. Between 1991 and 1996, Mr. Dobbins was Vice President -- Human Resources for Halstead. Prior to 1991, Mr. Dobbins spent seven years as Director of Training and Industrial Relations as well as Director International Human Resources for ICI Americas Corporation. Prior experience included Vice President -- Human Resources Engineered Products/ITT Grinnell and various human resource assignments with Cutler-Hammer Corporation and Masonite Corporation.

     Mr. Bernlohr has been a Vice President of the Company since May 1997. Prior to joining the Company, Mr. Bernlohr spent 16 years with Armstrong World Industries ("Armstrong") and spent his last five years at Armstrong as Division Sales & Marketing Manager for North America.

     Mr. Turner has been a Vice President of the Company since July 1997. Prior to joining the Company, Mr. Turner spent four years as the Director of Information Systems for OSI, Specialities Division of Witco Chemical Corporation. Prior to 1993, Mr. Turner held the Senior Information Services role at TRACO, Robertson-Ceco Corporation and Amca Corporation.

     Mr. Schickling has been a Vice President of the Company since 1990. He joined the Company in 1980 as Manager of Software Systems and also held the position of Environmental and Legal Director before his promotion to Vice President. Immediately before coming to the Company, Mr. Schickling headed the Navy Field Engineering Office in Charleston, SC. Prior to that he held various positions with Honeywell, Inc., Sears Roebuck & Company and the U.S. Navy.

     Mr. Barrett has been a director of the Company since the Acquisition. Mr. Barrett is the former Chairman, President and Chief Executive Officer of Goodyear Tire & Rubber Company, where he also served in various executive capacities from 1953 to 1991. Mr. Barrett joined AIP in 1992 and is a limited partner of American Industrial Partners II, L.P. ("AIP-LP"), the general partner of AIP-CF, and is a director and officer of American Industrial Partners Corporation ("AIPCorp."), and a director of AO Smith Corporation, Rubbermaid Inc. and Air Products & Chemicals, Inc. He is also a trustee of Mutual Life Insurance Company of New York.

     Mr. Bingham has been a director of the Company since the Acquisition. Mr. Bingham co-founded AIP and has been a director and officer of the firm since 1989. He is also a limited partner of AIP-LP and an officer and director of AIPCorp. Prior to co-founding AIP, Mr. Bingham was a Managing Director of Shearson Lehman Brothers Inc. from 1984 until late 1987. Prior to joining Shearson Lehman Brothers, Mr. Bingham was director of the Corporate Finance Department, member of the Board, and, most recently, head of Mergers and Acquisitions at Lehman Brothers Kuhn Loeb Inc. Prior thereto, he directed investment banking operations at Kuhn Loeb & Company where he was a partner and member of the Board and Executive Committee. Mr. Bingham is currently a director of Sweetheart Holdings Inc. ("Sweetheart"), Stanadyne Automotive Corp. ("Stanadyne") and Bucyrus International, Inc. ("Bucyrus"). He formerly served on the boards of Avis, Inc., ITT Life Insurance Corporation and Valero Energy Corporation.

     Mr. Rogers has been a director of the Company since the Acquisition. Mr. Rogers co-founded AIP and has been a director and officer of the firm since 1989. He is also a limited partner of AIP-LP and an officer and director of AIPCorp. From 1980 to 1987, he served as Chairman, President and Chief Executive Officer of NL Industries, Inc., a petroleum service and chemical company. Mr. Rogers is a former director of Allied Stores Corporation, Allied-Signal Inc., Parsons Corporation, MCorp and Southwest Bancshares Inc. He is currently a director of Easco, Inc. ("Easco"), Sweetheart, Stanadyne, Bucyrus and Derby International.

     Mr. Ward has been a director of the Company since the Acquisition. Mr. Ward has been an employee of AIP since 1992. From 1989 to 1992, he was Vice President and Chief Financial Officer of Plantronics, Inc., a telecommunications equipment company, and from 1980 to 1989, he held several investment banking positions at Kidder, Peabody & Co., Incorporated, including Senior Vice President. Mr. Ward is a director of Easco, Stanadyne, Sweetheart and Bucyrus.

     Mr. Klein has been a director of the Company since the Acquisition. Mr. Klein has been an employee of AIP since 1992. From 1991 to 1992, he was an associate at The First Boston Corporation and prior thereto was an associate with Acadia Partners, L.P. From 1986 to 1988, he served as a financial analyst in the mergers and acquisitions department of Morgan Stanley & Co. Incorporated. Mr. Klein is a director of Easco.

     Mr. Schaefer is the former President and Chief Executive Officer of the Company, where he served from April 1993 to October 1996. Between 1983 and 1993, Mr. Schaefer was employed at Occidental Petroleum Corporation in a variety of officer positions, including Vice President, Occidental Petroleum Corp.; Executive Vice President, Polymers and Plastics Division; and Senior Vice President, PVC Products Division. Prior to 1983, Mr. Schaefer held a variety of line and senior management positions at Diamond Shamrock, most recently as Corporate Director, Human Resources and Vice President and General Manager, Plastics Division.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth information concerning the compensation for Mr. Roland, the four other most highly compensated officers of the Company and the two highest compensated former officers of the Company for the years ended December 31, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                               -----------------------------       ALL OTHER
              NAME AND POSITION                YEAR    SALARY($)    BONUS($)    COMPENSATION($)
              -----------------                ----    ---------    --------    ---------------
Frank H. Roland..............................  1997    $330,000          --             $4,101(6)
  President and Chief Executive Officer and    1996     288,919          --              4,134(6)
  Director
John C. Cantlin..............................  1997      63,333(2)  $25,000(5)   118(6)/15,833(7)
  Chief Financial Officer and Treasurer        1996          --          --
Timothy J. Bernlohr..........................  1997     107,404(3)   30,000(5)   236(6)/77,000(8)
  Vice President -- Marketing & Sales          1996          --          --
Mark T. Dobbins..............................  1997     144,800          --                354(6)
  Vice President -- Human Resources            1996      17,190          --             11,460(7)
Alfred H. Turner.............................  1997     104,240(4)       --      268(6)/10,425(7)
  Vice President -- Information Systems        1996          --          --
Steven W. Schaefer(1)........................  1997          --          --                 --
                                               1996     341,195          --              4,134(6)
Thomas F. Lemker(1)..........................  1997      96,250          --              2,425(6)
                                               1996     179,586          --              4,134(6)

---------------

(1) No longer employed by the Company.

(2) Reflects Mr. Cantlin's earnings from September 1997 (when he joined the Company) through December 1997. His annual Salary is $190,000.

(3) Reflects Mr. Bernlohr's earnings from April 1997 (when he joined the Company) through December 1997. His annual Salary is $150,000.

(4) Reflects Mr. Turner's earnings from January 1997 (when he joined the Company) through December 1997. His annual Salary is $125,100.

(5) Reflects guaranteed minimum bonus for 1997.

(6) Reflects 1996 and 1997 total term life insurance premiums paid by the Company and 1997 total amounts contributed under the Company's 401(k) plan for each executive.

(7) Reflects signing bonus.

(8) Reflects payments made by the Company to compensate Mr. Bernlohr for the forfeiture of stock options and performance restricted shares of his prior employer.

     Stock Options and Stock Appreciation Rights ("SARs"). No options to acquire common stock, $.01 par value, of RBX Group (the "Common Stock") or SARs were granted to any named executive officer of the Company during the year ended December 31, 1997. The following table provides information on options exercised during 1997 for the named executive officers and the value of such unexercised options as of the end of such year. No SARs were outstanding in 1997.

                      AGGREGATED OPTION EXERCISES FOR 1997
               AND OPTION VALUES AS OF DECEMBER 31, 1997 TABLE(1)

                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                             SHARES                    UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                            ACQUIRED        VALUE        AS OF DECEMBER 31, 1997(#)      AS OF DECEMBER 31, 1997($)
                           IN EXERCISE   REALIZED($)    EXERCISABLE/UNEXERCISABLE(1)    EXERCISABLE/UNEXERCISABLE(2)
                           -----------   -----------   ------------------------------   ----------------------------
Frank H. Roland..........       0             0                 5,223/5,100                     $391,725/$0
Harry L. Schickling......       0             0                   3,176/900                     $238,200/$0
Steven W. Schaefer.......       0             0                     4,666/0                     $349,950/$0
Thomas F. Lemker.........       0             0                 3,333/3,000                     $249,975/$0

---------------

(1) Represents outstanding Rollover Options (as defined) and outstanding Incentive Options (as defined), respectively.

(2) Amounts shown are based on the estimated fair market value of the Common Stock as of December 31, 1997 at $100 per share.

     Rollover Options. At the time of the Acquisition, certain options held by management were converted into options to acquire common stock of RBX Group (the "Rollover Options").

     Incentive Options. On October 16, 1995, the Board of Directors of RBX Group adopted the Management Stock Option Plan (the "Management Stock Option Plan"). The purposes of the Management Stock Option Plan are to motivate and retain certain management employees of the Company and its subsidiaries and attract and retain talented individuals as employees by allowing them to acquire an ownership interest in the Company. The Management Stock Option Plan provides for the grant of up to 40,000 stock options (the "Incentive Options"), subject to adjustment for stock splits and similar capital changes. As of December 31, 1997, 12,600 Incentive Options were outstanding and 27,400 Incentive Options were available for future grants.

     The Chief Executive Officer administers the Management Stock Option Plan subject to the review and approval of the Board of Directors. On October 16, 1995, awards of Incentive Options were granted to certain management employees of the Company as determined by the Chief Executive Officer (and approved by the Board of Directors) who administers the Management Stock Option Plan. The term of any Incentive Option shall not exceed ten years. Options under the Management Stock Option Plan are not intended to be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code or any successor provisions.

     The Board of Directors selects the participants and establishes the terms and conditions of each Incentive Option grant.

PENSION PLANS

     The Company maintains a noncontributory defined benefit pension plan (the "Plan") covering certain of the Company's employees, including the executive officers listed in the foregoing tables. The accrued monthly benefit ordinarily payable under the Plan is equal to 1/12 multiplied by: (i) 0.5% of the average compensation (including merit bonuses) received by a participant during the five consecutive calendar years of employment that would produce the highest such average (the "Final Average Compensation") times the years of service of the participant with the Company and certain related or predecessor employers not in excess of 35 years ("Years of Benefit Service") plus (ii) 0.5% of the Final Average Compensation that is in excess of the Social Security taxable wage base times Years of Benefit Service.

     The compensation covered by the Plan generally corresponds to the annual salary and merit bonus amounts reported in the preceding summary compensation table. For calendar years between 1994 and 1997, the total compensation that can be considered for any purpose under the Plan (the "Pay Limit") is limited to $150,000 and beginning in 1997, the Pay Limit is $160,000 pursuant to requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Code also places certain other limitations on the annual benefits that may be paid under the Plan. However, the benefits payable under the Plan are not reduced for any Social Security payments that may be received by a participant.

     The Company has also adopted an unfunded supplemental retirement plan for certain designated employees (the "SERP") which is designed to supplement the benefits payable to participants under the Plan and certain other plans of the Company. The annual benefit ordinarily payable under the SERP is equal to 50% of the participant's Final Average Compensation (as determined under the Plan), calculated based on a maximum compensation of $235,840 (or, if greater, the amount of the Pay Limit then in effect), but reduced by (i) the sum of all benefits under the Plan and any other qualified plans maintained by the Company,
(ii) the amount of monthly Social Security benefit payments received by the participant, and (iii) the amount of any long-term disability payments to the participant. The SERP has the effect of establishing a minimum pension level for participating executives, regardless of participation in the Qualified Plans.

     The estimated annual benefits payable under the Plan (as a straight life annuity commencing at age 65) for employees not covered by the SERP are illustrated below:

                                                YEARS OF SERVICE
         FINAL AVERAGE           -----------------------------------------------
       COMPENSATION (1)            15        20        25        30        35
       ----------------          -------   -------   -------   -------   -------
$125,000.......................  $16,682   $22,242   $27,803   $33,364   $38,924
$150,000 and above.............   20,432    27,242    34,053    40,864    47,674

---------------

        (1) Annual covered compensation is assumed to be $27,576, the 1996 value for a participant age 65. All pay is assumed to be capped at the 401(a)(17) pay limit of $150,000 for years prior to 1997 and for 1997, the limit is $160,000, pursuant to requirements imposed by the Code. No grandfathered benefits are included in the calculations for past pay cap levels.

DIRECTOR COMPENSATION

     Mr. Barrett receives an annual fee of $150,000 for his service as Chairman of the Board of Directors. Mr. Schaefer receives an annual retainer of $15,000, plus $1,000 per meeting of the Board of the Directors. All other Directors currently do not receive a fee or an annual retainer for their services as Directors. Each of the Directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There is currently no compensation committee of the Board of Directors. The principal decisions respecting compensation of executive officers are made by the Board of Directors. Mr. Roland is a Director but does not participate in any vote regarding his own compensation.

EMPLOYMENT AGREEMENTS

     Mr. Cantlin is party to an employment arrangement which remains in effect at least until September 1, 2000, unless terminated earlier for cause. The arrangement provides for a base salary of $190,000 and incentive compensation based on the Company's financial performance.

     Mr. Bernlohr is party to an employment arrangement which remains in effect at least until April 1, 2000, unless terminated earlier for cause. The arrangement provides for an annual base salary of $150,000 and incentive compensation based on the Company's performance.

     Mr. Dobbins is party to an employment arrangement which remains in effect at least until November 18, 1999, unless terminated earlier for cause. The arrangement provides for an annual base salary of $150,000 and incentive compensation based on the Company's performance.

     Mr. Turner is party to an employment arrangement which remains in effect at least until March 1, 2000, unless terminated earlier for cause. The arrangement provides for an annual base salary of $125,100 and incentive compensation based on the Company's performance.

                               SECURITY OWNERSHIP

     As of December 31, 1997, RBX Group was the only holder of record of shares of the Company's common stock, par value $.01 per share. As of December 31, 1997, there were 15 holders of record of shares of

Common Stock of RBX Group. The following table sets forth certain information regarding beneficial ownership of Common Stock as of December 31, 1997, assuming the exercise of stock options exercisable within 60 days of such date, by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors and the named executive officers in the Summary Compensation Table and (iii) all directors and executive officers as a group. To the knowledge of the Company, each stockholder has sole voting and investment power as to the shares of Common Stock shown unless otherwise noted. Except as indicated below, the address for each such person is c/o RBX Corporation, 5221 ValleyPark Drive, Roanoke, Virginia 24019.

NAME                                                          NUMBER(1)   PERCENTAGE(2)
----                                                          ---------   -------------
American Industrial Partners Capital Fund II, L.P.(3)(4)....   394,275        78.9%
American Industrial Partners Capital Fund, L.P.(3)(4).......   100,000        20.0%
Frank H. Roland(5)..........................................     5,223         1.0%
Tom H. Barrett..............................................     1,000            *
W. Richard Bingham(4).......................................   494,275        98.9%
Theodore C. Rogers(4).......................................   494,275        98.9%
Lawrence W. Ward, Jr. ......................................       100            *
Robert J. Klein.............................................       150            *
Steven W. Schaefer(5).......................................     4,666            *
Thomas F. Lemker(5).........................................     3,333            *
All directors and executive officers
  as a group (12 persons)(6)................................   508,590        99.3%

---------------

  * Represents less than 1%.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. In computing the number of shares of Common Stock beneficially owned by a person and the percentage of beneficial ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2) Based upon 499,275 shares of Common Stock outstanding as of December 31,
    1997.

(3) The address of such entity is One Maritime Plaza, Suite 2525, San Francisco, CA 94111.

(4) Messrs. Bingham and Rogers share investment and voting power with respect to the securities owned by AIP-CF and American Industrial Partners Capital Fund, L.P., but each disclaims beneficial ownership of any shares of Common Stock. The business address of Mr. Bingham is One Maritime Plaza, Suite 2525, San Francisco, CA 94111, and the business address of Mr. Rogers is 551 Fifth Avenue, Suite 3800, New York, NY 10176.

(5) Represents shares of Common Stock which are issuable upon exercise of options within 60 days of the date hereof.

(6) Includes an aggregate of 29,436 shares of Common Stock held by directors and past and present executive officers which are issuable upon exercise of options exercisable within 60 days of the date hereof.

     The total amount of authorized capital stock of the Company is 1,000 shares of common stock, $0.01 par value per share, and no shares of preferred stock. The total amount of authorized capital stock of the RBX Group is 1,000,000 shares of Common Stock, 100,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock") and 90,000 shares of non-voting series A preferred stock, par value $0.01 per share (the "Series A Preferred Stock"). As of December 31, 1997, 1,000 shares of the Company's Common Stock were issued and outstanding, 499,275 shares of RBX Group's Common Stock were issued and outstanding and 90,000 shares of RBX Group's Series A Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Series A Preferred are held by AEA Investors, Inc. or affiliates thereof.

     The issued and outstanding shares of the Company's common stock are validly issued, fully paid and nonassessable. The holders of outstanding shares of the Company's common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. The shares of the Company's common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of the Company's common stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding. Each outstanding share of the Company's common stock is entitled to one vote on all matters submitted to a vote of stockholders.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

ACQUISITION ARRANGEMENTS

     In connection with the Acquisition, RBX Group, AIP, certain related investors and management investors entered into a stockholders' agreement (the "Stockholders' Agreement") pursuant to which such persons were granted certain registration rights and participation rights with respect of the Common Stock of RBX Group. Pursuant to the Stockholders' Agreement, AIP has the right to elect the majority of the directors of RBX Group.

     At the close of the Acquisition, AIP was paid a fee of $2.0 million and was reimbursed for out-of-pocket expenses in connection with the negotiation of the acquisition agreement and for providing certain investment banking services to the Company including the arrangement and negotiation of the terms of the acquisition financing and for other financial advisory and management consulting services.

     Upon the closing of the Ensolite Acquisition, the Company paid a fee of $400,000 to AIP and reimbursed AIP for its out-of-pocket expenses in connection with the negotiation of the Ensolite Acquisition and for providing certain investment banking services to the Company, including the arrangement and negotiation of the terms of the related agreements and financing.

MANAGEMENT SERVICES AGREEMENT

     AIP has provided, and expects to continue to provide, substantial ongoing financial and management services to the Company utilizing the extensive operating and financial experience of AIP's principals. AIP receives an annual fee of $850,000 for providing general management, financial and other corporate advisory services to the Company, payable semiannually, and is reimbursed for out-of-pocket expenses. The fees are paid to AIP pursuant to a management services agreement among AIP, RBX Group, the Company and the Company's subsidiaries and are subordinated in right of payment to the Notes, the New Credit Agreement and the Senior Subordinated Notes.

                            DESCRIPTION OF NEW NOTES

GENERAL

     The New Notes will be issued as a separate series pursuant to the Indenture. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The New Notes are subject to all such terms, and Holders of New Notes are referred to the Indenture and the TIA for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture, Collateral Documents and Registration Rights Agreement are available as set forth below under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to RBX Corporation and not to any of its Subsidiaries.

     As of the date of the Indenture, none of the Company's Subsidiaries were Unrestricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes will be limited in aggregate principal amount to $100.0 million and will mature on January 15, 2003. Interest on the Notes will accrue at the rate of 12% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 1998, to Holders of record on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

RANKING AND SECURITY

     The Notes will rank pari passu with all Indebtedness of the Company that is not subordinated to the Notes, including borrowings under the New Credit Agreement. The Notes will rank senior to any Indebtedness of the Company that is subordinated to the Notes, including the Senior Subordinated Notes.

     The Notes will be unconditionally guaranteed on a senior secured basis by each of the Subsidiary Guarantors. See "Subsidiary Guarantees." The Subsidiary Guarantees will rank pari passu with all Indebtedness of the Subsidiaries Guarantors that is not subordinated to such Subsidiary Guarantees, including guarantees of borrowings under the New Credit Agreement. The Subsidiary Guarantees will rank senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to such Subsidiary Guarantees, including the guarantees of the Senior Subordinated Notes.

     The Notes will be secured by a first priority Lien on certain collateral described below that is owned or hereafter acquired by the Company, including by a pledge of the stock of each of the Subsidiary Guarantors, and each of the Subsidiary Guarantees will be secured by a first priority Lien (or, with respect to certain properties, a second priority lien) on certain collateral described below that is owned or hereafter acquired by each of the Subsidiary Guarantors (collectively, the "Primary Collateral"). In addition, the Notes and the Subsidiary Guarantees will be secured by a Lien that is junior to the Lien securing the New Credit Agreement on assets comprising the New Credit Agreement Collateral, which consist of substantially all of the accounts receivable, inventory and general intangibles (to the extent related to inventory and receivables) of the Company and the Subsidiary Guarantors and the proceeds thereof, whether now owned or hereafter acquired (collectively, "Secondary Collateral" and, together with the Primary Collateral, the "Collateral").

     The Primary Collateral owned by the Company includes, without limitation (whether now owned or hereafter acquired): (i) the outstanding Capital Stock of the Company's Subsidiaries, (ii) the Company's material owned personal property, plant, equipment, furnishings and fixtures, (iii) certain of the Company's owned manufacturing and warehouse facilities, including additions and improvements and the Company's leasehold interests in certain leased manufacturing facilities,
(iv) the Company's trademarks, patents and copyrights and related intellectual property and (v) certain other assets. The Primary Collateral owned by the Subsidiary Guarantors includes, without limitation (whether now owned or hereafter acquired): (i) the Subsidiary Guarantors' material owned personal property, plant, equipment, furnishings and fixtures, (ii) certain of the Subsidiary Guarantors' owned manufacturing and warehouse facilities, including additions and improvements and the Subsidiary Guarantors' leasehold interests in certain leased manufacturing facilities, (iii) the Subsidiary Guarantors' trademarks, patents and copyrights and related intellectual property and (iv) certain other assets. The Indenture and the Collateral Documents will require that the Company and its Subsidiaries pledge all After-Acquired Property of the types described in this paragraph as Collateral under the Indenture and the Collateral Documents.

     The Notes will be effectively subordinated to existing and future secured Indebtedness to the extent of any assets serving as collateral for such Indebtedness, and each Subsidiary Guarantee likewise will be effectively subordinated to existing and future secured Indebtedness of the respective Subsidiary Guarantors to the extent of any assets serving as collateral for such Indebtedness. In that regard, borrowings by the Company under the $25.0 million New Credit Agreement, and the guarantees thereof by each of the Subsidiary Guarantors, will be secured by a first priority Lien on the New Credit Agreement Collateral, and the Notes and the Subsidiary Guarantees will be secured by a Lien on such collateral that is junior to the Lien securing the New Credit Agreement. In addition, the Indenture will permit the Company and the Subsidiary Guarantors to create Purchase Money Liens securing Purchase Money Obligations, and the Notes and the Subsidiary Guarantees will also be effectively subordinated to such Purchase Money Obligations and other obligations secured by such Purchase Money Liens to the extent of any assets serving as collateral for such Indebtedness. See the definition of "Permitted Liens" under "-- Certain Definitions."

     Upon the occurrence and during the continuance of an Event of Default, the Trustee will have the right to exercise on behalf of the holders of the Notes such remedies, including remedies with respect to the Primary Collateral and, subject to the Intercreditor Agreement, the Secondary Collateral, as are available under the Indenture, the Collateral Documents and at law. All funds distributed under the Collateral Documents and received by the Trustee for the benefit of the Holders of the Notes will be distributed by the Trustee in accordance with the provisions of the Indenture.

     Under the terms of the Indenture and the Collateral Documents, the Trustee will determine the circumstances and manner in which to dispose of the Primary Collateral and, subject to the Intercreditor Agreement, the Secondary Collateral, including, but not limited to, the determination of whether to release all or any portion of such Collateral from the Liens created by the Collateral Documents and whether to foreclose on such Collateral following an Event of Default. The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture is, in the case of Secondary Collateral, subject to the provisions of the Intercreditor Agreement and, with respect to any Collateral, likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Company or any of its Subsidiaries prior to the Trustee having repossessed and disposed of the Collateral, and, in the case of real property Collateral, could also be significantly impaired by restrictions under state law. See "-- Risk Factors -- Certain Bankruptcy Limitations."

     The Indenture permits the release of Collateral without the substitution of additional Collateral under certain circumstances, including in connection with certain Asset Sales. See "-- Possession, Use and Release of Collateral." As described under "-- Certain Covenants -- Asset Sales," the Net Proceeds of Asset Sales may be required to be utilized to make an Asset Sale Offer. To the extent an Asset Sale Offer is not accepted by Holders, the unutilized Net Proceeds will, if required by the terms of the indenture governing the Senior Subordinated Notes, be used to make a similar repurchase offer to holders of the Senior Subordinated Notes, and to the extent not accepted by such holders, be retained by the Company or the applicable Subsidiary Guarantor, free and clear of the Lien of the Indenture and the Collateral Documents. In addition, the term "Asset Sale," as defined in the Indenture, will exclude certain sales or other dispositions of assets. See "-- Certain Definitions." As a result, the Company and its Subsidiaries will be permitted to sell certain assets without compliance with the foregoing provisions. The Collateral will also be released as security for the Notes and the Guarantees upon a legal defeasance or covenant defeasance of the Notes (see "-- Legal Defeasance and Covenant Defeasance") and, upon the release of any Subsidiary Guarantor as described in the last paragraph under "-- Subsidiary Guarantees" below, the Collateral pledged by such Subsidiary Guarantor will be released as security for its Subsidiary Guarantee.

     The Company has not conducted appraisals of the Collateral in connection with the offering (the "Offering") of the Old Notes. The consolidated book value of the Primary Collateral as of December, 1997 was approximately $126.1 million. The Primary Collateral includes the manufacturing facilities located in Bedford, Virginia, Colt, Arkansas, Middlefield, Ohio and Buchanan, Virginia and a warehouse facility in Santa Fe Springs, California, but does not include the manufacturing facilities in Conover, North Carolina, Tallapoosa, Georgia, Barberton, Ohio or South Holland, Illinois. In addition, the consolidated book value of the Secondary Collateral was approximately $77.8 million as of December 31, 1997. The amount realized in respect of the Collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. In that regard, the New Credit Agreement Collateral (which consists of the inventory, accounts receivable and general intangibles (to the extent related to inventory and accounts receivable) of the Company and its existing and future Subsidiaries and the proceeds thereof) is material to the Company and its Subsidiaries and is necessary to operate their businesses. As a result, the Trustee and the Holders of the Notes do not have the benefit of a first priority Lien on all the assets necessary to continue to operate the business in the ordinary course of business. In addition, the fact that the lenders under the New Credit Agreement have a first priority Lien on the Secondary Collateral could have a material adverse effect on the amount that would be realized upon a liquidation of the Collateral. Accordingly, there can be no assurance that proceeds of any sale of the Collateral pursuant to the Indenture and the related Collateral Documents following an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due under the Notes. See "-- Risk Factors -- Certain Limitations on the Collateral and the Subsidiary Guarantees." If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Subsidiary Guarantors. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. To the extent that Liens, rights or easements granted to third parties encumber assets located on property owned by the Company or the Subsidiary Guarantors, including the New Credit Agreement Collateral, such third parties have or may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Trustee or the holders of the Notes to realize or foreclose on Collateral.

     In connection with the Offering, the Trustee, the agent ("Agent") under the New Credit Agreement, the Company and the Subsidiary Guarantors entered into the Intercreditor Agreement, which defines the rights between the Trustee and the Agent with respect to the New Credit Agreement Collateral and the Secondary Collateral. Among other things, the Intercreditor Agreement provides that the Agent will be entitled to sell or dispose of the New Credit Agreement Collateral without regard to the Lien of the Indenture and the Collateral Documents, except that the Agent is required to promptly deliver to the Trustee any proceeds remaining from such sale, transfer or other disposition of the New Credit Agreement Collateral and Secondary Collateral after payment and satisfaction of all Obligations under the New Credit Agreement. Moreover, the Trustee, on behalf of itself and the holders of the Notes, will agree to release the Lien of the Indenture and the Collateral Documents in the New Credit Agreement Collateral and Secondary Collateral to allow any sale or disposition of such collateral for the benefit of the lenders under the New Credit Agreement if such sale or disposition is made in accordance with the provisions of the Indenture. Under the Intercreditor Agreement, the Trustee will agree, on behalf of itself and the holders of the Notes, that without the prior written consent of the Agent, it will not exercise any rights of enforcement with respect to New Credit Agreement Collateral or the Secondary Collateral until the Obligations under the New Credit Agreement have been paid and satisfied in whole.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes will be jointly and severally guaranteed on an unconditional basis (the "Subsidiary Guarantees") by each of the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee, and the grant by each Subsidiary Guarantor of Liens on the Collateral of each Subsidiary Guarantor to secure its obligations under its Subsidiary Guarantee, will be subject to various laws for the protection of creditors, including, without limitation, laws governing fraudulent conveyances and transfers. To the extent that the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee, or the Lien granted by the Subsidiary Guarantor on its Collateral, were held to be unenforceable as a fraudulent conveyance or transfer or for other reasons, the holders of Notes would cease to have any direct claim against the Subsidiary Guarantor, cease to have any Lien on the assets of such Subsidiary Guarantor, or both, as appropriate. In an attempt to avoid this result, the Subsidiary Guarantees will provide that the obligations of each Subsidiary Guarantor thereunder will be limited to the maximum amount as will not constitute a fraudulent conveyance or fraudulent transfer under applicable law. Such amount could be substantially less than the obligations on the Notes. In addition, any limitation on the amounts payable by a Subsidiary Guarantor under the Subsidiary Guarantee pursuant to such provision will result in a corresponding limitation on the ability of the Trustee to realize upon the Collateral pledged by such Subsidiary Guarantor. See, "Risk Factors -- Fraudulent Conveyance Matters."

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation or other Person, whether or not affiliated with such Subsidiary Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Notes, the Indenture, the Registration Rights Agreement and the Collateral Documents pursuant to a supplemental indenture and other agreements in form and substance reasonably satisfactory to the Trustee;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" (v) the Collateral owned by such Subsidiary Guarantor or surviving Person, as the case may be, (A) shall continue to constitute Collateral under the Indenture and the Collateral Documents, (B) shall be subject to a Lien in favor of the Trustee for the benefit of the holders of the Notes and (C) shall not be subject to any Lien other than Permitted Liens; and (vi) the property and assets of the Person which is merged or consolidated with or into such Subsidiary Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and such Subsidiary Guarantor or the surviving Person, as the case may be, shall take such actions as may be necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by the Indenture; provided, that the provisions of clauses (ii) through (iv) above shall not apply to the merger of two or more Subsidiary Guarantors with and into each other or the merger of any Subsidiary Guarantor into the Company.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital

Stock of any Subsidiary Guarantor, in each case to a Person which is not the Company or a Subsidiary or an Affiliate of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee, the Indenture and the Collateral Documents; provided that (i) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the Indenture described under "-- Certain Covenants -- Asset Sales" and (ii) all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other Liens which secure, Indebtedness of the Company or any of its Subsidiaries or Unrestricted Subsidiaries, shall also terminate.

OPTIONAL REDEMPTION

     The Notes will be subject to redemption at any time on or after July 15, 1999 at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed after the respective dates indicated below:

                           DATE                             PERCENTAGE
                           ----                             ----------
July 15, 1999.............................................    103.0%
January 15, 2000..........................................    104.5%
January 15, 2001..........................................    106.0%
January 15, 2002..........................................    107.5%

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate; provided that no Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

CERTAIN COVENANTS

  Change of Control

     The Indenture provides that upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Change of Control Purchase Date"), the Company will purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

     On the Change of Control Purchase Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1.0 million unless
(i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to, or pari passu with, the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received), will be deemed to be cash for purposes of this provision, (iii) subject to the Intercreditor Agreement, if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions described under "-- Possession, Use and Release of Collateral," and (iv) the Company or such Subsidiary, as the case may be, applies the Net Proceeds as provided in the following paragraph.

     Any such Net Proceeds shall be applied within 360 days of the related Asset Sale as follows:

          (i) to the extent that such Net Proceeds are derived from property or assets which do not constitute Primary Collateral or are not deemed (pursuant to the provisions described below) to constitute Primary Collateral Proceeds ("Non-Primary Collateral Proceeds"), such Non-Primary Collateral Proceeds may, at the option of the Company, be applied to repay Indebtedness outstanding under the New Credit Agreement; and

          (ii) with respect to any Net Proceeds derived from property or assets which constitute Primary Collateral ("Primary Collateral Proceeds") or derived from a transaction as a result of which a Subsidiary Guarantor is released from its Subsidiary Guarantee as provided in the last paragraph under "-- Subsidiary Guarantees" and which (pursuant to the provisions described below) are deemed to be Primary Collateral Proceeds, and with respect to any Non-Primary Collateral Proceeds remaining after application as described in subparagraph (i) above (all such Primary Collateral Proceeds and amounts deemed to be Primary Collateral Proceeds, together with any such remaining Non-Primary Collateral Proceeds being hereinafter called, collectively, the "Available Amount"), such Available Amount shall, if the Company so elects, be applied (A) to the acquisition of another business or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the date of the Indenture or any reasonable extensions or expansions thereof ("Replacement Assets"); provided, that any Replacement Assets acquired with any Primary Collateral Proceeds or amounts deemed to constitute Primary Collateral Proceeds (1) shall be owned by the Company or by the Subsidiary Guarantor that made the Asset Sale and shall not be subject to any Liens except Permitted Liens (and the Company or such Subsidiary Guarantor, as the case may be, shall execute and deliver to the Trustee such Collateral Documents or other instruments as shall be necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for the benefit of the holders of the Notes, securing its obligations under the Notes or its Subsidiary Guarantee, as the case may be, and otherwise shall comply with the provisions of the Indenture applicable to After-Acquired Property), and (2) shall not include any New Credit Agreement Collateral or (B) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of Net Insurance Proceeds received on account of such loss, damage or taking.

     Any portion of the Available Amount that is not used as described in subparagraphs (i) or (ii) above within such 360 day period shall constitute "Excess Proceeds" subject to disposition as provided below. When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds to make a similar repurchase offer to holders of Senior Subordinated Notes, and, to the extent not accepted by such holders, for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     Subject to the Intercreditor Agreement, all Collateral Proceeds and amounts which, pursuant to the provisions described above, are deemed to be Collateral Proceeds shall, pending their application in accordance with this covenant or the release thereof in accordance with the provisions described under "-- Possession, Use and Release of Collateral" and "-- Use of Trust Monies," be deposited in the Collateral Account under the Indenture.

     The term "Asset Sale," as defined in the Indenture, will exclude certain sales and other dispositions of assets. See "-- Certain Definitions." As a result, the Company and its Subsidiaries will be permitted to sell certain assets without compliance with the foregoing covenant.

     The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer

Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate or Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes, except at final maturity, other than through the purchase or acquisition by the Company of Indebtedness through the issuance in exchange therefor of Equity Interests (other than Disqualified Stock); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (v) of the next succeeding paragraph), is less than the sum of (i) $5.0 million, plus (ii) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii) to the extent not included in the amount described in clause (ii) above, 100% of the aggregate net cash proceeds received after the date of the Indenture by the Company from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of the Company or of debt securities of the Company or any Subsidiary Guarantor that have been converted into, or canceled in exchange for, Equity Interests of the Company or of any direct or indirect parent of the Company (other than Equity Interests (or convertible debt securities) sold to a Subsidiary or an Unrestricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iv) 100% of any dividends received by the Company or a Wholly Owned Subsidiary that is a Subsidiary Guarantor after the date of the Indenture from an Unrestricted Subsidiary of the Company, plus (v) 100% of the cash proceeds realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person) following the date of the Indenture, plus (vi) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) if no Default or Event of Default has occurred and is continuing (and has not been waived) or will occur as a consequence thereof, the payment by the Company of a management fee to AIP or its designee in an amount not to exceed $850,000 in any year (payable semi-annually 45 days after each interest payment date with respect to the Senior Subordinated Notes) plus an additional amount in such year (not to exceed $850,000) to the extent such management fee was not payable by reason of this clause (ii) in any prior fiscal year, and the reimbursement by the Company of AIP's or its designee's reasonable out-of-pocket expenses; provided, however, that no such fees may be paid, and no such expenses may be reimbursed, unless the obligation of the Company to pay such management fee has been subordinated to the payment of all Obligations with respect to the Notes (and any Subsidiary Guarantee thereof) in the same manner and to the same degree that the Senior Subordinated Notes are subordinated to the Obligations with respect to the Notes (and any Subsidiary Guarantees); (iii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); provided, that any net cash proceeds that are utilized for any such Restricted Investment, and any Net Income resulting therefrom, will be excluded from clauses (c)(ii) and
(c)(iii) of the preceding paragraph; (iv) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, other Equity Interests of the Company (other than any Disqualified Stock); provided that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, will be excluded from clauses (c)(ii) and (c)(iii) of the preceding paragraph; (v) the defeasance, redemption or repurchase of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); provided, that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, will be excluded from clauses (c)(ii) and (c)(iii) of the preceding paragraph; (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company or any direct or indirect parent of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management agreement, stock option agreement or plan or stockholders agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests will not exceed $1.0 million in any fiscal year or $5.0 million in the aggregate (net of the cash proceeds received by the Company from subsequent reissuances of such Equity Interests to new members of management), and no Default or Event of Default will have occurred and be continuing immediately after such transaction; (vii) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; (viii) the repurchase of Senior Subordinated Notes in connection with an "Asset Sale Offer" (as defined in the indenture for the Senior Subordinated Notes) after first satisfying any requirement to make and consummate an Asset Sale Offer to the holders of the Notes under the Indenture as provided in "-- Certain Covenants -- Asset Sales;" and (vi) the repurchase of Senior Subordinated Notes in connection with a "Change of Control Offer" (as defined in the indenture for the Senior Subordinated Notes) after first satisfying any requirement to make and consummate a Change of Control Offer to the holders of the Notes under the Indenture as provided in "-- Certain Covenants -- Change of Control."

     The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) will be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries and Unrestricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries and Unrestricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and the Company's Subsidiaries that are Subsidiary Guarantors may incur Indebtedness and issue preferred stock if: (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; provided, that no Guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by the Company or a Subsidiary pursuant to this paragraph.

     The foregoing provisions will not apply to:

          (i) the incurrence by the Company of Senior Revolving Debt and reimbursement obligations in respect of letters of credit (and Guarantees thereof by Subsidiaries that are Subsidiary Guarantors) in an aggregate principal amount at any time outstanding (with letters of credit obligations being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries that are Subsidiary Guarantors with respect thereto) not to exceed an amount equal to $25.0 million;

          (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness, including the Senior Subordinated Notes;

          (iii) the incurrence by the Company of Indebtedness represented by the Notes and by the Subsidiaries of Indebtedness represented by the Subsidiary Guarantees;

          (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

          (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

          (vi) the incurrence by the Company or any of its Wholly Owned Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (vii) the incurrence by the Company or any of its Subsidiaries that are Subsidiary Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the Indenture to be incurred;

          (viii) the incurrence by the Company or any of its Subsidiaries that are Subsidiary Guarantors of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the sum of $5.0 million;

          (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Subsidiary of the Company;

          (x) Indebtedness incurred by the Company or any of its Subsidiaries that is a Subsidiary Guarantor arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing the performance of the Company or any of its Subsidiaries incurred by any Person acquiring all or a portion of such business, assets of a Subsidiary of the Company for the purpose of financing such acquisition, in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of the Company in good faith) actually received by the Company or any of its Subsidiaries in connection with such disposition; and

          (xi) the incurrence by a Receivables Subsidiary of Indebtedness in an amount not to exceed $25.0 million in a Qualified Receivables Transaction that is without recourse to the Company or to any Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person.

     Notwithstanding any other provision of this covenant, a Guarantee of Indebtedness permitted by the terms of the Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

  Liens

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the New Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (f) by reason of customary nonassignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of the Indenture, provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien, (i) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary, (j) any restriction or encumbrance contained in contracts for sale of assets permitted by the Indenture in respect of the assets being sold pursuant to such contract, (k) Senior Revolving Debt permitted to be incurred under the Indenture and incurred after the date of the Indenture, provided, that such encumbrances or restrictions in such Indebtedness are no more onerous than the restrictions contained in the New Credit Agreement on the date of the Indenture, (l) Non-Recourse Debt of Unrestricted Subsidiaries incurred under clause (ix) of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" or (m) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction entered into after the date of the Indenture involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the following will not be deemed to be Affiliate Transactions: (w) the provision of administrative or management services by the Company or any of its officers to any of its Subsidiaries in the ordinary course of business consistent with past practice,
(x) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Wholly Owned Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment and (z) transactions permitted by the covenant entitled
"-- Restricted Payments."

  Maintenance of Adjusted EBITDA

     Commencing with the fiscal quarter ending December 31, 1998, not later than 45 days following the end of each of the Company's fiscal quarters (or 90 days following the end of the Company's fiscal year), the Company shall deliver to the Trustee an Officers' Certificate determining that the Company's aggregate Adjusted EBITDA for the four-quarter period ending such quarter was not less than $18.0 million.

  Additional Subsidiary Guarantees

     The Indenture provides that all Subsidiaries of the Company (other than a Receivables Subsidiary) substantially all of whose assets are located in the United States or that conduct substantially all of their business in the United States will be Subsidiary Guarantors. In addition, the Indenture provides that the Company will not, and will not permit any of the Subsidiary Guarantors to, make any Investment in any Subsidiary that is not a Subsidiary Guarantor unless either (i) such Investment is permitted by the covenant entitled "-- Restricted Payments", or (ii) such Subsidiary executes a Subsidiary Guarantee and delivers an Opinion of Counsel in accordance with the provisions of the Indenture.

  Impairment of Security Interests

     The Indenture provides that neither Company nor any of its Subsidiaries will take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the Lien in favor of the Trustee for the benefit of the holders of the Notes in the Collateral.

  Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Trustee and all Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Trustee, Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Merger, Consolidation or Sale of Assets

     The Indenture provides that the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (such surviving corporation or transferee Person, the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all the obligations of the Company under the Notes, the Indenture and the Collateral Documents pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) the Surviving Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states; (iv) the Collateral owned by or transferred to the Surviving Entity shall (1) continue to constitute Collateral under the Indenture and the Collateral Documents, (2) shall be subject to the Lien in favor of the Trustee for the benefit of the holders of the Notes and (3) shall not be subject to any Lien other than Permitted Liens; (v) the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Entity shall take such action as may be necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Indenture; (vi) immediately after such transaction no Default or Event of Default exists; (vii) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made
(A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock"; and (viii) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales," "-- Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) default by the Company or any of its Subsidiaries in the performance of the Collateral Documents which adversely affects the enforceability or the validity of the Trustee's Lien on the Collateral or which adversely affects the condition or value of the Collateral in any material respect, repudiation or disaffirmation by the Company or any such Subsidiary of its obligations under the Collateral Documents or the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against the Company or any of its Subsidiaries for any reason; (viii) except as permitted by the Indenture, any Subsidiary Guarantee will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, will deny or disaffirm its obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. In addition to acceleration of the Notes, if an Event of Default occurs and is continuing, the Trustee will have the right, subject, in the case of Secondary Collateral, to the Intercreditor Agreement, to exercise remedies with respect to the Collateral, such as foreclosure, as are available under the Indenture, the Collateral Documents and at law. Holders of the Notes may not enforce the Indenture or the Notes or exercise remedies with respect to the Collateral except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

POSSESSION, USE AND RELEASE OF COLLATERAL

     Subject to and in accordance with the provisions of the Collateral Documents and the Indenture, so long as the Trustee has not exercised its rights with respect to the Collateral upon the occurrence and continuance of an Event of Default, the Company and the Subsidiary Guarantors will have the right to remain in possession and retain exclusive control of the Collateral, to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon, subject, in the case of the Secondary Collateral, to the provisions of the Intercreditor Agreement and the New Credit Agreement.

     Release of Primary Collateral. Upon compliance by the Company with the conditions set forth below, the Trustee will release the Released Collateral (as defined) from the Lien of the relevant Collateral Document. The Company and the Subsidiary Guarantors, as the case may be, will have the right to obtain a release of items of Primary Collateral (the "Released Collateral") upon compliance with the condition that the Company deliver to the Trustee the following:

          (a) A notice from the Company requesting the release of Released Collateral, (i) specifically describing the proposed Released Collateral,
     (ii) specifying the fair market value of such Released Collateral on a date within 60 days of such notice (the "Valuation Date"), (iii) stating that the consideration to be received in respect of the Released Collateral is at least equal to the fair market value of the Released Collateral, (iv) stating that the release of such Released Collateral will not impair the value of the remaining Collateral or interfere with the Trustee's ability to realize such value and will not impair the maintenance and operation of the remaining Collateral, (v) confirming the sale of, or an agreement to sell, such Released Collateral in a bona fide sale to a person that is not an Affiliate to the Company or, in the event that such sale is to a person that is an Affiliate, confirming that such sale is made in compliance with the provisions set forth in "-- Certain Covenants -- Affiliate Transactions," (vi) certifying that if the sale of such Released Collateral constitutes an Asset Sale, such Asset Sale complies with the terms and conditions of the Indenture with respect thereto, including, without limitation, the provisions set forth in "-- Certain Covenants -- Asset Sales", and (vii) in the event there is to be a substitution of property for the Released Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Released Collateral to be disposed of;

          (b) An officers' certificate of the Company stating that (i) such sale covers only the Released Collateral (or other property which is not Primary Collateral), (ii) all Primary Collateral Proceeds (including amounts deemed to be Primary Collateral Proceeds) from the sale of any of the Released Collateral will be deposited in the Collateral Account, and if the sale of such Released Collateral constitutes an Asset Sale, all Net Proceeds from the sale of any of the Released Collateral (and any other property which is not Primary Collateral) will be applied pursuant to the provision of the Indenture in respect of Asset Sales, (iii) there is no Default or Event of Default in effect or continuing on the date thereof or the Valuation Date,
     (iv) the release of the Primary Collateral will not result in a Default or Event of Default under the Indenture, and (v) all conditions precedent in the Indenture relating to the release in question have been complied with; and

          (c) All documentation required by the TIA, if any, prior to the release of the Released Collateral by the Trustee and, in the event that there is to be a substitution of property for the Released Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Collateral Documents.

     The Indenture provides that the Company also shall be entitled, subject to compliance with the conditions set forth therein, to obtain the release of Collateral which has been taken by eminent domain, condemnation or in similar circumstances.

     The Indenture provides that the Company shall be entitled to obtain a full release of all of the Collateral following legal defeasance or covenant defeasance of the Indenture as described above under "-- Legal Defeasance and Covenant Defeasance."

     The Indenture provides that, upon the release of any Subsidiary Guarantor from its obligations under the Indenture and its Subsidiary Guarantee as described in the last paragraph under "-- Guarantees," such Subsidiary Guarantor shall be entitled to obtain the release of all of its Collateral.

     Release of Secondary Collateral. The release of the Secondary Collateral will be governed by the terms of the New Credit Agreement and the Intercreditor Agreement. See "Description of New Credit Agreement."

     Disposition of Collateral Without Release. Notwithstanding the provisions of "-- Release of Collateral" above, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company and the Subsidiary Guarantors may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to Collateral, including selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out or obsolete and which either has an aggregate fair market value of $100,000 or less, or which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Collateral Documents as After-Acquired Property; abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Collateral Documents; surrendering or modifying any franchise, license or permit subject to the Lien of the Indenture or any of the Collateral Documents which it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtences; demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, in the good faith opinion of the Board of Directors of the Company, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company; granting a nonexclusive license of any intellectual property; and abandoning intellectual property which has become obsolete and not used in the business.

USE OF TRUST MONIES

     All Trust Monies (including, without limitation, all Primary Collateral Proceeds, all Non-Primary Collateral Proceeds that become part of the Available Amount under the covenant entitled "-- Asset Sales" and Net Insurance Proceeds required to be deposited with the Trustee) shall be held by the Trustee as a part of the Primary Collateral securing the Notes and, so long as no Event of Default shall have occurred and be continuing, may either (i) be released as contemplated by "-- Certain Covenants -- Asset Sales" if such Trust Monies represent Primary Collateral Proceeds in respect of an Asset Sale or (ii) at the direction of the Company be applied by the Trustee from time to time to the payment of the principal of, premium, if any, and interest on any Notes at maturity or upon redemption or retirement, or to the purchase of Notes upon tender or in the open market or otherwise, in each case in compliance with the Indenture. The Company may also withdraw Trust Monies constituting Net Insurance Proceeds to repair or replace the relevant Collateral, subject to certain conditions set forth in the Indenture.

     The Trustee shall be entitled to apply any Trust Monies to cure any Event of Default. Trust Monies deposited with the Trustee shall be invested in Cash Equivalents pursuant to the direction of the Company and, so long as no Default or Event of Default shall have occurred and be continuing, the Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company under the Notes, the Subsidiary Guarantees, the Indenture, the Registration Rights Agreement or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default will have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of the Indenture, Notes, Subsidiary Guarantees or Collateral Documents, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the covenants described above under the captions "-- Change of Control" or "-- Asset Sales"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture, Notes, Subsidiary Guarantees or Collateral Documents relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or
(viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement or the Collateral Documents to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default will occur (which will not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture, the Registration Rights Agreement and the Collateral Documents without charge by writing to RBX Corporation, 5221 ValleyPark Drive, Roanoke, Virginia 24019,
Attention: Secretary.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the New Notes will initially be issued in the form of one Global Note (the "Global Note"). The Global Note will be deposited on the date of the closing of the Exchange Offer with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Note and (ii) ownership of the New Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be affected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer New Notes evidenced by the Global Note will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the New Notes.

     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any New Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names New Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of New Notes. The Company believes, however, that is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

  Exchange of Book-Entry Notes for Certificated Notes

     If (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of New Notes in certificated form, then, upon surrender by the Global Note Holder of its Global Note, New Notes in certificated form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related New Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Depositary in identifying the beneficial owners of New Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes.

  Same-Day Settlement and Payment

     The Indenture requires that payments in respect of the New Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the New Notes represented by the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in the certificated New Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted EBITDA" means, with respect to the Company and its Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated EBITDA for such period, plus (ii) all management fees paid or accrued to AIP or its designee, but only to the extent that the obligation of the Company to pay such management fee has been subordinated to the payment of all Obligations with respect to the Notes (and any Subsidiary Guarantee thereof) in the same manner and to the same degree that the Senior Subordinated Notes are subordinated to the Obligations with respect to the Notes (and any Subsidiary Guarantees), plus
(iii) 100% of the aggregate net cash proceeds received after the first day of such period and on or before the applicable date of delivery of the Officers' Certificate set forth in the covenant entitled "Maintenance of Adjusted EBITDA" from the issue or sale of, or from additional capital contributions in respect of, Equity

Interests of the Company (other than Equity Interests sold to a Subsidiary or an Unrestricted Subsidiary of the Company and other than Disqualified Stock).

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control. Notwithstanding the foregoing, (a) the limited partners of AIP Capital Funds will not be deemed to be Affiliates of AIP Capital Funds or AIP solely by reason of their investment in AIP Capital Funds and (b) no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

     "After-Acquired Property" means assets or property acquired after the date of the Indenture as such term is defined in the Indenture.

     "AIP" means American Industrial Partners, a Delaware general partnership.

     "AIP Capital Funds" means American Industrial Partners Capital Fund, L.P., a Delaware limited partnership, and American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition that does not constitute a Restricted Payment or an Investment by such Person of any of its non-cash assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or other transfer of any of the capital stock of any Subsidiary of such Person) other than to the Company or to any of its Wholly Owned Subsidiaries that is a Subsidiary Guarantor (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance); and (ii) the issuance of Equity Interests in any Subsidiaries or the sale of any Equity Interests in any Subsidiaries, in each case, in one or a series of related transactions, provided, that notwithstanding the foregoing, the term "Asset Sale" will not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, as permitted pursuant to the covenant entitled "Merger, Consolidation or Sale of Assets"; (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice and to the extent that such sales or leases are not part of the a sale of the business in which such equipment was used or in which such inventory or accounts receivable arose; (c) a transfer of assets by the Company to a Wholly Owned Subsidiary that is a Subsidiary Guarantor or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary that is a Subsidiary Guarantor or by a Wholly Owned Subsidiary that is not a Subsidiary Guarantor to another Wholly Owned Subsidiary that is not a Subsidiary Guarantor; (d) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary that is a Subsidiary Guarantor, or by a Wholly Owned Subsidiary that is not a Subsidiary Guarantor to another Wholly Owned Subsidiary that is not a Subsidiary Guarantor;
(e) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; (f) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; (g) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, provided that such sales shall not exceed the lesser of $25.0 million or the outstanding balance under the New Credit Agreement, and provided further that the entire proceeds of any such sale are used to repay outstanding indebtedness under the New Credit Agreement and permanently reduce commitments thereunder; (h) Permitted Investments; or (i) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a

Receivables Subsidiary in a Qualified Receivables Transaction. For the purposes of clause (g), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction.

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100.0 million or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100.0 million for direct obligations issued by or fully guaranteed by the United States of America in which the Company will have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b), (c) or (d) hereof.

     "Change of Control" means such time as (i) prior to the initial public offering by the Company or any direct or indirect parent of the Company of its common stock (other than a public offering pursuant to a registration statement on Form S-8), AIP Capital Funds and its Affiliates (collectively, the "Initial Investors") cease to be, directly or indirectly, the beneficial owners, in the aggregate, of at least 51% of the voting power of the voting common stock of the Company or (ii) after the initial public offering by the Company or any direct or indirect parent of the Company of its common stock (other than a public offering pursuant to a registration statement on Form S-8), (A) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by the Company which indicates that, or the Company otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become, directly or indirectly, the "beneficial owner," by way of merger, consolidation or otherwise, of 35% or more of the voting power of the voting capital stock of the Company and (B) such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the voting capital stock of the Company than beneficially owned by the Initial Investors, or (iii) the sale, lease or transfer of all or substantially all of the assets of the Company to any person or group (other than a Subsidiary Guarantor or the Initial Investors or their Related Parties (as defined)), or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company, as the case may be, then in office. "Related Party" with respect to any Initial Investor means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse, or immediate family member (in the case of any individual) of such Initial Investor or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Initial Investor and/or such other persons referred to in the immediately preceding clause (A).

     "Collateral Account" means the collateral account established pursuant to the Indenture.

     "Collateral Documents" mean, collectively, the Mortgages and Deeds of Trust, the Company Pledge Agreement, the Company Security Agreement, the Company Trademark Security Agreement, the Company Copyright Security Agreement, the Company Patent Security Agreement, the Subsidiaries' Pledge Agreement, the Subsidiaries' Security Agreement, the Subsidiaries' Trademark Security Agreement, the Subsidiaries' Copyright Security Agreement, the Subsidiaries' Patent Security Agreement, the Intercreditor Agreement and all other pledges, agreements, instruments, financing statements, filing or other documents that evidence, set forth or limit the Lien in favor of the Trustee in the Collateral.

     "Company Copyright Security Agreement" means the Copyright Security Agreement substantially in the form attached as an exhibit to the Indenture.

     "Company Patent Security Agreement" means the Patent Security Agreement substantially in the form attached as an exhibit to the Indenture.

     "Company Pledge Agreement" means the Pledge Agreement substantially in the form attached as an exhibit to the Indenture.

     "Company Security Agreement" means the Security Agreement substantially in the form attached as an exhibit to the Indenture.

     "Company Trademark Security Agreement" means the Trademark Security Agreement substantially in the form attached as an exhibit to the Indenture.

     "Consolidated EBITDA" means, with respect to the Company and its Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) the Fixed Charges for such period, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of the Company and its Subsidiaries required to be reflected as expenses on the books and records of the Company, minus (v) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv), and (vi) excluding the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a

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

Subsidiary Guarantor, (ii) the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iv) the cumulative effect of a change in accounting principles will be excluded, (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, will be excluded, whether or not distributed to the Company or one of its Subsidiaries, and (vi) all other extraordinary gains and extraordinary losses will be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in the Indenture as the Depositary with respect to the Notes, until a successor will have been appointed and become such Depositary pursuant to the applicable provision of the Indenture, and, thereafter, "Depositary" will mean or include such successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act of (i) Equity Interests (other than Disqualified Stock) of the Company or (ii) Equity Interests (other than Disqualified Stock) of the Company's parent or indirect parent corporation to the extent that the cash proceeds therefrom are contributed to the equity capital of the Company or are used to purchase Equity Interests (other than Disqualified Stock) of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

     "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated the date of the Indenture, between the Trustee and The Chase Manhattan Bank, as agent for the lenders under to the New Credit Agreement, as amended from time to time.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company or any direct or indirect parent of the Company will not be deemed to be an Investment.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or Hartford, Connecticut or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Moody's" means Moody's Investor Services.

     "Mortgages and Deed of Trust" means the Mortgages and Deeds of Trust substantially in the form attached as an exhibit to the Indenture.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Insurance Proceeds" means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) paid as a result of damage to, or the loss, destruction or condemnation of, all or any portion of the Collateral, less collection costs.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale

(including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the Notes, the Subsidiary Guarantees or Indebtedness under the New Credit Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Agreement" means that certain Credit Agreement, dated as of the date of the Indenture, by and among the Company, The Chase Manhattan Bank, as agent, and the lenders parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

     "New Credit Agreement Collateral" means all of the inventory, accounts receivable and general intangibles (to the extent related to inventory and accounts receivable) of the Company and its existing and future subsidiaries and all proceeds thereof.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
(b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries.

     "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the Offering of the Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture and reasonable extensions or expansions thereof; (b) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided, that the foregoing Investment is in the form of a note that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction; (c) any Investments in Cash Equivalents; (d) Investments by the Company or any Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture and reasonable extensions or expansions thereof or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture and reasonable extensions or expansions thereof; (e) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant entitled "Asset Sales"; (f) Investments outstanding as of the date of the Indenture; (g) Investments in the form of promissory notes of members of the Company's management in consideration of the purchase by such members of Equity Interests (other than Disqualified Stock) in the Company; (h) Investments which constitute Existing Indebtedness of the Company of any of its Subsidiaries; and (i) other Investments in any Person that do not exceed $10.0 million at any time outstanding.

     "Permitted Liens" means (i) Liens securing obligations under the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents; (ii) Liens securing Senior Revolving Debt in an aggregate principal amount at any time outstanding not to exceed amounts permitted under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock"; (iii) Liens in favor of the Company or any Subsidiary Guarantor; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company in accordance with the provisions of the Indenture; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor; (ix) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted; (x) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable; (xi) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries; (xiv) Purchase Money Liens (including extensions and renewals thereof); (xv) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) judgment and attachment Liens not giving rise to an Event of Default; (xvii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (xviii) Liens arising out of consignment or similar arrangements for the sale of goods; (xix) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease; (xx) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xxi) Liens on assets of Subsidiaries with respect to Acquired Indebtedness; and
(xxii) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction.

     "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted

Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under the Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

     "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the

Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Revolving Debt" means the Indebtedness outstanding under the New Credit Agreement as such agreement may be restated, further amended, supplemented or otherwise modified or replaced, in whole or in part, from time to time hereafter, together with any refunding or replacement of such Indebtedness.

     "Senior Subordinated Notes" means the 11 1/4% Senior Subordinated Notes due 2005 of the Company.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unrestricted Subsidiaries will not be included in the definition of Subsidiary for any purposes of the Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary.")

     "Subsidiary Guarantors" means each of (i) Rubatex Corporation, a Delaware corporation, Groendyk Manufacturing Company, Inc., a Delaware corporation, Universal Rubber Corporation, a Delaware corporation, Universal Polymer & Rubber Inc., a Delaware corporation, Waltex Corporation, a Delaware corporation, Hoover-Hanes Custom Mixing Corp., a Delaware corporation, Midwest Rubber Custom Mixing Corp., a Delaware corporation, and OleTex Inc., a Delaware corporation, and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Subsidiaries' Copyright Security Agreement" means the Copyright Security Agreement substantially in the form attached as an exhibit to the Indenture.

     "Subsidiaries' Patent Security Agreement" means the Patent Security Agreement substantially in the form attached as an exhibit to the Indenture.

     "Subsidiaries' Pledge Agreement" means the Pledge Agreement substantially in the form attached as an exhibit to the Indenture.

     "Subsidiaries' Security Agreement" means the Security Agreement substantially in the form attached as an exhibit to the Indenture.

     "Subsidiaries' Trademark Security Agreement" means the Trademark Security Agreement substantially in the form attached as an exhibit to the Indenture.

     "S&P" means Standard & Poor's Financial Information Services.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the date on which the Indenture is qualified under the TIA.

     "Trust Monies" means all cash and Cash Equivalents received by the Trustee
(i) upon the release of Primary Collateral from the Lien of the Indenture or the Collateral Documents, including all Primary Collateral Proceeds (and amounts deemed, pursuant to the Indenture, to constitute Primary Collateral Proceeds) and all moneys received in respect of the principal of all purchase money, governmental and other obligations; (ii) as Net Insurance Proceeds (subject to the Intercreditor Agreement); (iii) pursuant to the Collateral Documents; (iv) as proceeds of any sale or other disposition of all or any part of the Primary Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Primary Collateral pursuant to the Indenture or any of the Collateral Documents or otherwise; (v) which constitute Primary Collateral Proceeds or are deemed pursuant to the Indenture to constitute Primary Collateral Proceeds from any transaction which results in a Subsidiary Guarantor being released from its Subsidiary Guarantee pursuant to the Indenture; or (vi) for application as provided in the relevant provisions of the Indenture or any Collateral Document or which disposition is not otherwise specifically provided for in the Indenture or in any Collateral Document; provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant entitled "-- Restricted Payments" hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" hereof, the Company will be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" hereof, and (ii) no Default or Event of Default would be in existence following such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries will not be included in the definition of Wholly Owned Subsidiary for any purposes of the Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary.")

                      DESCRIPTION OF NEW CREDIT AGREEMENT

     General. On December 11, 1997, the Company entered into the New Credit Agreement with The Chase Manhattan Bank, as agent (the "Agent"), and other lending institutions party thereto (the "Banks"), which agreement provides for a $25 million revolving credit facility (the "Revolving Credit Facility"), subject to a borrowing base formula. The Revolving Credit Facility includes a sublimit of $5 million for standby and commercial letters of credit to be issued by The Chase Manhattan Bank (or in certain instances, another Bank) (each of the Banks will have a pro rata participation in each letter of credit). This information relating to the New Credit Agreement is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. The following is a description of the general terms of the New Credit Agreement.

     Security. Indebtedness of the Company under the New Credit Agreement is guaranteed by the Company's existing and future subsidiaries and is secured by a first priority security interest in all of the accounts receivable, inventory and general intangibles (to the extent related to accounts receivable and inventory) and proceeds of the foregoing (including cash, which will be required to be maintained in a lockbox account) of the Company and each of its existing and future subsidiaries (the "New Credit Agreement Collateral").

     Interest. Indebtedness under the Revolving Credit Facility bears interest at a rate based (at the Company's option) upon (i) the rate (the "ABR Rate") that is the highest of (a) the rate publicly announced by The Chase Manhattan Bank as its prime rate, (b) the secondary market rate for three-month certificates of deposit plus 1% and (c) the federal funds rate plus 0.5%, plus, in each case, 1.5%, or (ii) the Eurodollar Rate (as defined in the New Credit Agreement) for one, two, three or six months, plus 2.5%. Interest will be payable (i) for loans bearing interest at the ABR Rate, quarterly in arrears, and (ii) for loans bearing interest at the Eurodollar Rate, on the last day of the relevant interest period (in any event, no less frequently than every three months). Overdue amounts bear interest at 2% over the rate otherwise applicable.

     Availability. The Revolving Credit Facility matures on the fifth anniversary of the Closing Date. Loans made pursuant to the Revolving Credit Facility may be borrowed, repaid and reborrowed from time to time, subject to borrowing base limitations and the satisfaction of certain conditions on the date of any such borrowing, until the fifth anniversary of the Closing Date. The borrowing base at any time is comprised of the sum of a percentage of the Company's eligible accounts receivable and a percentage of the Company's eligible inventory at such time.

     Fees. The Company is required to pay to the Banks an aggregate commitment fee equal to 0.5% per annum, payable in arrears on a quarterly basis, on the average daily committed undrawn amount of the Revolving Credit Facility during the preceding quarter. The Company also is required to pay to the Banks letter of credit fees equal to 2.5% per annum of the face amount of outstanding letters of credit plus a fronting fee to the issuing Bank of 0.375% per annum of the face amount of such letters of credit, payable quarterly in arrears. The Agent and the Banks shall receive such other fees as have been separately agreed upon with the Agent.

     Conditions to Extensions of Credit. The obligation of the Banks to make loans or extend letters of credit is subject to the satisfaction of certain customary conditions including, but not limited to, the absence of a default or event of default under the New Credit Agreement, all representations and warranties under the New Credit Agreement being true and correct in all material respects and the absence of a material adverse change.

     Covenants. The New Credit Agreement requires the Company to meet certain financial tests, including maintenance of a consolidated interest expense coverage ratio and leverage ratio and maximum amounts of capital expenditures. The New Credit Agreement also contains covenants which, among other things, limit the incurrence of additional indebtedness, the nature of the business of the Company and its subsidiaries, creation of subsidiaries, investments, asset dispositions, ownership of subsidiaries, dividends, transactions with affiliates, acquisitions, mergers and consolidations, prepayments of other indebtedness (which may include optional prepayment of the Notes), liens and encumbrances and other matters customarily restricted in such agreements. The New Credit Agreement contains additional covenants which require the Company to maintain its properties and those of its subsidiaries (including corporate franchises), together with insurance thereon, to provide certain information to the Agent, including financial statements, notices and reports and permit inspections of the books and records of the Company and its subsidiaries, to comply with applicable laws, including environmental laws and ERISA, to pay taxes and contractual obligations and to use the proceeds of the loans solely for certain specified purposes.

     Events of Default. The New Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, bankruptcy, ERISA, actual or asserted invalidity of any loan documents and change of control of the Company.

     Indemnification. Under the New Credit Agreement, the Company will indemnify the Agent, the Banks, and related persons from and against any and all losses, liabilities, claims, damages or expenses (including, without limitations, fees and disbursements of counsel) that may be incurred by or asserted against any such indemnified party in connection with any investigation, litigation or other proceeding relating to the entering into and/or performance of the New Credit Agreement or related documents, provided that the Company is not liable for any such losses, liabilities, claims, damages or expenses resulting from such indemnified party's own gross negligence or willful misconduct (or any of their respective directors, officers, employees, affiliates and agents). In addition, the New Credit Agreement contains customary provisions protecting the Banks in the event of unavailability of funding, illegality, capital adequacy requirements, increased costs, withholding taxes and funding losses.

                    DESCRIPTION OF SENIOR SUBORDINATED NOTES

     General. The Senior Subordinated Notes were issued pursuant to an indenture dated as of October 15, 1995 (the "Senior Subordinated Indenture") between the Company and United States Trust Company of New York, as trustee (the "Senior Subordinated Trustee"). The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Indenture and those made part of the Senior Subordinated Indenture by reference to the TIA.

     Principal, Maturity and Interest. The aggregate principal amount outstanding of the Senior Subordinated Notes is $100 million and the Senior Subordinated Notes mature on October 15, 2005. Interest on the Senior Subordinated Notes accrues at the rate of 11 1/4% per annum and is payable semi-annually in arrears on each April 15 and October 15.

     Subordination. The Senior Subordinated Notes are subordinated in right of payment, as set forth in the Senior Subordinated Indenture, to the prior payment in full in cash of certain senior indebtedness, whether outstanding on the date of the Senior Subordinated Indenture or thereafter incurred (including indebtedness under the Notes and the New Credit Agreement). The Company also may not make any payment upon or in respect of the Senior Subordinated Notes if (i) a default in the payment of the principal of, premium, if any, or interest on certain senior indebtedness (including indebtedness under the Notes and the New Credit Agreement) occurs and is continuing beyond any applicable grace period or
(ii) any other default occurs and is continuing with respect to certain senior indebtedness (including indebtedness under the Notes and the New Credit Agreement) that permits holders of such senior indebtedness as to which such default relates to accelerate its maturity and the Senior Subordinated Trustee receives a notice of such default from the Company or the representative of the holders of such senior indebtedness.

     Subsidiary Guarantees. The Company's payment obligations under the Senior Subordinated Notes is guaranteed on a senior subordinated basis by all of the Company's subsidiaries. The guarantees of the Senior Subordinated Notes are subordinated, to the same extent that the Senior Subordinated Notes are subordinated to certain senior indebtedness (including indebtedness under the Notes and the New Credit Agreement), to the prior payment in full in cash of such senior indebtedness.

     Optional Redemption. The Senior Subordinated Notes are not redeemable at the Company's option prior to October 15, 2000. Thereafter, the Senior Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

                              YEAR                              PERCENTAGE
                              ----                              ----------
  2000........................................................   105.625%
  2001........................................................   103.750%
  2002........................................................   101.875%
  2003 and thereafter.........................................   100.000%

     Notwithstanding the foregoing, until October 15, 1998, the Company may (but will not have the obligation to) redeem up to 33 1/3% of the original aggregate principal amount of the Senior Subordinated Notes at a redemption price of 110 1/4% of the principal amount thereof, in each case plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of certain equity offerings; provided that at least $66.67 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption will occur within 60 days of the date of the closing of such equity offering.

     Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

     Repurchase at the Option of Holders. The holders of the Senior Subordinated Notes may cause the Company to repurchase the Senior Subordinated Notes upon the occurrence of (i) a Change of Control (as defined in the Senior Subordinated Indenture) and (ii) certain asset sales.

     Certain Covenants. The Senior Subordinated Indenture contains covenants which, among other things, (a) limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into transactions with affiliates or enter into certain mergers and consolidations and (b) obligate the Company to furnish to the holders of Senior Subordinated Notes certain financial statements whether or not required by the Exchange Act. In addition, under certain circumstances, the Company will be required to offer to purchase the Senior Subordinated Notes at a price equal to the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, with the proceeds of certain asset sales.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company on December 11, 1997 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which the Company agreed, for the benefit of the holders of the Old Notes to, among other things, (i) file the Exchange Offer Registration Statement within 135 days after the date of original issue of the Old Notes with the Commission with respect to the Exchange Offer for the New Notes, and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the date of original issuance of the Old Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue from the date of its original issue.

     Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the New Notes would in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the New Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the New Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

     In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated or if any holder of the Old Notes (other than an "affiliate" of the Company or an Initial Purchasers) is not eligible to participate in the Exchange Offer, the Company will (a) file the Shelf Registration Statement covering resales of the Old Notes, (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of three years after its effective date and such time as all of the applicable Old Notes have been sold thereunder. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

     The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 135 days after the Issue Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration

Statement was declared effective by the Commission (the "Exchange Offer Effectiveness Date"), New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will cause to be filed the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 60 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Notes Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $100,000,000 aggregate principal amount of Old Notes were outstanding. This Prospectus and the Letter of Transmittal will be mailed initially to the holders of record of the Old Notes as of the
close of business on        , 1998.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. the Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
       , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes on July 15, 1998 in the manner provided in the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes. Interest on the New Notes is payable semi-annually on each January 15 and July 15, commencing on July 15, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer), an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address or (b) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal).

     The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

     By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. the Company' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to waive such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the

     Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries, or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

     The Exchange Agent for the Exchange Offer is:

            To: State Street Bank and Trust Company (the "Exchange Agent")

               By Mail:                   By Overnight Courier or Hand Delivery:
 State Street Bank and Trust Company       State Street Bank and Trust Company
      Corporate Trust Department                Corporate Trust, 4th Floor
             P.O. Box 778                        Two International Place
        Boston, MA 02102-0078                        Boston, MA 02110
                              By Facsimile Transmission:
                           (for Eligible Institutions only)
                          State Street Bank and Trust Company
                                    (617) 664-5290
                           Attention: Corporate Trust Group
                     For Information or Confirmation by Telephone:
                                    (617) 664-5587

                DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT
                          CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Officer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company' accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE NEW NOTES

     With respect to resales of New Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives New Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives New Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of
Section 10 of the Securities Act. However, if any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating BrokerDealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the New Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement with the Company (within the meaning of Rule 405 under the Securities Act or understanding with the Company or any "affiliate" of the Securities Act) to distribute the New Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. the Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for New Notes, including the applicability and effect of any state, local or foreign tax laws.

     Kirkland & Ellis, special counsel to the Company, has advised the Company that in its opinion, the exchange of the Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sales of the New Notes by Participating Broker-Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells the New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the issuance of the New Notes will be passed upon for the Company by Kirkland & Ellis, Washington, D.C.

                                    EXPERTS

     The consolidated financial statements of the Company as of and for the years ended December 31, 1996 and 1997, and for the two and one-half month period ended December 31, 1995, and the consolidated financial statements of the Predecessor for the nine and one-half month period ended October 16, 1995, included in this Prospectus and the Exchange Offer Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the Exchange Offer Registration Statement, and are included in reliance upon the report of such firm upon their authority as experts in accounting and auditing.

                                RBX CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report................................  F-2
Consolidated Financial Statements:
Consolidated Balance Sheets.................................  F-3
Consolidated Statements of Operations.......................  F-4
Consolidated Statements of Cash Flows.......................  F-5
Consolidated Statements of Changes in Stockholder's
  Equity....................................................  F-6
Notes to Consolidated Financial Statements..................  F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of RBX Corporation
Roanoke, Virginia

     We have audited the accompanying consolidated balance sheets of RBX Corporation and subsidiaries (the Company) as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholder's equity, and cash flows for the two and one-half month period ended December 31, 1995 and the years ended December 31, 1996 and 1997. We have also audited the consolidated statements of operations and cash flows of RBX Investors Inc. and subsidiaries (the Predecessor) for the nine and one-half month period ended October 16, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of RBX Corporation and its subsidiaries as of December 31, 1996 and 1997 and the results of their operations and their cash flows for the two and one-half month period ended December 31, 1995 and the years ended December 31, 1996 and 1997, respectively, in conformity with generally accepted accounting principles. Further, in our opinion, the Predecessor financial statements for the nine and one-half month period ended October 16, 1995 present fairly, in all material respects, the results of operations and cash flows of the Predecessor and its subsidiaries in conformity with generally accepted accounting principles.

     As more fully described in Notes 1 and 2 to the consolidated financial statements, the Company acquired the Predecessor as of October 16, 1995 in a business combination accounted for as a purchase. The financial statements of the Predecessor are not directly comparable to those of the Company due to the accounting for the acquisition.

DELOITTE & TOUCHE LLP

Richmond, Virginia
March 17, 1998

                                RBX CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                1996       1997
                                                              --------   --------
                                     ASSETS
Cash and cash equivalents...................................  $  3,293   $    166
Accounts receivable, less allowance for doubtful accounts of
  $1,337
  and $1,505, respectively..................................    33,740     38,030
Inventories.................................................    38,635     39,810
Deferred income taxes.......................................     1,112         --
Prepaid and other current assets............................     2,130      1,184
                                                              --------   --------
       Total current assets.................................    78,910     79,190
Property, plant and equipment, net..........................    91,068     97,374
Deferred income taxes.......................................    11,096         --
Intangibles and other assets, net...........................    99,626     99,357
                                                              --------   --------
       Total assets.........................................  $280,700   $275,921
                                                              ========   ========
                      LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable............................................  $ 12,867   $ 17,215
Accrued liabilities.........................................    17,342     15,766
Current portion of postretirement benefit obligation........     2,302      2,137
Current portion of long-term debt...........................     1,728        350
                                                              --------   --------
       Total current liabilities............................    34,239     35,468
Long-term debt..............................................   183,164    205,687
Postretirement benefit obligation...........................    32,032     32,910
Pension benefit obligation..................................     9,228      9,416
Other liabilities...........................................     1,724      1,704
Commitments and contingencies (Note 11).....................        --         --
Stockholder's equity:
  Common stock, $0.01 par value, 1,000 shares authorized,
     issued and outstanding.................................        --         --
  Additional paid-in-capital................................    58,690     58,103
  Accumulated deficit.......................................   (38,377)   (67,367)
                                                              --------   --------
       Total stockholder's equity...........................    20,313     (9,264)
                                                              --------   --------
       Total liabilities and stockholder's equity...........  $280,700   $275,921
                                                              ========   ========

                See notes to consolidated financial statements.

                                RBX CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                PREDECESSOR                     COMPANY
                                                ------------   ------------------------------------------
                                                9 1/2 MONTHS   2 1/2 MONTHS       YEAR           YEAR
                                                   ENDED          ENDED          ENDED          ENDED
                                                OCTOBER 16,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    1995           1995           1996           1997
                                                ------------   ------------   ------------   ------------
Net sales.....................................    $220,321       $51,646        $275,715       $281,662
Cost of goods sold............................     180,677        46,911         238,365        243,383
                                                  --------       -------        --------       --------
Gross profit..................................      39,644         4,735          37,350         38,279
Selling, general and administrative costs.....      21,112         5,193          30,474         28,265
Management fees...............................         418           180             995            986
Loss on impairment of long-lived assets.......          --            --          26,498             --
Unusual item..................................         620            --              --             --
Amortization of goodwill and other
  intangibles.................................         565           733           3,943          3,332
Other expense (income)........................          51           (68)             66            193
                                                  --------       -------        --------       --------
Operating income (loss).......................      16,878        (1,303)        (24,626)         5,503
Interest expense, including amortization of
  deferred financing fees.....................       6,878         3,867          18,685         20,285
                                                  --------       -------        --------       --------
Income (loss) before income taxes.............      10,000        (5,170)        (43,311)       (14,782)
Income tax expense (benefit)..................       3,979        (1,849)         (8,255)        12,422
                                                  --------       -------        --------       --------
Income (loss) before extraordinary item.......       6,021        (3,321)        (35,056)       (27,204)
Extraordinary item: loss on extinguishment of
  debt, net of income tax effects of $0.......          --            --              --          1,786
                                                  --------       -------        --------       --------
Net income (loss).............................    $  6,021       $(3,321)       $(35,056)      $(28,990)
                                                  ========       =======        ========       ========

                See notes to consolidated financial statements.

                                RBX CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                PREDECESSOR                     COMPANY
                                                ------------   ------------------------------------------
                                                9 1/2 MONTHS   2 1/2 MONTHS       YEAR           YEAR
                                                   ENDED          ENDED          ENDED          ENDED
                                                OCTOBER 16,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    1995           1995           1996           1997
                                                ------------   ------------   ------------   ------------
OPERATING ACTIVITIES:
Net income (loss).............................    $ 6,021       $  (3,321)      $(35,056)     $ (28,990)
Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities:
     Loss of impairment of long-lived
       assets.................................         --              --         26,498             --
     Extraordinary item: loss on
       extinguishment of debt.................         --              --             --          1,786
     Depreciation.............................      5,820           1,310          7,124          8,370
     Amortization.............................      1,671           3,593          4,965          4,278
     Provision for deferred income taxes......        274            (667)        (7,668)        12,208
     Loss (gain) on disposal of equipment.....        (17)             --             66            193
     Increase (decrease) in cash from changes
       in assets and liabilities net of effect
       of business acquisition:
          Accounts receivable.................     (3,909)          3,186          8,196         (4,290)
          Inventories.........................     (3,380)            136          5,431         (1,175)
          Prepaid and other current assets....       (408)           (999)          (864)           953
          Other assets........................         --              --             --             50
          Accounts payable....................      4,041          (4,315)        (1,913)         4,348
          Accrued liabilities.................     (2,117)          2,859          2,236         (1,010)
          Other liabilities...................        444               3            122            881
                                                  -------       ---------       --------      ---------
Net cash provided by (used in) operating
  activities..................................      8,440           1,785          9,137         (2,398)
                                                  -------       ---------       --------      ---------
INVESTING ACTIVITIES:
Capital expenditures..........................     (6,323)           (823)       (11,818)       (15,582)
Acquisitions, net of cash acquired............     (1,069)       (199,015)       (22,042)        (1,423)
Proceeds from disposals of property, plant and
  equipment...................................        101              --             31            307
                                                  -------       ---------       --------      ---------
Net cash used in investing activities.........     (7,291)       (199,838)       (33,829)       (16,698)
                                                  -------       ---------       --------      ---------
FINANCING ACTIVITIES:
Contributions to capital......................         --          40,000         10,030             --
Dividends to RBX Group........................         --              --           (235)          (587)
Proceeds from borrowings......................      4,000         170,000         27,000        135,250
Principal payments on long-term debt..........     (5,916)           (136)       (13,853)      (116,855)
Payments of financing fees....................         --          (5,988)          (780)        (1,839)
                                                  -------       ---------       --------      ---------
Net cash provided by (used in) financing
  activities..................................     (1,916)        203,876         22,162         15,969
                                                  -------       ---------       --------      ---------
Net increase (decrease) in cash and cash
  equivalents.................................       (767)          5,823         (2,530)        (3,127)
Cash and cash equivalents:
     Beginning of period......................        767              --          5,823          3,293
                                                  -------       ---------       --------      ---------
     End of Period............................    $    --       $   5,823       $  3,293      $     166
                                                  =======       =========       ========      =========

                See notes to consolidated financial statements.

                                RBX CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
         FOR THE TWO AND ONE-HALF MONTH PERIOD ENDED DECEMBER 31, 1995
                 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1997
                                 (IN THOUSANDS)

                                                              ADDITIONAL                     TOTAL
                                                    COMMON     PAID-IN     ACCUMULATED   STOCKHOLDER'S
                                                     STOCK     CAPITAL       DEFICIT        EQUITY
                                                    -------   ----------   -----------   -------------
Initial capitalization............................  $    --    $43,895      $     --        $43,895
Net loss..........................................       --         --        (3,321)        (3,321)
                                                    -------    -------      --------        -------
Balances at December 31, 1995.....................       --     43,895        (3,321)        40,574
Capital contribution..............................       --     15,030            --         15,030
Dividend to RBX Group.............................       --       (235)           --           (235)
Net loss..........................................       --         --       (35,056)       (35,056)
                                                    -------    -------      --------        -------
Balances at December 31, 1996.....................       --     58,690       (38,377)        20,313
Dividends to RBX Group............................       --       (587)           --           (587)
Net loss..........................................       --         --       (28,990)       (28,990)
                                                    -------    -------      --------        -------
Balances at December 31, 1997.....................  $    --    $58,103      $(67,367)       $(9,264)
                                                    =======    =======      ========        =======

                See notes to consolidated financial statements.

                                RBX CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT AS OTHERWISE NOTED)

1.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of RBX Corporation and its wholly owned subsidiaries (the "Company"). RBX Corporation's subsidiaries, Rubatex Corporation, OleTex, Inc., Groendyk Mfg. Co., Inc., Universal Polymer & Rubber, Inc., Midwest Rubber Custom Mixing Corp., and Hoover-Hanes Rubber Custom Mixing Corp., operate manufacturing facilities which are located in the southeastern United States, Ohio, and Illinois. The Company is a wholly owned subsidiary of RBX Group, Inc., ("RBX Group") a non-operating holding company. Effective October 16, 1995, RBX Investors Inc. (the "Predecessor") was acquired by the Company. The consolidated financial statements and note disclosures prior to the date of the Acquisition (as defined, see Note 2) are not comparable due to the accounting for the Acquisition.

     The Company follows the same accounting policies as the Predecessor.

PRINCIPLES OF CONSOLIDATION AND BUSINESS

     The Company manufactures rubber and plastics products which are used in a wide range of applications including athletic equipment, sports medicine wraps, neoprene wetsuits, hardware center products, other consumer products, automotive components, insulation for refrigeration and air conditioning systems, and other industrial products.

     The accounts of RBX Corporation and its subsidiaries are included in the consolidated financial statements after elimination of significant intercompany transactions and profits and losses.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The carrying amount of cash equivalents approximates fair value because of the short maturity of those investments.

INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined under the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost net of accumulated depreciation. Depreciation of plant and equipment is provided by the straight-line method over the estimated useful lives of the related assets, ranging from 20-40 years for buildings and improvements and 3-14 years for machinery and equipment.

INTANGIBLES AND OTHER ASSETS

     Goodwill -- Goodwill, which represents the excess of cost over fair value of net assets acquired, is amortized on a straight line-basis over 40 years.

     Customer Lists -- Customer lists are amortized using the straight-line method over 18-25 years.

     Deferred Financing Costs -- Deferred financing costs are amortized using the effective interest method over the life of the related debt.

                                RBX CORPORATION

1.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company generally uses quoted market prices to determine the fair value of its indebtedness. If quoted market prices are not available, management estimates fair value based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved. The carrying amounts of other assets and liabilities qualifying as financial instruments approximate fair value.

REVENUE

     Revenue is recognized when products are shipped to customers. Sales returns and allowances are treated as a reduction to sales and are provided based on historical experience and current estimates.

RESEARCH AND DEVELOPMENT

     Research and development expenditures, which are expensed as incurred, were approximately $2,695 and $706 for the nine and one-half months ended October 16, 1995 and the two and one-half months ended December 31, 1995, respectively, and $3,469 and $3,686 for the years ended December 31, 1996 and 1997, respectively.

INCOME TAXES

     The Company accounts for income taxes using the liability method, whereby deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities by applying enacted statutory tax rates applicable to future years in which the differences are expected to reverse.

BUSINESS AND CREDIT CONCENTRATIONS

     The Company's customers are not concentrated in any specific geographic region or any specific industry. No single customer accounted for a significant amount of the Company's sales, and there were no significant accounts receivable from a single customer. The Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     The Company assesses impairment of long-lived assets such as property, plant and equipment and goodwill whenever changes or events indicate that the carrying value may not be recoverable. Such long-lived assets are written down to fair value if the sum of the expected future undiscounted cash flows is less than the carrying amount (See Note 15).

RECLASSIFICATIONS

     Certain amounts from prior periods have been reclassified to conform to the current period presentation.

                                RBX CORPORATION

2.  ACQUISITIONS

     On October 16, 1995, pursuant to a plan of merger, the Company acquired the Predecessor for approximately $201.6 million plus direct expenses of approximately $3.8 million (the "Acquisition"). The purchase cost was composed of $94.1 million in cash, $3.9 million in Preferred Stock of RBX Group (having an aggregate liquidation value of $9.0 million) and assumption of $95.5 million in debt and $8.1 million in unpaid seller expenses.

     The Acquisition was accounted for using the purchase method of accounting, whereby the excess of the purchase cost over the recorded book value of net assets acquired was allocated to the fair value of tangible and identifiable intangible assets acquired and liabilities assumed based on independent valuations and other studies. The purchase cost was allocated as follows:

Inventory...................................................  $ 45,171
Working capital, excluding inventory........................    13,867
Property, plant and equipment...............................    81,320
Identifiable intangible assets..............................    40,191
Goodwill....................................................    67,667
Other assets................................................       518
Other liabilities...........................................   (43,313)
                                                              --------
                                                              $205,421
                                                              ========

     The Acquisition was financed through an equity contribution from RBX Group of approximately $43.9 million in cash and in-kind payments in exchange for all of the outstanding shares of the Company's common stock, the sale of $100 million in 11 1/4% Senior Subordinated Notes, and proceeds of approximately $61.3 million from borrowings under the old credit agreement (see note 7). In addition, certain options to purchase the common stock of the Predecessor that were held by continuing management employees prior to the time of the Acquisition, were converted into options to acquire the common stock of RBX Group. The rollover of such options does not represent a change in the basis of underlying assets or liabilities in the Acquisition, since RBX Group's basis in the options was equal to the predecessor option holder's basis of zero.

     The unaudited consolidated results of operations on a pro forma basis as though the Acquisition had taken place at the beginning of the period presented are as follows:

                                                                1995
                                                              --------
Net sales...................................................  $271,967
Net loss....................................................    (4,895)

     The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the Company's results of operations would have been if the Acquisition had taken place as of the dates indicated, or what such results will be for any future period.

     On June 10, 1996, Rubatex Corporation, a wholly owned subsidiary of the Company, acquired certain assets and assumed certain liabilities of the Ensolite(R) division of Uniroyal Technology Corporation ("Uniroyal") for an aggregate purchase price of $28.5 million including direct expenses (the "Ensolite Acquisition"). Ensolite is a manufacturer of certain types of closed-cell foam. The Company obtained the funds necessary to consummate this transaction from the proceeds of Term Notes of $10.0 million, an equity contribution by RBX Group of $15.0 million, and from operating cash flows. The equity contribution was derived from a $10.0 million cash contribution to RBX Group by American Industrial Partners Capital Fund, L.P. and from a subordinated unsecured note of $5.0 million issued by RBX Group to Uniroyal (the "Group Note"), bearing interest at 11.75% per annum. Interest payments are funded by the Company.

                                RBX CORPORATION

2.  ACQUISITIONS -- (CONTINUED)
     The Ensolite Acquisition was accounted for using the purchase method of accounting. The purchase cost was allocated as follows:

Inventory...................................................  $ 1,842
Working capital, excluding inventory........................    2,845
Property, plant and equipment...............................    5,299
Goodwill....................................................    9,217
Identifiable intangible assets..............................    9,262
                                                              -------
                                                              $28,465
                                                              =======

     The unaudited consolidated results of operations on a pro forma basis as though the Ensolite Acquisition had taken place at the beginning of the periods presented are as follows:

                                                                1995       1996
                                                              --------   --------
Net sales...................................................  $296,003   $287,501
Net loss....................................................    (5,529)   (35,474)

3.  INVENTORIES

     Components of inventory are as follows:

                                                                1996       1997
                                                              --------   --------
Raw materials...............................................  $12,661    $15,593
Work-in-process.............................................    4,347      4,154
Finished goods..............................................   21,627     20,063
                                                              -------    -------
                                                              $38,635    $39,810
                                                              =======    =======

4.  PROPERTY, PLANT AND EQUIPMENT

     Major classes of property, plant and equipment are as follows:

                                                                1996       1997
                                                              --------   --------
Land........................................................  $ 2,568    $  2,470
Buildings and improvements..................................   24,060      26,745
Machinery and equipment.....................................   64,175      79,415
Construction-in-progress....................................    8,677       5,373
                                                              -------    --------
                                                               99,480     114,003
Less: accumulated depreciation..............................    8,412      16,629
                                                              -------    --------
                                                              $91,068    $ 97,374
                                                              =======    ========

                                RBX CORPORATION

5.  INTANGIBLES AND OTHER ASSETS

     Major components of intangibles and other assets are as follows:

                                                                1996       1997
                                                              --------   --------
Goodwill....................................................  $ 56,861   $ 58,125
Customer lists..............................................    36,050     36,050
Deferred financing fees.....................................     6,736      8,415
Other.......................................................     5,728      5,671
                                                              --------   --------
                                                               105,375    108,261
Less: accumulated amortization..............................     5,749      8,904
                                                              --------   --------
                                                              $ 99,626   $ 99,357
                                                              ========   ========

6.  ACCRUED LIABILITIES

     Major components of accrued liabilities are as follows:

                                                                1996       1997
                                                              --------   --------
Interest....................................................  $ 3,597    $ 3,085
Personnel related costs other than vacation.................    6,481      5,615
Vacation....................................................    3,449      3,599
Other.......................................................    3,815      3,467
                                                              -------    -------
                                                              $17,342    $15,766
                                                              =======    =======

7.  LONG-TERM DEBT

     Long-term debt of the Company is as follows:

                                                                1996       1997
                                                              --------   --------
Senior secured notes........................................  $     --   $100,000
Senior subordinated notes...................................   100,000    100,000
Term notes..................................................    76,000         --
New revolving credit facility...............................        --      5,000
Old revolving credit facility...............................     7,500         --
Other obligations...........................................     1,392      1,037
                                                              --------   --------
                                                               184,892    206,037
Less current portion........................................     1,728        350
                                                              --------   --------
                                                              $183,164   $205,687
                                                              ========   ========

     Senior Secured Notes -- On December 11, 1997, RBX Corporation sold $100 million in 12.00% Senior Secured Notes (the "Secured Notes") due January 15, 2003, pursuant to Rule 144A under the Securities Act of 1933. The Secured Notes are collateralized by (i) a first priority lien on a substantial portion of the owned and leased manufacturing facilities and on substantially all of the equipment and general intangibles, including trademarks and patents, (ii) a second priority lien on inventory, receivables and general intangibles (to the extent related to inventory and receivables) and (iii) a first priority lien on all of the capital stock of RBX Corporation's existing and future subsidiaries. Interest is payable semi-annually on January 15 and July 15 of each year, commencing July 15, 1998. The Secured Notes may be redeemed on or after July 15, 1999 at a

                                RBX CORPORATION

7.  LONG-TERM DEBT -- (CONTINUED)
redemption premium. The proceeds from the issuance of the Senior Secured Notes were used to repay the Term Notes and the outstanding indebtedness under the Old Revolving Credit Facility and pay issuance costs.

     Pursuant to a Registration Rights Agreement (the "Agreement"), the Company expects to exchange the Secured Notes for a new issue of debt securities of RBX Corporation (the "New Secured Notes") registered under the Securities Act of 1933. The terms of the New Secured Notes will be substantially identical to those of the Secured Notes. Failure to satisfy the registration obligations under the Registration Rights Agreement may result in the payment of liquidated damages (as defined in the Agreement) to the holders of the notes under certain circumstances.

     Senior Subordinated Notes -- On October 16, 1995, RBX Corporation sold $100 million in 11.25% Senior Subordinated Notes (the "Subordinated Notes") due October 15, 2005, pursuant to Rule 144A under the Securities Act of 1933. The Subordinated Notes are general unsecured obligations subordinated in right of payment to all other senior indebtedness of the Company. Interest is payable semi-annually on April 15 and October 15 of each year, commencing in 1996. The Subordinated Notes may be redeemed after October 14, 2000 at a redemption premium. Under certain circumstances as defined in the Indenture, RBX Corporation may redeem, at a premium, up to one-third of the Subordinated Notes prior to October 15, 1998.

     The Company exchanged the Subordinated Notes for a new issue of debt securities of RBX Corporation (the "New Subordinated Notes") registered under the Securities Act of 1933. The terms of the New Subordinated Notes are substantially identical to those of the Subordinated Notes.

     RBX Corporation is a holding company with no assets or operations other than its investments in its subsidiaries. All of RBX Corporation's subsidiaries are wholly owned and have guaranteed the Senior Secured Notes and the Senior Subordinated Notes on a full, unconditional, and joint and several basis. Management has determined that separate financial statements of the guarantor subsidiaries would not be material to an investor. Accordingly, separate financial statements of the guarantor subsidiaries have not been presented.

     Term Notes and Old Revolving Credit Facility -- In connection with the Acquisition, the Company entered into a $100 million senior secured credit facility consisting of $70 million in term notes (the "Term Notes") and a $30 million revolving credit facility (the "Old Revolving Credit Facility"). The Company borrowed $70 million under the Term Notes to provide a portion of the funds necessary to consummate the Acquisition. Further, in connection with the Ensolite Acquisition, the Company borrowed an additional $10.0 million. At the Company's option, the interest rates related to the Term Notes and borrowings under the Old Revolving Credit Facility were prime rate plus 1.375% to 2% or LIBOR plus 2.375% to 3%. The interest rate in effect at December 31, 1996 was 8.3%. The Company's indebtedness under the Term Notes and Old Revolving Credit Facility was repaid from the proceeds of the Senior Secured Notes and an extraordinary loss on extinguishment of debt of $1,786 was recognized.

     New Revolving Credit Facility -- On December 11, 1997, the Company entered into a new credit agreement (the "New Credit Agreement") which provides for a $25 million revolving credit facility (the "New Revolving Credit Facility") subject to a borrowing base formula. As of December 31, 1997, $2.2 million of the New Revolving Credit Facility is reserved for an irrevocable standby letter of credit in connection with the Company's casualty insurance program. The Company's indebtedness under the New Credit Agreement is guaranteed by RBX Corporation and its existing and future subsidiaries and is collateralized by a first priority interest in all accounts receivable, inventory, and general intangibles (to the extent related to accounts receivable and inventory). Indebtedness under the New Revolving Credit Facility will, at the Company's option, bear interest at (i) the higher of (a) the lenders prime rate, (b) the secondary market for three month certificates of deposit plus 1% and (c) the federal funds rate plus 0.5%, plus in each case, 1.5% or (ii) the Eurodollar Rate (as defined) plus 2.5%. As of December 31, 1997, the interest rate in effect was 10.0%. The

                                RBX CORPORATION

7.  LONG-TERM DEBT -- (CONTINUED)
New Revolving Credit Facility matures in December, 2002. At December 31, 1997, the Company had available unused borrowing capacity of $17.8 million under the New Revolving Credit Facility.

     Covenants and Restrictions -- The Company's indebtedness contains certain restrictions which, among other things, restrict its ability to incur additional indebtedness, issue preferred stock, incur liens, pay dividends, make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of its assets. In addition, the Company's indebtedness contains certain financial covenants including maintenance of a consolidated interest expense coverage ratio, a leverage ratio, and maintenance of a minimum level of earnings before interest, taxes, depreciation and amortization. The financial covenants to which the Company is subject which are contained in the New Credit Agreement become more restrictive during 1998. The Company was in compliance with all terms of its indebtedness at December 31, 1997.

     As of December 31, 1997, the fair value of the Company's indebtedness was approximately $197,000.

     Required principal repayment of long-term debt is as follows:

1998......................................................  $    350
1999......................................................       354
2000......................................................       274
2001......................................................        31
2002......................................................     5,028
Thereafter................................................   200,000

8.  INCOME TAXES

     The Company files a consolidated income tax return with its parent, RBX Group and its tax provision is determined on a separate return basis.

     Significant components of income taxes are as follows:

                                        PREDECESSOR                       COMPANY
                                       -------------   ---------------------------------------------
                                       9 1/2 MONTHS    2 1/2 MONTHS        YEAR            YEAR
                                           ENDED           ENDED           ENDED           ENDED
                                       OCT. 16, 1995   DEC. 31, 1995   DEC. 31, 1996   DEC. 31, 1997
                                       -------------   -------------   -------------   -------------
     Current:
          Federal....................     $3,118          $    --         $  (544)        $    --
          State......................        590              (15)            (43)            214
                                          ------          -------         -------         -------
                                           3,708              (15)           (587)            214
                                          ------          -------         -------         -------
     Deferred:
          Federal....................        314           (1,778)         (6,336)         10,820
          State......................        (43)             (56)         (1,332)          1,388
                                          ------          -------         -------         -------
                                             271           (1,834)         (7,668)         12,208
                                          ------          -------         -------         -------
                                          $3,979          $(1,849)        $(8,255)        $12,422
                                          ======          =======         =======         =======

                                RBX CORPORATION

8.  INCOME TAXES -- (CONTINUED)
     Temporary differences giving rise to significant components of the Company's deferred tax assets and liabilities are as follows:

                                                               1996       1997
                                                              -------   --------
Deferred tax liabilities:
     Accumulated depreciation...............................  $ 9,019   $ 11,156
     Accumulated amortization...............................   12,178     11,801
                                                              -------   --------
                                                               21,197     22,957
                                                              -------   --------
Deferred tax assets:
     Employee benefits......................................   13,734     14,018
     Net operating loss carryforwards.......................   10,176     15,463
     Alternative minimum tax credit.........................    3,580      6,529
     Pension benefits.......................................    3,702      3,768
     Other..................................................    2,213      1,993
                                                              -------   --------
                                                               33,405     41,771
Valuation allowance.........................................       --    (18,814)
                                                              -------   --------
                                                               33,405     22,957
                                                              -------   --------
Deferred income taxes, net..................................  $12,208   $     --
                                                              =======   ========

     Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that temporary differences and carryforwards are expected to be available to reduce taxable income. During the fourth quarter of 1997, the Company reevaluated its deferred tax asset to determine the need for a valuation allowance given the Company's revised expectations with respect to future taxable income due primarily to the increased levels of interest associated with the additional indebtedness incurred in 1997 as well as the expiration dates of the Company's net operating loss carryforwards. As a result of the foregoing, a valuation allowance of $18.8 million was recorded in the fourth quarter of 1997. The Company periodically reviews this valuation allowances and makes required adjustments as appropriate.

     The reconciliation of income taxes computed at the Federal statutory tax rate to actual income tax expense (benefit) is as follows:

                                        PREDECESSOR                       COMPANY
                                       -------------   ---------------------------------------------
                                       9 1/2 MONTHS    2 1/2 MONTHS        YEAR            YEAR
                                           ENDED           ENDED           ENDED           ENDED
                                       OCT. 16, 1995   DEC. 31, 1995   DEC. 31, 1996   DEC. 31, 1997
                                       -------------   -------------   -------------   -------------
Federal statutory rate...............      34.0%           (34.0)%         (34.0)%         (34.0)%
Effect of:
     Change in valuation allowance...        --               --              --           105.2
     Loss on impairment of long-lived
       assets........................        --               --            14.7              --
     State taxes, net of federal
       benefit.......................       3.3             (3.3)           (2.1)            0.9
     Amortization of goodwill........       1.1              1.9             1.3             2.5
     Other...........................       1.4             (0.4)            1.0             0.4
                                           ----            -----           -----           -----
                                           39.8%           (35.8)%         (19.1)%          75.0 %
                                           ====            =====           =====           =====

                                RBX CORPORATION

8.  INCOME TAXES -- (CONTINUED)
     The Company has net operating loss carryforwards of approximately $37.4 million for federal income tax purposes. Such carryforwards expire in 2011 ($17.3 million) and 2012 ($20.1 million). The Company also has approximately $6.5 million of alternative minimum tax credits which can be carried forward indefinitely.

9.  PENSION PLANS

     The Company has defined benefit plans covering certain eligible hourly employees which provide pension benefits that are based on a formula which considers length of service. Certain salaried employees also participate in the Company's defined benefit pension plans. Benefits are based upon length of service and earnings during years of service. Pension costs for hourly and salaried plans (the "Plans") are funded to the extent permitted by the Internal Revenue Code.

     Net pension costs include the following components:

                                        PREDECESSOR                       COMPANY
                                       -------------   ---------------------------------------------
                                       9 1/2 MONTHS     2 1/2 MOS.         YEAR            YEAR
                                           ENDED           ENDED           ENDED           ENDED
                                       OCT. 16, 1995   DEC. 31, 1995   DEC. 31, 1996   DEC. 31, 1997
                                       -------------   -------------   -------------   -------------
Service cost.........................     $   832          $ 261          $ 1,257         $ 1,257
Interest cost........................       2,220            591            2,866           3,066
Actual return on plan assets.........      (1,934)          (509)          (2,888)         (5,682)
Amortization and deferrals, net......         236             --              284           2,686
                                          -------          -----          -------         -------
                                          $ 1,354          $ 343          $ 1,519         $ 1,327
                                          =======          =====          =======         =======

     Significant assumptions used in determining net pension costs and funded status information are as follows:

                                        PREDECESSOR                       COMPANY
                                       -------------   ---------------------------------------------
                                       9 1/2 MONTHS     2 1/2 MOS.         YEAR            YEAR
                                           ENDED           ENDED           ENDED           ENDED
                                       OCT. 16, 1995   DEC. 31, 1995   DEC. 31, 1996   DEC. 31, 1997
                                       -------------   -------------   -------------   -------------
Weighted average discount rate.......      8.50%           7.50%           7.75%           7.25%
Weighted average rate of increase in
  compensation levels................      4.50%           4.50%           4.75%           4.25%
Expected long-term rate of return on
  assets.............................      8.50%           8.50%           8.66%           9.50%

                                RBX CORPORATION

9.  PENSION PLANS -- (CONTINUED)
     The following table sets forth the funded status of the Plans:

                                                               1996      1997
                                                              -------   -------
Vested benefits.............................................  $35,027   $39,803
Nonvested benefits..........................................    2,289     2,715
                                                              -------   -------
Accumulated benefit obligation..............................   37,316    42,518
Effect of projected future compensation.....................    2,466     2,168
                                                              -------   -------
Projected benefit obligation................................   39,782    44,686
Plan assets at fair value...................................   32,847    36,944
                                                              -------   -------
Projected benefit obligation in excess of plan assets.......   (6,935)   (7,742)
Unrecognized prior service cost.............................      485       452
Unrecognized net gain.......................................   (2,778)   (2,126)
                                                              -------   -------
Net pension obligation recognized in the balance sheet......  $(9,228)  $(9,416)
                                                              =======   =======

     Certain of the Company's hourly and salaried employees participate in defined contribution plans to which they contribute each month and which may be matched in part by the Company in accordance with plan provisions and terms established in various collective bargaining agreements. Company contributions related to these plans were approximately $721 and $177 for the nine and one-half months ended October 16, 1995 and the two and one-half months ended December 31, 1995, respectively, and $903 and $1,024 for the years ended December 31, 1996 and 1997, respectively.

10.  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company provides health care and life insurance benefits for certain eligible active and retired employees, and accrues the estimated costs for such benefits during the years that the employees have rendered their services to the Company.

     The postretirement health and life benefits are fully paid by the Company after certain minimum deductibles have been met. The obligation is unfunded. The Company's annual health obligation is capped at $4 per employee under age 65 and $2 per employee age 65 and over.

     The following table sets forth the Company's postretirement benefits other than pensions:

                                                               1996      1997
                                                              -------   -------
Accumulated postretirement benefit obligation:
     Retirees...............................................  $16,892   $19,429
     Active.................................................   13,003    11,585
                                                              -------   -------
Accumulated postretirement benefit obligation...............   29,895    31,014
Unrecognized net gain.......................................    4,439     4,033
                                                              -------   -------
Accrued postretirement benefit cost.........................   34,334    35,047
Less current portion........................................    2,302     2,137
                                                              -------   -------
                                                              $32,032   $32,910
                                                              =======   =======

                                RBX CORPORATION

10.  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS -- (CONTINUED)
     Net periodic postretirement benefit costs include the following components:

                                        PREDECESSOR                       COMPANY
                                       -------------   ---------------------------------------------
                                       9 1/2 MONTHS     2 1/2 MOS.         YEAR            YEAR
                                           ENDED           ENDED           ENDED           ENDED
                                       OCT. 16, 1995   DEC. 31, 1995   DEC. 31, 1996   DEC. 31, 1997
                                       -------------   -------------   -------------   -------------
Service costs........................     $  409           $131           $  632          $  479
Interest costs.......................      1,972            509            2,400           2,128
Net amortization.....................       (664)            --              (58)           (268)
                                          ------           ----           ------          ------
                                          $1,717           $640           $2,974          $2,339
                                          ======           ====           ======          ======

     For measurement purposes, a 7% annual rate of increase of covered health care benefits was assumed for 1997. The rate was assumed to decline gradually to 5% by 1999. The health care cost trend rate assumption has a significant effect on the amounts reported. If the assumed health care cost trend rate was increased by one percentage point the accumulated postretirement benefit obligation would increase by $2,180 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost would increase by $245.

     The weighted-average discount rates used in determining the accumulated postretirement benefit obligation were 7.50%, 7.75%, and 7.25% in 1995, 1996, and 1997, respectively.

11.  CONTINGENT LIABILITIES

     The Company and its subsidiaries are involved in various suits and claims in the normal course of business. In the opinion of management, after consultation with counsel, the ultimate liabilities and losses, if any, that may result from such suits and claims will not have a material effect on the financial position, and results of operations or liquidity of the Company.

     The Company is subject to federal, state and local environmental laws which regulate air and water emissions and discharges; the generation, storage, treatment, transportation and disposal of solid and hazardous waste; and, the release of hazardous substances, pollutants and contaminants into the environment. In addition, in some circumstances, the Company is responsible for the environmental condition of the property prior to transfer or sale to the Company. The Company is involved in various environmental remediation activities resulting from past operations, including designation as a potentially responsible party, with others, at various EPA designated Superfund sites. In developing its estimate of environmental remediation costs, the Company considers, among other things, currently available technological solutions, alternative cleanup methods and risk-based assessments of the contamination, and estimates developed by independent environmental consultants. The Company does not maintain insurance coverage for environmental matters and does not anticipate recoveries from other potentially responsible third parties.

     Amounts have been recorded which, in management's best estimate, will be sufficient to satisfy anticipated costs of known remediation requirements. At December 31, 1997, approximately $2.1 million for estimated environmental remediation costs was accrued of which $1.0 million relates to estimated costs to remove underground storage tanks; substantially all of this amount is included in long-term liabilities. Expenditures relating to costs currently accrued are expected to be made over the next 5 to 10 years. As a result of factors such as the continuing evolution of environmental laws and regulatory requirements, the availability and application of technology, the identification of presently unknown remediation sites, estimated costs for future environmental compliance and remediation are necessarily imprecise, and it is not possible to predict the amount or timing of future costs of environmental remediation requirements which may subsequently be determined. Based upon information presently available, such future costs are not expected to

                                RBX CORPORATION

11.  CONTINGENT LIABILITIES -- (CONTINUED)
have a material adverse effect on the Company's competitive or financial position or its ongoing results of operations. However, such costs could be material to results of operations in a future period.

12.  COMMITMENTS

     The Company is obligated under lease agreements, principally relating to the rental of warehouse facilities and transportation equipment. Future minimum rental payments required under operating leases for the years ended December 31, are as follows:

1998........................................................   $2,696
1999........................................................    2,193
2000........................................................    1,735
2001........................................................    1,222
2002........................................................      702
Thereafter..................................................    2,808

     Rental expense for all operating leases was approximately $2,098 and $549 for the nine and one-half months ended October 16, 1995, and the two and one-half months ended December 31, 1995, respectively, and $2,826 and $3,187 for the years ended December 31, 1996 and 1997.

13.  UNUSUAL ITEM

     The Predecessor agreed to settle for $620 a claim by a prior owner over responsibility for insurance claims for incidents occurring prior to the date of the purchase of the Predecessor in 1990.

14.  RELATED-PARTY TRANSACTIONS

     The Company receives substantial ongoing financial and management services from American Industrial Partners (AIP), an affiliate of the majority owners of the Company's stockholder. Management and consulting fees to AIP were $180 for the two and one-half month period ended December 31, 1995 and $850 each year for 1996 and 1997, plus reimbursement for out-of-pocket expenses. In 1995, the Company paid a fee of $2,000 to AIP and reimbursed out-of-pocket expenses for investment banking services provided by AIP in connection with the Acquisition. Additionally, in 1996, the Company paid a fee of $400 to AIP and reimbursed out-of-pocket expenses for investment banking services provided by AIP in connection with the Ensolite Acquisition.

     The Company paid a member of the Board of Directors a fee of $150 each year in 1996 and 1997.

     The majority owner of the Predecessor provided management consulting services to the Predecessor for management fees of $418 for the nine and one-half months ended October 16, 1995, plus reimbursement for out-of-pocket expenses.

15.  FOURTH-QUARTER ADJUSTMENTS

     1997 Fourth-Quarter Adjustments -- During the fourth quarter of 1997, the Company recorded a valuation allowance of $18.8 million against its deferred tax assets (See Note 8).

     1996 Fourth-Quarter Adjustments -- In connection with the decline in profitability experienced at Rubatex's Bedford Virginia plant, management reassessed the carrying value of the long-lived assets related to the Bedford operations and determined that there was an impairment; accordingly, a loss on impairment of $26,498 was recorded in the fourth quarter of 1996 based on the excess of the carrying value of the Bedford long-lived assets over its discounted expected future cash flows.

                                RBX CORPORATION

15.  FOURTH-QUARTER ADJUSTMENTS -- (CONTINUED)
     The loss on impairment of long-lived assets is comprised of the following:

Goodwill....................................................  $18,760
Customer lists..............................................    6,898
Workforce...................................................      774
Property, plant and equipment...............................       66
                                                              -------
                                                              $26,498
                                                              =======

     The Company also recorded additional fourth-quarter charges of $8.7 million. Such charges included $4.9 million related to obsolescence, book-to-physical and other inventory adjustments, $2.5 million for liabilities incurred in connection with severance and other personnel related costs, and $1.3 million in the aggregate for certain other items.

16.  SUPPLEMENTAL CASH FLOW INFORMATION

     Payments for interest and income taxes are as follows:

                                        PREDECESSOR                       COMPANY
                                       -------------   ---------------------------------------------
                                       9 1/2 MONTHS    2 1/2 MONTHS        YEAR            YEAR
                                           ENDED           ENDED           ENDED           ENDED
                                       OCT. 16, 1995   DEC. 31, 1995   DEC. 31, 1996   DEC. 31, 1997
                                       -------------   -------------   -------------   -------------
Interest.............................     $6,686           $192           $18,138         $19,850
Income taxes.........................      3,189            149               875             194

     In connection with the issuance of the Senior Secured Notes, the Company received proceeds of $97,250, which were net of underwriting discounts of $2,750.

     The Company acquired assets, assumed liabilities and made cash payments in connection with the Acquisition and the Ensolite Acquisition as follows:

                                                              ACQUISITION OF    ENSOLITE
                                                               THE COMPANY     ACQUISITION
                                                              --------------   -----------
Fair value of assets acquired...............................     $279,215       $ 29,359
Liabilities assumed.........................................      (76,305)          (894)
Noncash capital contribution................................       (3,895)        (5,000)
                                                                 --------       --------
     Cash payments..........................................     $199,015       $ 23,465
                                                                 ========       ========

17.  ACCOUNTS RECEIVABLE

     Activity in the accounts receivable allowance for doubtful accounts for the years ended December 31, 1995, 1996 and 1997 was as follows:

                                             BALANCE AT    CHARGED TO                   BALANCE
                                            BEGINNING OF   COSTS AND                    AT END
                                                YEAR        EXPENSES    DEDUCTIONS(A)   OF YEAR
                                            ------------   ----------   -------------   -------
December 31, 1997.........................     $1,337         $645         $  477       $1,505
December 31, 1996.........................      1,678          531            872        1,337
December 31, 1995(b)......................      2,436          417          1,175        1,678

     --------------------
     (a) Accounts charged off, net of recoveries of accounts previously charged off.

     (b) 1995 amounts have been combined for the Company and the Predecessor.

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Summary................................     4
Risk Factors...........................    15
Use of Proceeds........................    20
Capitalization.........................    21
Selected Historical Financial Data.....    22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................    24
Business...............................    29
Management.............................    38
Security Ownership.....................    42
Certain Relationships and
  Transactions.........................    44
Description of New Notes...............    45
Description of New Credit Agreement....    78
Description of Senior Subordinated
  Notes................................    79
The Exchange Offer.....................    80
Certain Federal Income Tax
  Consequences.........................    88
Plan of Distribution...................    89
Legal Matters..........................    89
Experts................................    89
Index to Financial Statements..........   F-1

======================================================
======================================================

                                 $[100,000,000]

                                      LOGO              (R)

                                RBX CORPORATION

                   12% SERIES B SENIOR SECURED NOTES DUE 2003

                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                               , 1998

======================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware, inter alia, ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's Certificate of Incorporation and By-laws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it currently exists or may hereafter be amended.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Company maintains and has in effect insurance policies covering all of the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS.

          3.1     Certificate of Incorporation of RBX Corporation.
          3.2     By-laws of RBX Corporation.*
          3.3     Certificate of Incorporation of Rubatex Corporation
          3.4     By-Laws of Rubatex Corporation*
          3.5     Certificate of Incorporation of Groendyk Manufacturing
                  Company, Inc.
          3.6     By-Laws of Groendyk Manufacturing Company, Inc.*
          3.7     Certificate of Incorporation of Hoover-Hanes Custom Rubber
                  Mixing Corp.
          3.8     By-Laws of Hoover-Hanes Custom Rubber Mixing Corp.*
          3.9     Certificate of Incorporation of Midwest Rubber Custom Mixing
                  Corp.
          3.10    By-Laws of Midwest Rubber Custom Mixing Corp.*

          3.11    Certificate of Incorporation of OleTex, Inc.
          3.12    By-Laws of OleTex, Inc.*
          3.13    Certificate of Incorporation of Universal Polymer & Rubber
                  Inc.
          3.14    By-Laws of Universal Polymer and Rubber Inc.*
          3.15    Certificate of Incorporation of Universal Rubber Company
          3.16    By-Laws of Universal Rubber Company*
          3.17    Certificate of Incorporation of Waltex Corporation
          3.18    By-Laws of Waltex Corporation*
          4.1     Indenture, dated as of October 16, 1995, among RBX
                  Corporation, each Subsidiary Guarantor and United States
                  Trust Company of New York, as Trustee.*
          4.2     Forms of Series A and Series B 11 1/4% Senior Subordinated
                  Notes including the Form of Subsidiary Guarantees.*
          4.3     Purchase Agreement, dated as of October 6, 1995, among RBX
                  Corporation, each Subsidiary Guarantor (effective as of
                  October 16, 1995), Donaldson, Lufkin & Jenrette Securities
                  Corporation and Chemical Securities Inc.*
          4.4 Registration Rights Agreement, dated as of October 16, 1995, by and among RBX Corporation, each Subsidiary Guarantor, Donaldson, Lufkin & Jenrette Securities Corporation and
                  Chemical Securities Inc.*
          4.5     Stockholders Agreement, dated as of October 16, 1995, among
                  RBX Group, Inc., American Industrial Partners Capital Fund
                  II, L.P. and certain other signatories thereto.*
          4.6 Securities Purchase Agreement, dated as of June 10, 1996, among RBX Group, Inc. and American Industrial Partners
                  Capital Fund, L.P.**
          4.7     Stockholders Agreement, dated as of June 10, 1996, among RBX
                  Group, Inc. and American Industrial Partners Capital Fund,
                  L.P.**
          4.8     Indenture, dated as of December 11, 1997, among RBX
                  Corporation, each Subsidiary Guarantor and State Street Bank and Trust Company, as trustee (the "Trustee").***
          4.9     Forms of 12% Series A and Series B Senior Secured Notes
                  including the Form of Subsidiary Guarantees.***
          4.10    Purchase Agreement, dated as of December 5, 1997, among RBX
                  Corporation, each Subsidiary Guarantor, Donaldson, Lufkin &
                  Jenrette Securities Corporation and Chase Securities Inc.***
          4.11    Registration Rights Agreement, dated as of December 11,
                  1997, by and among RBX Corporation, each Subsidiary
                  Guarantor, Donaldson, Lufkin & Jenrette Securities
                  Corporation and Chase Securities Inc.***
          4.12 Company Security Agreement, dated as of December 11, 1997, made by RBX Corporation in favor of the Trustee.***
          4.13    Company Pledge Agreement, dated as of December 11, 1997,
                  made by RBX Corporation in favor of the Trustee.***
          4.14    Company Copyright Security Agreement, dated as of December
                  11, 1997, made by RBX Corporation in favor of the
                  Trustee.***
          4.15    Company Patent Security Agreement, dated as of December 11,
                  1997, made by RBX Corporation in favor of the Trustee.***
          4.16    Company Trademark Security Agreement, dated as of December
                  11, 1997, made by RBX Corporation in favor of the Trustee.***
          4.17    Subsidiaries' Security Agreement, dated as of December 11,
                  1997, made by each of the Subsidiary Guarantors in favor of the Trustee.***
          4.18    Subsidiaries' Pledge Agreement, dated as of December 11,
                  1997, made by each of the Subsidiary Guarantors in favor of the Trustee.***
          4.19    Subsidiaries' Copyright Security Agreement, dated as of
                  December 11, 1997, made by each of the Subsidiary Guarantors in favor of the Trustee.***
          4.20    Subsidiaries' Patent Security Agreement, dated as of
                  December 11, 1997, made by each of the Subsidiary Guarantors in favor of the Trustee.***

          4.21    Subsidiaries' Trademark Security Agreement, dated as of
                  December 11, 1997, made by each of the Subsidiary Guarantors in favor of the Trustee.***
          5.1     Opinion of Kirkland & Ellis.
         10.1     Credit Agreement, dated as of December 11, 1997, among RBX
                  Corporation, the several banks and other financial institutions from time to time parties thereto (the
                  "Lenders") and The Chase Manhattan Bank, as agent (the
                  "Agent").***
         10.2 Senior Security Agreement, dated as of December 11, 1997, made by RBX Corporation and each of the Subsidiary
                  Guarantors in favor of the Agent.***
         10.3 Guarantee Agreement, dated as of December 11, 1997, made by each of the Subsidiary Guarantors in favor of the Agent.***
         10.4 Intercreditor Agreement, dated as of December 11, 1997, by and among RBX Corporation, each of the Subsidiary
                  Guarantors, the Agent and the Trustee.***
         10.5 Agreement and Plan of Merger, dated as of August 2, 1995, by and among RBX Investors, Inc., RBX Group, Inc., RBX-AIP
                  Acquisition, Inc. and AEA Investors, Inc.*
         10.6 Amendment to Agreement and Plan of Merger, dated as of September 25, 1995, by and among RBX Investors, Inc., RBX
                  Group, Inc., RBX-AIP Acquisition, Inc. and AEA Investors,
                  Inc.*
         10.7 Management Services Agreement, dated as of October 16, 1996, by and among RBX Group, Inc., RBX Corporation, each of the Subsidiary Guarantors, and American Industrial Partners.*
         10.8     Management Stock Option Plan Adopted by the Board of
                  Directors of RBX Group, Inc. as of October 16, 1995.*
         10.9     Employment Agreement between RBX Corporation and John C.
                  Cantlin.***
         10.10    Employment Agreement between RBX Corporation and Timothy J.
                  Bernlohr.***
         10.11    Employment Agreement between RBX Corporation and Mark T.
                  Dobbins.***
         10.12    Employment Agreement between RBX Corporation and Alfred H.
                  Turner.***
         10.13 Executive Employees Supplemental Retirement Plan as Amended and Restated December 15, 1993.*
         10.14    Pension Plan effective as of January 1, 1991.*
         12.1     Computation of earnings to fixed charges.
         21.1     Subsidiaries of RBX Corporation.
         23.1     Consent of Deloitte & Touche LLP.
         23.2     Consent of Kirkland & Ellis (included in Exhibit 5.1).
         24.1     Power of Attorney (included in signature page).
         25.1     Statement of Eligibility of Trustee on Form T-1.
         27.1     Financial Data Schedule.***
         99.1     Form of Letter of Transmittal.
         99.2     Form of Notice of Guaranteed Delivery.
         99.3     Form of Tender Instructions.

---------------

  * Incorporated by reference to Registration Statement on Form S-4, File No. 333-1992, filed on March 5, 1996 and amended on April 15, 1996 and on April 24, 1996.

 ** Incorporated by reference to RBX Corporation's Quarterly Report on Form 10-Q for the period ended June 30, 1996, filed on August 14, 1996 and amended on August 20, 1996.

*** Incorporated by reference to RBX Corporation's Annual Report on Form 10-K for the period ended January 31, 1997, filed on March 31, 1998.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of the chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (6) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on April 9, 1998.

                                          RBX CORPORATION

                                          By: /s/ JOHN C. CANTLIN

                                            ------------------------------------
                                          Name: John C. Cantlin
                                          Title: Chief Financial Officer and
                                                 Treasurer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Cantlin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of RBX Corporation), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                   CAPACITY                       DATE
                  ---------                                   --------                       ----

             /S/ FRANK H. ROLAND               President, Chief Executive Officer and   April 9, 1998
---------------------------------------------  Director (principal executive officer)
               Frank H. Roland

             /S/ JOHN C. CANTLIN               Chief Financial Officer and Treasurer    April 9, 1998
---------------------------------------------  (principal financial and accounting
               John C. Cantlin                 officer)

             /S/ TOM H. BARRETT                Chairman of the Board and Director       April 9, 1988
---------------------------------------------
               Tom H. Barrett

           /S/ W. RICHARD BINGHAM              Director                                 April 9, 1998
---------------------------------------------
             W. Richard Bingham

           /S/ THEODORE C. ROGERS              Director                                 April 9, 1998
---------------------------------------------
             Theodore C. Rogers

          /S/ LAWRENCE W. WARD, JR.            Director                                 April 9, 1998
---------------------------------------------
            Lawrence W. Ward, Jr.

             /S/ ROBERT J. KLEIN               Director                                 April 9, 1998
---------------------------------------------
               Robert J. Klein

           /S/ STEVEN W. SCHAEFER              Director                                 April 9, 1998
---------------------------------------------
             Steven W. Schaefer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on April 9, 1998.

                                          RUBATEX CORPORATION

                                          By: /s/ JOHN C. CANTLIN

                                            ------------------------------------
                                          Name: John C. Cantlin
                                          Title: Chief Financial Officer and
                                                 Treasurer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Cantlin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Rubatex Corporation), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                   CAPACITY                       DATE
                  ---------                                   --------                       ----

             /S/ FRANK H. ROLAND               President, Chief Executive Officer and   April 9, 1998
---------------------------------------------  Director (principal executive officer)
               Frank H. Roland

             /S/ JOHN C. CANTLIN               Chief Financial Officer and Treasurer    April 9, 1998
---------------------------------------------  (principal financial and accounting
               John C. Cantlin                 officer)

             /S/ TOM H. BARRETT                Chairman of the Board and Director       April 9, 1988
---------------------------------------------
               Tom H. Barrett

           /S/ W. RICHARD BINGHAM              Director                                 April 9, 1998
---------------------------------------------
             W. Richard Bingham

           /S/ THEODORE C. ROGERS              Director                                 April 9, 1998
---------------------------------------------
             Theodore C. Rogers

          /S/ LAWRENCE W. WARD, JR.            Director                                 April 9, 1998
---------------------------------------------
            Lawrence W. Ward, Jr.

             /S/ ROBERT J. KLEIN               Director                                 April 9, 1998
---------------------------------------------
               Robert J. Klein

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on April 9, 1998.

                                          GROENDYK MANUFACTURING COMPANY INC.

                                          By: /s/ JOHN C. CANTLIN

                                            ------------------------------------

                                          Name: John C. Cantlin
                                          Title: Chief Financial Officer and
                                                 Treasurer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Cantlin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Groendyk Manufacturing Company Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                   CAPACITY                       DATE
                  ---------                                   --------                       ----

             /S/ FRANK H. ROLAND               President, Chief Executive Officer and   April 9, 1998
---------------------------------------------  Director (principal executive officer)
               Frank H. Roland

             /S/ JOHN C. CANTLIN               Chief Financial Officer and Treasurer    April 9, 1998
---------------------------------------------  (principal financial and accounting
               John C. Cantlin                 officer)

             /S/ TOM H. BARRETT                Chairman of the Board and Director       April 9, 1988
---------------------------------------------
               Tom H. Barrett

           /S/ W. RICHARD BINGHAM              Director                                 April 9, 1998
---------------------------------------------
             W. Richard Bingham

           /S/ THEODORE C. ROGERS              Director                                 April 9, 1998
---------------------------------------------
             Theodore C. Rogers

          /S/ LAWRENCE W. WARD, JR.            Director                                 April 9, 1998
---------------------------------------------
            Lawrence W. Ward, Jr.

             /S/ ROBERT J. KLEIN               Director                                 April 9, 1998
---------------------------------------------
               Robert J. Klein

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on April 9, 1998.

                                          HOOVER-HANES RUBBER CUSTOM MIXING
                                          CORP.

                                          By: /s/ JOHN C. CANTLIN

                                            ------------------------------------
                                          Name: John C. Cantlin
                                          Title: Chief Financial Officer and
                                                 Treasurer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Cantlin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Hoover-Hanes Rubber Custom Mixing Corp.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                   CAPACITY                       DATE
                  ---------                                   --------                       ----

             /S/ FRANK H. ROLAND               President, Chief Executive Officer and   April 9, 1998
---------------------------------------------  Director (principal executive officer)
               Frank H. Roland

             /S/ JOHN C. CANTLIN               Chief Financial Officer and Treasurer    April 9, 1998
---------------------------------------------  (principal financial and accounting
               John C. Cantlin                 officer)

             /S/ TOM H. BARRETT                Chairman of the Board and Director       April 9, 1988
---------------------------------------------
               Tom H. Barrett

           /S/ W. RICHARD BINGHAM              Director                                 April 9, 1998
---------------------------------------------
             W. Richard Bingham

           /S/ THEODORE C. ROGERS              Director                                 April 9, 1998
---------------------------------------------
             Theodore C. Rogers

          /S/ LAWRENCE W. WARD, JR.            Director                                 April 9, 1998
---------------------------------------------
            Lawrence W. Ward, Jr.

             /S/ ROBERT J. KLEIN               Director                                 April 9, 1998
---------------------------------------------
               Robert J. Klein

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on April 9, 1998.

                                          MIDWEST RUBBER CUSTOM MIXING CORP.

                                          By: /s/ JOHN C. CANTLIN

                                            ------------------------------------
                                          Name: John C. Cantlin
                                          Title: Chief Financial Officer and
                                                 Treasurer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Cantlin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Midwest Rubber Custom Mixing Corp.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                   CAPACITY                       DATE
                  ---------                                   --------                       ----

             /S/ FRANK H. ROLAND               President, Chief Executive Officer and   April 9, 1998
---------------------------------------------  Director (principal executive officer)
               Frank H. Roland

             /S/ JOHN C. CANTLIN               Chief Financial Officer and Treasurer    April 9, 1998
---------------------------------------------  (principal financial and accounting
               John C. Cantlin                 officer)

             /S/ TOM H. BARRETT                Chairman of the Board and Director       April 9, 1988
---------------------------------------------
               Tom H. Barrett

           /S/ W. RICHARD BINGHAM              Director                                 April 9, 1998
---------------------------------------------
             W. Richard Bingham

           /S/ THEODORE C. ROGERS              Director                                 April 9, 1998
---------------------------------------------
             Theodore C. Rogers

          /S/ LAWRENCE W. WARD, JR.            Director                                 April 9, 1998
---------------------------------------------
            Lawrence W. Ward, Jr.

             /S/ ROBERT J. KLEIN               Director                                 April 9, 1998
---------------------------------------------
               Robert J. Klein

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on April 9, 1998.

                                          OLETEX INC.

                                          By: /s/ JOHN C. CANTLIN

                                            ------------------------------------
                                          Name: John C. Cantlin
                                          Title: Chief Financial Officer and
                                                 Treasurer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Cantlin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of OleTex Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                   CAPACITY                       DATE
                  ---------                                   --------                       ----

             /S/ FRANK H. ROLAND               President, Chief Executive Officer and   April 9, 1998
---------------------------------------------  Director (principal executive officer)
               Frank H. Roland

             /S/ JOHN C. CANTLIN               Chief Financial Officer and Treasurer    April 9, 1998
---------------------------------------------  (principal financial and accounting
               John C. Cantlin                 officer)

             /S/ TOM H. BARRETT                Chairman of the Board and Director       April 9, 1988
---------------------------------------------
               Tom H. Barrett

           /S/ W. RICHARD BINGHAM              Director                                 April 9, 1998
---------------------------------------------
             W. Richard Bingham

           /S/ THEODORE C. ROGERS              Director                                 April 9, 1998
---------------------------------------------
             Theodore C. Rogers

          /S/ LAWRENCE W. WARD, JR.            Director                                 April 9, 1998
---------------------------------------------
            Lawrence W. Ward, Jr.

             /S/ ROBERT J. KLEIN               Director                                 April 9, 1998
---------------------------------------------
               Robert J. Klein

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on April 9, 1998.

                                          UNIVERSAL POLYMER & RUBBER INC.

                                          By: /s/ JOHN C. CANTLIN

                                            ------------------------------------
                                          Name: John C. Cantlin
                                          Title: Chief Financial Officer and
                                                 Treasurer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Cantlin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Universal Polymer & Rubber Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                   CAPACITY                       DATE
                  ---------                                   --------                       ----

             /S/ FRANK H. ROLAND               President, Chief Executive Officer and   April 9, 1998
---------------------------------------------  Director (principal executive officer)
               Frank H. Roland

             /S/ JOHN C. CANTLIN               Chief Financial Officer and Treasurer    April 9, 1998
---------------------------------------------  (principal financial and accounting
               John C. Cantlin                 officer)

             /S/ TOM H. BARRETT                Chairman of the Board and Director       April 9, 1988
---------------------------------------------
               Tom H. Barrett

           /S/ W. RICHARD BINGHAM              Director                                 April 9, 1998
---------------------------------------------
             W. Richard Bingham

           /S/ THEODORE C. ROGERS              Director                                 April 9, 1998
---------------------------------------------
             Theodore C. Rogers

          /S/ LAWRENCE W. WARD, JR.            Director                                 April 9, 1998
---------------------------------------------
            Lawrence W. Ward, Jr.

             /S/ ROBERT J. KLEIN               Director                                 April 9, 1998
---------------------------------------------
               Robert J. Klein

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on April 9, 1998.

                                          UNIVERSAL RUBBER COMPANY

                                          By: /s/ JOHN C. CANTLIN

                                            ------------------------------------
                                          Name: John C. Cantlin
                                          Title: Chief Financial Officer and
                                                 Treasurer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Cantlin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Universal Rubber Company), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                   CAPACITY                       DATE
                  ---------                                   --------                       ----

             /S/ FRANK H. ROLAND               President, Chief Executive Officer and   April 9, 1998
---------------------------------------------  Director (principal executive officer)
               Frank H. Roland

             /S/ JOHN C. CANTLIN               Chief Financial Officer and Treasurer    April 9, 1998
---------------------------------------------  (principal financial and accounting
               John C. Cantlin                 officer)

             /S/ TOM H. BARRETT                Chairman of the Board and Director       April 9, 1988
---------------------------------------------
               Tom H. Barrett

           /S/ W. RICHARD BINGHAM              Director                                 April 9, 1998
---------------------------------------------
             W. Richard Bingham

           /S/ THEODORE C. ROGERS              Director                                 April 9, 1998
---------------------------------------------
             Theodore C. Rogers

          /S/ LAWRENCE W. WARD, JR.            Director                                 April 9, 1998
---------------------------------------------
            Lawrence W. Ward, Jr.

             /S/ ROBERT J. KLEIN               Director                                 April 9, 1998
---------------------------------------------
               Robert J. Klein

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on April 9, 1998.

                                          WALTEX CORPORATION

                                          By: /s/ JOHN C. CANTLIN

                                            ------------------------------------
                                          Name: John C. Cantlin
                                          Title: Chief Financial Officer and
                                                 Treasurer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Cantlin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Waltex Corporation), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                   CAPACITY                       DATE
                  ---------                                   --------                       ----

             /S/ FRANK H. ROLAND               President, Chief Executive Officer and   April 9, 1998
---------------------------------------------  Director (principal executive officer)
               Frank H. Roland

             /S/ JOHN C. CANTLIN               Chief Financial Officer and Treasurer    April 9, 1998
---------------------------------------------  (principal financial and accounting
               John C. Cantlin                 officer)

             /S/ TOM H. BARRETT                Chairman of the Board and Director       April 9, 1988
---------------------------------------------
               Tom H. Barrett

           /S/ W. RICHARD BINGHAM              Director                                 April 9, 1998
---------------------------------------------
             W. Richard Bingham

           /S/ THEODORE C. ROGERS              Director                                 April 9, 1998
---------------------------------------------
             Theodore C. Rogers

          /S/ LAWRENCE W. WARD, JR.            Director                                 April 9, 1998
---------------------------------------------
            Lawrence W. Ward, Jr.

             /S/ ROBERT J. KLEIN               Director                                 April 9, 1998
---------------------------------------------
               Robert J. Klein

                               INDEX TO EXHIBITS

        EXHIBIT
        NUMBER                      DESCRIPTION OF EXHIBITS
        -------                     -----------------------
         3.1      Certificate of Incorporation of RBX Corporation.
         3.2      By-laws of RBX Corporation.*
         3.3      Certificate of Incorporation of Rubatex Corporation
         3.4      By-Laws of Rubatex Corporation*
         3.5      Certificate of Incorporation of Groendyk Manufacturing
                  Company, Inc.
         3.6      By-Laws of Groendyk Manufacturing Company, Inc.*
         3.7      Certificate of Incorporation of Hoover-Hanes Custom Rubber
                  Mixing Corp.
         3.8      By-Laws of Hoover-Hanes Custom Rubber Mixing Corp.*
         3.9      Certificate of Incorporation of Midwest Rubber Custom Mixing
                  Corp.
         3.10     By-Laws of Midwest Rubber Custom Mixing Corp.*
         3.11     Certificate of Incorporation of OleTex, Inc.
         3.12     By-Laws of OleTex, Inc.*
         3.13     Certificate of Incorporation of Universal Polymer & Rubber
                  Inc.
         3.14     By-Laws of Universal Polymer and Rubber Inc.*
         3.15     Certificate of Incorporation of Universal Rubber Company
         3.16     By-Laws of Universal Rubber Company*
         3.17     Certificate of Incorporation of Waltex Corporation
         3.18     By-Laws of Waltex Corporation*
         4.1      Indenture, dated as of October 16, 1995, among RBX
                  Corporation, each Subsidiary Guarantor and United States
                  Trust Company of New York, as Trustee.*
         4.2      Forms of Series A and Series B 11 1/4% Senior Subordinated
                  Notes including the Form of Subsidiary Guarantees.*
         4.3      Purchase Agreement, dated as of October 6, 1995, among RBX
                  Corporation, each Subsidiary Guarantor (effective as of
                  October 16, 1995), Donaldson, Lufkin & Jenrette Securities
                  Corporation and Chemical Securities Inc.*
         4.4      Registration Rights Agreement, dated as of October 16, 1995, by and among RBX Corporation, each Subsidiary Guarantor,
                  Donaldson, Lufkin & Jenrette Securities Corporation and
                  Chemical Securities Inc.*
         4.5      Stockholders Agreement, dated as of October 16, 1995, among
                  RBX Group, Inc., American Industrial Partners Capital Fund
                  II, L.P. and certain other signatories thereto.*
         4.6      Securities Purchase Agreement, dated as of June 10, 1996,
                  among RBX Group, Inc. and American Industrial Partners
                  Capital Fund, L.P.**
         4.7      Stockholders Agreement, dated as of June 10, 1996, among RBX
                  Group, Inc. and American Industrial Partners Capital Fund,
                  L.P.**
         4.8      Indenture, dated as of December 11, 1997, among RBX
                  Corporation, each Subsidiary Guarantor and State Street Bank and Trust Company, as trustee (the "Trustee").***
         4.9      Forms of 12% Series A and Series B Senior Secured Notes
                  including the Form of Subsidiary Guarantees.***
         4.10     Purchase Agreement, dated as of December 5, 1997, among RBX
                  Corporation, each Subsidiary Guarantor, Donaldson, Lufkin &
                  Jenrette Securities Corporation and Chase Securities Inc.***
         4.11     Registration Rights Agreement, dated as of December 11,
                  1997, by and among RBX Corporation, each Subsidiary
                  Guarantor, Donaldson, Lufkin & Jenrette Securities
                  Corporation and Chase Securities Inc.***
         4.12     Company Security Agreement, dated as of December 11, 1997, made by RBX Corporation in favor of the Trustee.***

        EXHIBIT
        NUMBER                      DESCRIPTION OF EXHIBITS
        -------                     -----------------------
         4.13     Company Pledge Agreement, dated as of December 11, 1997,
                  made by RBX Corporation in favor of the Trustee.***
         4.14     Company Copyright Security Agreement, dated as of December
                  11, 1997, made by RBX Corporation in favor of the
                  Trustee.***
         4.15     Company Patent Security Agreement, dated as of December 11,
                  1997, made by RBX Corporation in favor of the Trustee.***
         4.16     Company Trademark Security Agreement, dated as of December
                  11, 1997, made by RBX Corporation in favor of the
                  Trustee.***
         4.17     Subsidiaries' Security Agreement, dated as of December 11,
                  1997, made by each of the Subsidiary Guarantors in favor of the Trustee.***
         4.18     Subsidiaries' Pledge Agreement, dated as of December 11,
                  1997, made by each of the Subsidiary Guarantors in favor of the Trustee.***
         4.19     Subsidiaries' Copyright Security Agreement, dated as of
                  December 11, 1997, made by each of the Subsidiary Guarantors in favor of the Trustee.***
         4.20     Subsidiaries' Patent Security Agreement, dated as of
                  December 11, 1997, made by each of the Subsidiary Guarantors in favor of the Trustee.***
         4.21     Subsidiaries' Trademark Security Agreement, dated as of
                  December 11, 1997, made by each of the Subsidiary Guarantors in favor of the Trustee.***
         5.1      Opinion of Kirkland & Ellis.
        10.1      Credit Agreement, dated as of December 11, 1997, among RBX
                  Corporation, the several banks and other financial
                  institutions from time to time parties thereto (the
                  "Lenders") and The Chase Manhattan Bank, as agent (the
                  "Agent").***
        10.2      Senior Security Agreement, dated as of December 11, 1997,
                  made by RBX Corporation and each of the Subsidiary
                  Guarantors in favor of the Agent.***
        10.3      Guarantee Agreement, dated as of December 11, 1997, made by each of the Subsidiary Guarantors in favor of the Agent.***
        10.4      Intercreditor Agreement, dated as of December 11, 1997, by and among RBX Corporation, each of the Subsidiary
                  Guarantors, the Agent and the Trustee.***
        10.5      Agreement and Plan of Merger, dated as of August 2, 1995, by and among RBX Investors, Inc., RBX Group, Inc., RBX-AIP
                  Acquisition, Inc. and AEA Investors, Inc.*
        10.6      Amendment to Agreement and Plan of Merger, dated as of
                  September 25, 1995, by and among RBX Investors, Inc., RBX
                  Group, Inc., RBX-AIP Acquisition, Inc. and AEA Investors,
                  Inc.*
        10.7      Management Services Agreement, dated as of October 16, 1996, by and among RBX Group, Inc., RBX Corporation, each of the
                  Subsidiary Guarantors, and American Industrial Partners.*
        10.8      Management Stock Option Plan Adopted by the Board of
                  Directors of RBX Group, Inc. as of October 16, 1995.*
        10.9      Employment Agreement between RBX Corporation and John C.
                  Cantlin.***
        10.10     Employment Agreement between RBX Corporation and Timothy J.
                  Bernlohr.***
        10.11     Employment Agreement between RBX Corporation and Mark T.
                  Dobbins.***
        10.12     Employment Agreement between RBX Corporation and Alfred H.
                  Turner.***
        10.13     Executive Employees Supplemental Retirement Plan as Amended
                  and Restated December 15, 1993.*
        10.14     Pension Plan effective as of January 1, 1991.*
        12.1      Computation of earnings to fixed charges.
        21.1      Subsidiaries of RBX Corporation.
        23.1      Consent of Deloitte & Touche LLP.
        23.2      Consent of Kirkland & Ellis (included in Exhibit 5.1).

        EXHIBIT
        NUMBER                      DESCRIPTION OF EXHIBITS
        -------                     -----------------------
        24.1      Power of Attorney (included in signature page).
        25.1      Statement of Eligibility of Trustee on Form T-1.
        27.1      Financial Data Schedule.***
        99.1      Form of Letter of Transmittal.
        99.2      Form of Notice of Guaranteed Delivery.
        99.3      Form of Tender Instructions.

---------------

  * Incorporated by reference to Registration Statement on Form S-4, File No. 333-1992, filed on March 5, 1996 and amended on April 15, 1996 and on April 24, 1996.

 ** Incorporated by reference to RBX Corporation's Quarterly Report on Form 10-Q for the period ended June 30, 1996, filed on August 14, 1996 and amended on August 20, 1996.

*** Incorporated by reference to RBX Corporation's Annual Report on Form 10-K for the period ended January 31, 1997, filed on March 31, 1998.